UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBERTY STAR URANIUM & METALS CORP.
(Name of small business issuer in its charter)

Nevada	1000	90-0175540
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
ncorporation or organization	Classification Code Number)	Identification No.)

3024 E Fort Lowell Road, Tucson, Arizona, USA, 85716
Telephone: (520) 731-8786
(Address and telephone number of principal executive offices)

James Briscoe, Chief Executive Officer and President
3024 E Fort Lowell Road, Tucson, Arizona, USA, 85716
Telephone: (520) 731-8786
(Name, address and telephone number of agent for service)

Copy of communications to:
Clark Wilson LLP
attn: Bernard Pinsky
800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1
Telephone: (604) 687-5700

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock to be offered for resale by selling shareholders upon exercise of Unsecured Convertible Promissory Note	8,123,077(2)	$0.44	$3,574,153.88	$109.73
Common Stock to be offered for resale by selling shareholders upon exercise of share purchase warrants	2,999,654(3)	$0.44	$1,319,847.76	$40.52
Total Registration Fee				$150.24

(1)

Pursuant to Rule 416 under the Securities Act, as amended, this registration statement also covers such indeterminate number of additional shares of common stock as may be issuable to our selling shareholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents 8,123,077 shares of our common stock that may be issued to the selling shareholders upon the conversion of Unsecured Convertible Promissory Notes that were issued by our company to the selling shareholders on May 11, 2007.

(3)	Represents 2,999,654 shares of our common stock that may be issued to the selling shareholders upon exercise of common share purchase warrants that were issued by our company on May 11, 2007.

(4)

Determined in accordance with Rule 457(c) of the Securities Act for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the National Association of Securities Dealers OTC Bulletin Board on June 20, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

LIBERTY STAR URANIUM & METALS CORP.
A Nevada Corporation

11,122,731 SHARES OF COMMON STOCK OF LIBERTY STAR URANIUM & METALS CORP.

This prospectus relates to the resale by the selling shareholders named in this prospectus of up to 11,122,731 shares of common stock of Liberty Star Uranium & Metals Corp in connection with the resale of:

  Up to 8,123,077 shares of our common stock that are issuable to the selling shareholders upon the conversion of Unsecured Convertible Promissory Notes that were issued by our company on May 11, 2007; and,

  Up to 2,999,654 shares of our common stock that are issuable to the selling shareholders upon the exercise of common share purchase warrants that were issued by our company on May 11, 2007.

The Unsecured Convertible Promissory Notes represent $4,400,000 of principal and will accrue 8% interest per year. The Unsecured Convertible Promissory Notes may be converted into shares of our common stock at the lessor of the fixed price of $0.65 per share or a variable price of 85% of the volume weighted average price (VWAP) as quoted by Bloomberg LP for the 10 trading dates prior to the repayment date, but not be less than $0.45 per share. The Unsecured Convertible Promissory Notes mature on May 11, 2009. The common share purchase warrants may be exercised at $0.75 per share until they expire on May 11, 2012.

The total dollar value of the 8,123,077 shares of our common stock underlying the Unsecured Convertible Promissory Notes that are being registered in this prospectus is $4,061,538.50. The total dollar value was determined using $0.50 per share which was the closing bid price for our common stock on May 11, 2007, the date of the sale of the Unsecured Convertible Promissory Notes.

The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We may, however, receive proceeds upon exercise of the share purchase warrants and these proceeds will be used for general working capital purposes. We will pay for expenses of this offering.

The selling shareholders may be deemed to be “underwriters,” as such term is defined in the Securities Act.

Our common stock is quoted on the OTC Bulletin Board under the symbol "LBSU". OnAugust 30, 2007 the closing bid price for one share of our common stock on the OTC Bulletin Board was $0.37.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____________, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms "we", "us", "our", and "Liberty Star" means Liberty Star Uranium & Metals Corp. and our subsidiary Big Chunk Corp. All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the consolidated financial statements and the notes to the consolidated financial statements.

Our Business

We were incorporated August 20, 2001 in the State of Nevada, under the name "Titanium Intelligence, Inc." Following our incorporation we were a development stage company focused primarily on developing an Internet textile trade centre website. In January, 2004 we chose to discontinue our textile trade centre website operations and become an exploration stage company engaged in the acquisition and exploration of mineral properties through the acquisition of Liberty Star Gold Corp., a Nevada Company, and its subsidiary, Big Chunk Corp., an Alaska corporation pursuant to the Agreement and Plan of Merger with Alaska Star Minerals LLC. On February 5, 2004, after the completion of the Agreement and Plan of Merger, we changed our name to Liberty Star Gold Corp. On April 16, 2007 we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current concentration on uranium exploration.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties in the State of Arizona and in the State of Alaska. Our principal executive offices are located at 3024 East Fort Lowell Road, Tucson, Arizona, U.S.A. 85716. Our telephone number is (520)731 -8786. We maintain a website at www.libertystaruranium.com. The information contained on our website does not form a part of this prospectus.

Number of Shares Being Offered

This prospectus relates to the resale by selling shareholders of Liberty Star Uranium & Metals Corp. of up to 11,122,731 shares of our common stock in connection with the resale of:

  Up to 8,123,077 shares of our common stock that are issuable to the selling shareholders upon the conversion of Unsecured Convertible Promissory Notes that were issued by us on May 11, 2007 and will mature on May 11, 2009. The principal amount of the Unsecured Convertible Promissory Notes, $4,400,000, and 8% annual accrued interest, is convertible at $0.65 per share of our common stock; and,

  Up to 2,999,654 shares of our common stock that are issuable to the selling shareholders upon the exercise of common share purchase warrants issued by us on May 11, 2007. The common share purchase warrants may be exercised at $0.75 per share until they expire on May 11, 2012.

Upon the effectiveness of the registration statement of which this prospectus forms a part, the selling shareholders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution”.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders. We may, however, receive up to $2,249,740.50 in proceeds upon exercise of the share purchase warrants. These proceeds will be used for general working capital purposes and to further explore our mineral properties. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our condensed consolidated financial statements for the quarters ended April 30, 2007 and 2006 and our audited consolidated financial statements for the years ended January 31, 2007 and January 31, 2006 including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis and Plan of Operations” beginning on page 25 of this prospectus.

	For the three months ended April 30, 2007 (unaudited)	For the three months ended April 30, 2006 (unaudited)	Cumulative from inception (August 20, 2001) to April 30, 2007 (unaudited)
Sales	Nil	Nil	Nil
Net loss for the period	($959,984)	($1,104,680)	($27,380,523)
Basic and diluted net loss per share	($0.02)	($0.03)	($0.91)

	As at April 30, 2007 (unaudited)	As at January 31, 2007 (Audited)
Working capital	$664,079	$603,885
Total assets	$1,373,845	$1,099,746
Total number of issued and outstanding shares of common stock	42,819,868	41,101,069
Total stockholders' equity	$1,072,042	$902,881

	For the fiscal year ended January 31, 2007 (audited)	For the fiscal year ended January 31, 2006 (audited)	Cumulative from inception (August 20, 2001) to January 31, 2007 (audited)
Sales	Nil	Nil	Nil
Net loss for the period	($3,267,948)	($4,627,965)	($26,420,539)
Basic and diluted net loss per share	($0.08)	($0.13)	($0.89)

	As at January 31, 2007 (audited)	As at January 31, 2006 (audited)
Working capital	$603,885	$808,491
Total assets	$1,099,746	$1,179,566
Total number of issued and outstanding shares of common stock	41,101,069	36,988,687
Total stockholders' equity	$902,881	$1,019,491

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

1.          Because of the speculative nature of the exploration of natural resource properties, there is substantial risk that our business will fail.

We have not found any mineral reserves on our claims and there can be no assurance that any of our present or future mineral claims will contain commercially exploitable quantities of any minerals. The probability of an individual prospect ever having reserves is extremely remote. In all probability, our properties do not contain any reserves. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis. Any funds we spend on exploration will probably be lost, which will result in the loss of all investment in our company.

Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure.

For any or all of these reasons, we may never discover a commercially viable mineral resource or we may fail to profitably exploit any commercially viable resource, our business may fail and investors may lose their investment in our company.

2.          If we cannot compete successfully for financing and for qualified managerial and technical employees, our exploration program will suffer.

Our competition in the mining industry includes large, established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program would likely be slowed down or suspended.

3.          Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, provincial, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, provincial, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

RISKS RELATED TO OUR COMPANY

4.          We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history and must be considered in the exploration stage. Our company's operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history such as ours. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

5.          If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash in the amount of $851,270 and working capital of $644,079 as of April 30, 2007. We obtained additional gross proceeds from private placements of $4,400,000 on May 11, 2007. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. We can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

6.          Because there is no assurance that we will generate revenues, we face a high risk of business failure.

We have not earned any revenues as of the date of this filing and have never been profitable. We do not have an interest in any revenue generating properties. We were incorporated on August 20, 2001 and took over our current business on February 3, 2004. To date we have been involved primarily in organizational activities and limited exploration activities. Prior to our being able to generate revenues, we will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception (August 20, 2001) to April 30, 2007 is $27,380,523. We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We cannot provide investors with any assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors will likely lose their investment.

7.          Our independent registered public accounting firm’s report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent registered public accounting firm, Semple, Marchal & Cooper, LLP, state in their audit report attached to our audited consolidated financial statements for the fiscal years that ended January 31, 2007 and 2006 that since we are an exploration stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

8.           Inability of our Chief Financial Officer and Secretary to devote sufficient time to the operation of the business may limit our Company's success.

Presently our Chief Financial Officer and Secretary each allocate only a portion of their time to the operation of our business. If the business requires more time for operations than anticipated or the business develops faster than anticipated, the Chief Financial Officer and/or Secretary may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to our existence, it may result in limited growth and success of our business.

RISKS RELATED TO OUR COMMON STOCK

9.          Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our constating documents authorize the issuance of up to 200,000,000 shares of common stock with a par value of $0.001. As of August 30, 2007 , there were 42,931,868 of our common shares issued and outstanding. We anticipate that all or at least some of our future funding will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Dilution will likely occur because of the Unsecured Convertible Promissory Notes and related common share purchase warrants that we issued on May 11, 2007. First, the entire amount of money owed under the Unsecured Convertible Promissory Notes for a total of $4,400,000 plus 8% interest per year, may be converted into shares of our common stock at $0.65 per share. The Unsecured Convertible Promissory Notes mature on May 11, 2009. Second, the 7,107,689 common share purchase warrants that we issued on May 11, 2007 may be exercised at $0.75 per share until they expire on May 11, 2012. Third, if the registration statement, of which this prospectus forms a part, is not declared effective by a certain date, we will likely have to pay investors additional shares as liquidated damages. Because additional common shares will be issued as a result of some of or all of these factors, there likely will be significant dilution of investment in our company. This would cause a reduction in the proportionate ownership and voting power of all other shareholders and may result in a change in our control.

10.          The sale of our stock under the unsecured convertible promissory note and the common share purchase warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other shareholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

11.          Trading in our common stocks on the OTC Bulletin Board is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Our common stock is currently listed for public trading on the OTC Bulletin Board. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

12.          Our By-laws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company, which could disrupt our operations and have a material adverse effect on our operations.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors. This could result in a disruption to the activities of our company, which could have a material adverse effect on our operations.

13.          We do not intend to pay dividends on any investment in the shares of stock of our company, so investors will only make a return on their investment if the price of our common shares increases, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may never receive a return on their investment in our company.

14.          Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds through private placement sales of further equity securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts" or "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 7 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling shareholders of Liberty Star of up to 11,122,731 shares of our common stock in connection with the resale of:

  Up to 8,123,077 shares of our common stock that are issuable to the selling shareholders upon the conversion of Unsecured Convertible Promissory Notes that were issued by us on May 11, 2007 in the principal amount of $4,400,000, with interest to accrue at a rate of 8% per year; and,

  Up to 2,999,654 shares of our common stock that are issuable to the selling shareholders upon the exercise of common share purchase warrants issued by us on May 11, 2007.

The Unsecured Convertible Promissory Notes and interest may be converted into shares of our common stock at $0.65 per share and they mature on May 11, 2009.

The common share purchase warrants may be exercised at $0.75 per share until they expire on May 11, 2012.

The selling shareholders may sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We may, however, receive up to $2,249,740.50 in proceeds from the exercise of the common share purchase warrants.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will, however, incur all costs associated with this registration statement and prospectus.

Assuming that all of the warrants for which the underlying shares of our common stock that are covered by this prospectus are exercised for cash, we will receive cash proceeds in the amount of approximately $2,249,740.50 from the exercise of the 2,999,654 warrants. We will use these proceeds for our general working capital purposes and to further explore our mineral properties.

The common share purchase warrants are exercisable for five years at an exercise price of $0.75

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

SELLING SHAREHOLDERS

The selling shareholders may offer and sell, from time to time, any or all of the common stock issued and those issuable to them upon exercise of the share purchase warrants. Because any one of the selling shareholders may offer all or only some portion of the shares of common stock registered for such holder, no exact estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholders upon termination of the offering.

There have been no relationships and arrangements that have existed in the past three years or are to be performed in the future, other than those directly related to the sale of the Unsecured Convertible Promissory Notes and disclosed in this prospectus, between the issuer (or any of its predecessors) and the selling shareholders, any affiliates of the selling shareholders, or any person with whom any selling shareholder has a contractual relationship regarding the transaction (or any predecessors of those persons). For more information on the rights and obligations of the parties in connection with the sale of the convertible notes, please see the section entitled “Description Of Unsecured Convertible Promissory Notes”, beginning on page 54 of this prospectus.

Name of Selling Security Holder and Position, Office or Material Relationship with Liberty Star	Common Shares owned by the Selling Shareholder before this Offering(2)	Number of Shares Issuable Upon Exercise of Share Purchase Warrants and Conversion of Unsecured Convertible Promissory Note plus Interest(12)(13)	Shares Offered Pursuant to this Offering(14)	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding if All Shares Offered are Sold
				# of Shares	% of Class(1)
Alpha Capital Anstalt(3)	0	2,200,000	1,643,131	0	0
Harborview Master Fund LP(4)	0	1,692,308	1,263,947	0	0
Platinum Partners Long Term Growth VI(5)	0	2,538,461	1,895,919	0	0
Chestnut Ridge Partners LP(6)	0	846,154	631,974	0	0
Bridgepointe Master Fund, Ltd.(7)	0	3,046,154	2,275,104	0	0
Brio Capital LP(8)	0	507,692	379,184	0	0
Double U Master Fund LP(9)	0	676,923	505,579	0	0
Iroquois Master Fund Ltd.(10)	0	846,153	631,973	0	0

Name of Selling Security Holder and Position, Office or Material Relationship with Liberty Star	Common Shares owned by the Selling Shareholder before this Offering(2)	Number of Shares Issuable Upon Exercise of Share Purchase Warrants and Conversion of Unsecured Convertible Promissory Note plus Interest(12)(13)	Shares Offered Pursuant to this Offering(14)	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding if All Shares Offered are Sold
				# of Shares	% of Class(1)
Enable Growth Partners LP(11)	0	2,157,692	1,611,532	0	0
Enable Opportunity Partners LP(11)	0	380,768	284,388	0	0
Total	0	14,892,305	11,122,731	0	0

(1)	Assumes all of the shares of common stock offered are sold. Based on 42,931,868 shares of common stock issued and outstanding on August 30, 2007.

(2)

Except as otherwise indicated, we believe that the beneficial owners of the Common Stock, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)	Konrad Ackerman exercises the sole right to vote or dispose of the shares to be offered by Alpha Capital Anstalt.

(4)	Richard Rosenblum and David Stefansky exercise the shared right to vote or dispose of the shares to be offered by Harborview Master Fund LP.

(5)	Mr. Mark Nordlicht exercises the sole right to vote or dispose of the shares to be offered by Platinum Long Term Growth VI.

(6)	Kenneth Pasternak exercises the sole right to vote or dispose of the shares to be offered by Chestnut Ridge Partners, LP.

(7)	Eric S. Swartz exercises the sole right to vote or dispose of the shares to be offered by Bridgepointe Master Fund, Ltd.

(8)	Shaye Hirsch exercises the sole right to vote or dispose of the shares to be offered by Brio Capital LP.

(9)	Isaac Winehouse exercises the sole right to vote or dispose of the shares to be offered by Double U Master Fund L.P.

(10)	Joshua Silverman exercises the sole right to vote or dispose of the shares to be offered by Iroquois Master Fund Ltd.

(11)	Mitch Levine exercises the sole right to vote or dispose of the shares to be offered by Enable Growth Partners LP and Enable Opportunity Partners LP.

(12)

Pursuant to the terms of the subscription agreement, a selling shareholder is not entitled, without prior written notice to us, to convert the Unsecured Convertible Promissory Notes or exercise the common share purchase warrants when it would cause him to hold more than 4.99% of our issued and outstanding shares of common stock. After 61 days’ prior written

(13)	Includes a 20% overallotment of the number of shares available upon conversion of the Unsecured Convertible Promissory Note.

(14)	The number of shares registered in this offering is subject to restrictions under Rule 415.

notice to us, a selling shareholder may increase his permitted beneficial ownership amount up to 9.99% of our issued and outstanding shares of common stock.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the National Association of Securities Dealers OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling shareholders by one or more of the following methods, without limitation:

(a)           block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)           purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)           an exchange distribution in accordance with the rules of the exchange;

(d)           ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)           privately negotiated transactions;

(f)           market sales (both long and short to the extent permitted under the federal securities laws);

(g)          at the market to or through market makers or into an existing market for the shares;

(h)          through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

(i)           a combination of any aforementioned methods of sale; and

(j)           any other method permitted pursuant to applicable law.

In the event of the transfer by any selling shareholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholders if such broker-dealer is unable to sell the shares on behalf of the selling shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any sales of shares may be effected through the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market price prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. From time to time, the selling shareholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling shareholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling shareholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling shareholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both. We have agreed to indemnify certain selling shareholders and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to which such selling shareholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is The Nevada Agency and Trust Company, Suite # 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501, telephone: 775.322.0626.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS. PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our current executive officers and directors. All of our directors serve until the next annual meeting of stockholders or until their successors are elected and qualify. The Board appoints officers and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Position Held with the Company	Age	Date First Elected or Appointed
James Briscoe	President, Chief Executive Officer, Chairman of the Board and Director	65	President, Chief Executive Officer, Chairman of the Board and Director since February 3, 2004
Jon Young	Chief Financial Officer and Director	62	Chief Financial Officer and Director since February 3, 2004
Gary Musil	Secretary and Director	55	Secretary and Director since October 23, 2003
John Guilbert	Director	75	Director since February 5, 2004

James Briscoe - Chief Executive Officer, President, Chairman of the Board and Director

Mr. Briscoe was appointed as our Chief Executive Officer, President, Chairman and a director on February 3, 2004.
Mr. Briscoe is a Registered Professional Geologist in the states of Arizona and California. From 1996 to April 2005,
Mr. Briscoe was the Vice President Exploration, and Chairman of the Board of JABA Exploration Inc., a TSX Venture Exchange Canadian public company. Mr. Briscoe was also the President, Chief Executive Officer and a Geologist of JABA (US) Inc. and President of Compania Minera JABA, S.A. de C.V. in Mexico. Compania Minera JABA, S.A. de C.V. is no longer active. During the periods of time indicated below, Mr. Briscoe served in the positions listed for the following two Canadian public companies:

Company	Title	From	To
1. Excellon	VP Exploration	April 1994	January 1996
2. JABA Inc.	CEO	January 1980	April 2005

Jon Young – Chief Financial Officer and Director

Mr. Young was appointed as our Chief Financial Officer and a director on February 3, 2004. Mr. Young is a certified public accountant. Mr. Young is presently the Chief Executive Officer of Oracle Capital Advisors, Ltd. and has more than 30 years experience in providing clients with business consulting services. Mr. Young is president of Jon R. Young Company PC, an accounting practice limited to providing litigation support, and is strategically aligned with Beach-Fleischman & Co CPA’s, P.C., Southern Arizona's largest accounting firm. Mr. Young was a partner with the Tucson office of KPMG Peat Marwick for 13 years. Mr. Young has no previous public company experience.

Gary Musil – Secretary and Director

Mr. Gary Musil was appointed as one our directors on October 23, 2003 and is presently our corporate Secretary. Mr. Musil was our Chief Executive Officer and Chief Financial Officer from October 23, 2003 to February 3, 2004. Mr. Musil has more than 30 years of management and financial consulting experience. Mr. Musil has served as an officer and director on numerous public mining companies since 1988. This experience has resulted in his overseeing exploration projects in Peru, Chile, Eastern Europe (Slovak Republic), British Columbia, Ontario, Quebec and New Brunswick (Canada). Prior to this, he was employed for 15 years with Dickenson Mines Ltd. and Kam-Kotia Mines Ltd. as a controller for the producing silver/lead/zinc mine in the interior of British Columbia, Canada. Mr. Musil currently serves as an officer/director of four TSX Venture Exchange public companies in Canada. Mr. Musil has been the President, Chief Executive Officer, Chief Financial Officer and a director of

Montoro Resources Inc., a TSX Venture company and a reporting issuer in Canada, since February 1999. Mr. Musil has been the Chief Financial Officer and secretary and a director of Belmont Resources Inc., a TSX Venture company and a reporting issuer in Canada, since August 1992. Mr. Musil has been the Chief Financial Officer and a director of Mandalay Resources Corp., a TSX Venture company and a reporting issuer in Canada, since January 2000. Mr. Musil has been the Chief Financial Officer and secretary of Highbank Resources Ltd., a TSX Venture company and a reporting issuer in Canada, since December 1988.

Mr. Musil has been the Chief Financial Officer and secretary of Highbank Resources Ltd., a TSX Venture company and a reporting issuer in Canada, since December 1988.

John Guilbert – Director

Dr. Guilbert was appointed as one of our directors on February 5, 2004. Dr. Guilbert is a Professor Emeritus at the University of Arizona and is a world-renowned geologist and author and a co-developer of the Lowell-Guilbert porphyry copper model and recipient of two mining awards, the R.A.F. Penrose Medal and the D.C. Jackling Award. Dr. Guilbert has served as a director of Excellon Inc. a Vancouver Stock Exchange listed company from 1992 – 1996. Dr. Guilbert has served as a Board Chairman and director for JABA Inc., an Alberta Stock Exchange (later CDNX then TSX) listed company from 1996 – 2002.

Family Relationships

There are no family relationships among our directors or officers.

Board and Committee Meetings

The board of directors of our company held four formal meetings in the year ended January 31, 2007 and one formal meeting in the year ended January 31, 2006. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

For the year ended January 31, 2007 our only standing committee of the board of directors was our audit committee.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our Common Stock beneficially owned on July 30, 2007 for (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

As of July 30, 2007, we had approximately 42,869,868 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(3)
James Briscoe Tucson, Arizona	8,750,000(2)	20.41%
Jon Young Tucson, Arizona	211,250	0.49%
Gary Musil Vancouver, British Columbia	27,500	0.06%
John Guilbert Tucson, Arizona	95,000	0.22%
Alpha Capital Anstalt(4) Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein	2,200,000	5.13%
Platinum Partners Long Term Growth VI(5) 152 West57th New York, NY 10019	2,538,461	5.92%
Bridgepointe Master Fund, Ltd. (6) 1120 Sanctuary Parkway, Suite 325 Alpharetta, GA 30004	3,046,154	7.11%
Cede & Co.(7) New York, NY	33,173,446	77.38%
Directors and Executive Officers as a Group	9,083,750	21.19%

(1)

These amounts represent shares of our Common Stock that may be acquired upon exercise of stock options or warrants or the conversion or a debenture that are currently exercisable or convertible within the next 60 days.

(2)	These shares are held by Alaska Star Minerals LLC. James Briscoe beneficially owns 100% of the membership interest in Alaska Star Minerals LLC.

(3)

Based on 42,869,868 shares of Common Stock outstanding as of July 30, 2007. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(4)	Konrad Ackerman exercises dispositive and voting control over securities owned by Alpha Capital Anstalt.

(5)	Mr. Mark Nordlicht exercises dispositive and voting control over securities owned by Platinum Long Term Growth VI.

(6)	Eric S. Swartz exercises dispositive and voting control over shares held by Bridgepointe Master Fund, Ltd.

(7)

Cede & Co. is a nominee for The Depository Trust Company, and acts as depository for many United States brokerage firms and custodian banks. Management of our company is unaware of the beneficial shareholders respecting the Common Stock registered in the name of Cede & Co.

Changes in control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock with a par value of $0.001.

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each stockholder is entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding our common stock.

Penny stock rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The consolidated financial statements of our company for the fiscal year ended January 31, 2007, the fiscal year ended January 31, 2006 and cumulative from inception (August 20, 2001) through January 31, 2007 appearing in this prospectus and registration statement have been audited by Semple, Marchal & Cooper, LLP, as set forth in their report thereon, and are included in reliance upon such report given on their authority of such firm as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as Liberty Star, to indemnify its directors and officers under certain circumstances. Our Articles of Incorporation and Bylaws provide that our company shall indemnify its directors and officers under certain circumstances to the extent allowable under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Business development

We were incorporated on August 20, 2001 in the State of Nevada, under the name "Titanium Intelligence, Inc." From incorporation until January 2004, we were a development stage company focused primarily on developing an Internet textile trade centre website. In January 2004 we chose to discontinue our textile trade centre website operations and become an exploration stage company engaged in the acquisition and exploration of mineral properties through the acquisition of Liberty Star Gold Corp., a Nevada Company, and its subsidiary, Big Chunk Corp., an Alaska corporation pursuant to the Agreement and Plan of Merger with Alaska Star Minerals LLC described below. On February 5, 2004, after the completion of the Agreement and Plan of Merger, we changed our name to Liberty Star Gold Corp. On April 16, 2007 we changed our name to Liberty Star Uranium & Metals Corp. to reflect the Company’s current concentrated efforts on uranium exploration.

Acquisition of Liberty Star Gold Corp.

On January 19, 2004, we entered into an Agreement and Plan of Merger with Alaska Star Minerals LLC, James Briscoe and Paul Matysek (then the beneficial owners of Alaska Star Minerals LLC), Liberty Star Gold Corp. (then a private Nevada company wholly owned by Alaska Star Minerals LLC) and Liberty Star Acquisition Corp. (then our wholly owned Nevada subsidiary).

The Agreement and Plan of Merger provided for the acquisition of Liberty Star Gold Corp. by Liberty Star Acquisition Corp. The acquisition was completed effective February 3, 2004 and Big Chunk Corp. (then a subsidiary of Liberty Star Gold Corp.) became the wholly owned subsidiary of Liberty Star Acquisition Corp. We acquired 100% of the issued and outstanding shares of Liberty Star Gold Corp. in exchange for the issuance of 17,500,000 shares of our company’s common stock to Alaska Star Minerals LLC. The acquisition of Liberty Star Gold Corp. has been accounted for as an asset purchase reported at the fair value of our common shares issued based on the average market closing price of our common shares over the 3 trading dates prior to the completion of the asset purchase. Upon completion of the acquisition, we issued 17,500,000 shares of our common stock to Alaska Star Minerals LLC. As a result of this issuance, the number of outstanding shares of our common stock was increased from 20,000,000 shares to 37,500,000 shares, of which approximately 46.7% were owned by Alaska Star Minerals LLC.

On February 5, 2004, Liberty Star Acquisition was merged into our company through a parent/subsidiary merger completed pursuant to Nevada Revised Statute 92A.180. Also on February 5, 2004, our company’s name was changed from Titanium Intelligence, Inc. to “Liberty Star Gold Corp.” Big Chunk Corp. is now our wholly-owned subsidiary.

On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business following completion of the above transactions pursuant to which our company indirectly acquired 981 mineral claims, spanning 237 square miles in the Iliamna region of Southwestern Alaska (the "Alaska Claims"). Our company is considered to be an exploration stage company, as it has not generated any revenues from operations.

The acquisition of Liberty Star Gold Corp. has been accounted for as an asset purchase reported at the fair value of our common shares issued, based on the average market closing price of our common shares over the three trading dates prior to the completion of the asset purchase. Titanium Intelligence, Inc. acquired mineral claims, assumed liabilities of $313,895 and issued 17,500,000 shares valued at $15,925,000. Our company conducted a fair value assessment of the asset acquisition following the transaction date and determined the fair value of the mineral claims received was less than the value paid. The fair value was determined by an independent appraisal of the mineral claims. As a result we recorded an impairment loss of $15,907,500 in the same quarter as the asset acquisition.

On October 29, 2004 and later as amended, Alaska Star Minerals, L.L.C., Briscoe Investments, LP, RLLP, Paul Matysek, Bedrock Capital Corporation Ltd., a Nevada corporation wholly owned and controlled by Paul Matysek, and our company, agreed to the following:

  that Alaska Star Minerals LLC would surrender to our company for cancellation 7,000,000 of our common shares;

  that 1,750,000 shares would be transferred to Bedrock Capital Corporation in exchange for the redemption of Paul Matysek’s membership interest in Alaska Star Minerals LLC. Bedrock Capital Corporation Ltd. is owned by Paul Matysek; and, that the 1,750,000 common shares to be issued to Bedrock Capital Corporation would be registered for resale on a Form SB-2 registration statement filed with the Securities and Exchange Commission.

1,750,000 shares of our common stock were transferred to Bedrock Capital Corporation Ltd. on November 19, 2004. Bedrock Capital Corporation Ltd. has subsequently sold 1,500,000 of its restricted common shares and has waived the requirement to register its shares. 7,000,000 shares of our common stock held by Alaska Star Minerals LLP were cancelled on November 22, 2004, leaving Alaska Star Minerals LLP with 8,750,000 shares of our common stock. The Membership Interest Redemption and Withdrawal Agreement and amendment, dated October 29, 2004 and November 19, 2004, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our current business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties in the State of Arizona and in the State of Alaska. Claims in the State of Alaska “Alaska Claims” are held in the name of our wholly-owned subsidiary, Big Chunk Corp. Claims in the State of Arizona are held in the name of Liberty Star. The Company uses the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals.

We hold a 100% interest in 1,856 Federal lode mining claims covering approximately 60 square miles on the Colorado Plateau Province of Northern Arizona (the “North Pipes Super Project”). The 1,856 Federal lode mining claims include approximately 340 breccia pipe targets (“Pipes”). We are in the process of staking additional mineral claims at the North Pipes Super Project. We have 90 days from staking to perfect the claims, which means to pay the first year’s rental fee and complete the filing of the staked claims with the U.S. Bureau of Land Management. If the title to the staked claims is not perfected within 90 days, then we may re-stake the claims or the title reverts back to the federal government. Currently the Company has staked but not yet perfected title to 153 additional potential claims at the North Pipes Super Project. We plan to ascertain whether the North Pipes Super Project claims possess commercially viable deposits of uranium.

We also hold a 50% interest in 14 Federal lode mining claims covering 3 breccia pipe targets (“Elle Venture claims”) at the North Pipes Super Project location through the Elle Venture, a general partnership with Xstate Resources Limited (“Xstate”). Xstate has the right of first refusal to buy or joint venture in relation to the other pipes and claims later staked in the Elle Venture area. We plan to ascertain whether the Elle Venture claims possess commercially viable deposits of uranium.

We have begun field work at our North Pipes Super Project and at the Elle Venture Claims, beginning with ground electrical geophysics surveys. The geophysics surveys have covered 22 line miles. We have analyzed geophysical survey results at the Rock SW project (a sub-project of our North Pipes Super Project) and obtained permits for five drill holes at this site. We have analyzed geophysical survey results at the Elle Venture claims (a sub-project of our North Pipes Super Project) and obtained permits for three drill holes at this site. The Company drilled two rotary drill holes on the Elle Venture claims and one rotary drill hole on the Rock SW claims in February 2007 but failed to intersect the centers of the breccia pipes. Through testing and analysis of the geophysics results and information we have gathered relating to our properties in Arizona, our geophysical consultants determined that for our breccia pipe targets, geophysics is largely ineffectual. As a result the drilling was postponed and a geochemical testing program was planned. On June 5, 2007, we began phase 1 of our geochemical sampling program. As of July 30, 2007, we have collected approximately 5,800 samples consisting of 1 kilogram of soil taken about 6 centimeters below the surface. We ship that samples to the sample preparation facilities at the MEG laboratory, with whom we have a contract for services, run by Geochemist and Technical Board member S. Clark Smith, near Carson City Nevada. The samples are prepared and then shipped by air to ACME Labs in Vancouver, BC, Canada, a Certified laboratory. Chain of custody documents accompany each shipment from the collection site through to the assay lab. Remaining sample materials are archived in the original shipping boxes, clearly labeled as belonging to our company, in a secure storage area.

We are designing a drilling program around the geochemical sampling program and surface geologic mapping as well as using all technical data that we have to prioritize our drill targets. Depending on the results of our geochemical sampling program, we may conduct more detailed sampling at targets we identify as high priority targets to closely define potential drill sites.

Our field office is in Fredonia with facilities for up to twelve workers in one house and another ten in various living trailers.

We also hold a 100% interest in 707 mineral claims covering approximately 177 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Super Project”). Further, we hold 56 mineral claims covering approximately 13.5 square miles in Southwestern Alaska approximately 13.5 miles northeast of the northern boundary of the Big Chunk claims (the “Bonanza Hills Claims”). We plan to ascertain whether the Big Chunk Super Project and Bonanza Hills claims possess commercially viable deposits of gold, copper, molybdenum, silver and zinc. To date, we have completed a detailed study, by airplane, of the magnetic fields found on our Big Chunk Super Project claims. One hundred eleven miles of induced polarization surveys have been completed over portions of our Big Chunk Super Project claims. We have also drilled 31 drill holes to an average depth of about 400 feet for a total of 12,277 feet of drilling on our Big Chunk Super Project claims. At present, only a small part of our Bonanza Hills claims have been sampled.

Our board of directors decided that we will perform only the minimum amount of exploration activity required to maintain our current Alaska claims in good standing as a result of difficulties that other companies in the Iliamna region have experienced trying to apply for drill permitting, mine permitting and obtaining approved road plans to build an access road to their potential mine site. The difficulties are likely connected to efforts by lobbying organizations that insist that mining operations in the region would pollute rivers and salmon fisheries draining into Bristol Bay lying to the west. It is our management’s estimate that it will take several years before these environmental issues are resolved and management believes that, in the mean time, our limited resources are better spent on exploration at the North Pipes Super Project.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. The company has investigated title to all its mineral properties and, to the best of its knowledge, title to all properties are currently in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. Our company is in the exploration stage – we have not found any mineral resources in commercially exploitable quantities.

Mineral resource exploration can consist of several stages. The earliest stage usually consists of the identification of a potential prospect through either the discovery of a mineralized showing on that property or as the result of a property being in proximity to another property on which exploitable resources have been identified, whether or not they are or have in the past been extracted.

After the identification of a property as a potential prospect, the next stage would usually be the acquisition of a right to explore the area for mineral resources. This can consist of the outright acquisition of the land or the acquisition of specific, but limited, rights to the land (e.g., a federal or state mining claim, state prospecting permit or lease). After acquisition, exploration would probably begin with a surface examination by a professional geologist with the aim of identifying areas of potential mineralization, followed by detailed geological sampling and mapping of this showing with possible geophysical and geochemical grid surveys to establish whether a known trend of mineralization continues through un-exposed portions of the property (i.e., underground). Exploration also commonly includes systematic regularly spaced drilling in order to determine the extent and grade of the mineralized system at depth and over a given area, as well as gaining underground access by ramping or shafting in order to obtain bulk samples that would allow one to determine the ability to recover various commodities from the rock. Exploration would conclude with a feasibility study to determine whether mining the minerals would make economic sense. A feasibility study is a study that reaches a conclusion with respect to the economics of bringing a mineral resource to the production stage.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically and legally feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled "Risk Factors" for additional information about the risks of mineral exploration.

To date, we have not generated any revenues and we remain in the exploration stage. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Compliance with government regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the States of Alaska and Arizona.

We have paid the applicable rental fees required by Alaskan mining regulations for the staking of the property, which extends the Alaska Claims for a two year period from the staking of the claims. The annual state rentals for the Alaska State mining claims are $100 per 160 acre quarter section or $25 per 40 acre quarter-quarter section and annual rental payments are due on November 30th of each year. Rentals for the period from September 1, 2006 through September 1, 2007 of $72,300 have been paid. Annual assessment work of $400 per 160 acre quarter section or $100 per 40 acre quarter-quarter section must also be performed by us in order to keep the claims in good standing, or a total of approximately $299,000 must be paid to maintain the claims in good standing. We conducted a detailed aerial survey of the magnetic fields on our Big Chunk claims in Alaska and associated work at a cost of $283,889 during the period January 10 through June 6, 2004. Additional studies including extensive soil sampling and testing, Induced Polarization surveys, diamond core drilling and interpretation of data and samples that were collected in those studies were completed in 2005. The approximate cost of these activities was in excess of $1.8 million and may be applied towards maintaining the claims in good standing through 2008.

Our Arizona claims are Federal lode mining claims located on U.S. Federal Lands and are administered by the Department of Interior, Bureau of Land Management (surface and mineral) land. Our claims may be kept in good standing by paying an advance annual maintenance and rental fee before noon every September 1st in the amount of $125 per mining claim. In the first year of filing a new claim the rental fee of $125 must be paid along with initial filing fees of $45 per mining claim. Rentals and initial filing fees for the period from September 1, 2006 through September 1, 2007 of approximately $285,000 have been paid. To keep our properties in good standing we must pay annual rental fees due September 1, 2007 of approximately $234,000. There is no requirement for annual assessment or exploration work on the Federal lode mining claims.

In order to proceed with mining operations on our Arizona claims, we will have to apply for various permits with the State of Arizona and the Federal Bureau of Land Management (USBLM). The permitting process takes several weeks. We plan to apply for a few drilling permits at a time to drill at those breccia pipe locations that we have prioritized after geophysical and geochemical testing. Drill permits for five drilling holes at Rock SW were received in September 2006 and drill permits for three holes on the Elle Venture claims were received in February 2007. The drilling permit fees are anticipated to be approximately $3,000 per pipe and also require a reclamation bond of up to $50,000 per pipe. The cost of contractors assisting with the drilling permitting process is estimated to be approximately $10,000 per pipe. The drilling permitting process will be ongoing as additional geophysical and geochemical testing results are received. The cost of the drilling program is estimated to be $2,000,000 per pipe. A drill rig was available to start drilling and drilling commenced in February 2007.

In order to proceed with mining operations on our Arizona claims, we will have to apply for various permits with the State of Arizona and various Federal agencies. We will engage a full service environmental firm to provide turnkey comprehensive services for mine permitting. Using a “fast track” approach with the various requirements and agencies, we believe that a mine in this area could be permitted for production in about twelve months. The cost of mine permitting, including cost of contractors assisting with the permitting process, is estimated to be between $95,000 and $150,000 per mine location. The mining permitting process will commence while the results of our drilling program are being analyzed.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Competition

We are a mineral resource exploration stage company engaged in the business of mineral exploration. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration stage companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Personnel

As of April 30, 2007, we had ten full time employees and eight part-time employees. Currently we employ or have on contract four full time geologists, including President and CEO, James Briscoe, and one geologist Chelsea Wood and geologists David Boyer M.Sc. and Erik Murdock M.Sc. who also specialize in computer mapping. We have contracted with Dr. Karen Wenrich as a consultant on uranium exploration. We have further contracted with experienced field crewmembers and geochemical samplers for their services. In all, there will be up to 20 workers for the field season. These permanent and contracted personnel will work approximately year round in Arizona. Additionally, we have geoscience consultants specializing in exploration geology, geophysics, geochemistry, and geocomputer data applications, of whom our Technical Advisory Board is comprised. These individuals are contracted for 140 days of consulting services over the period January 1, 2007 through December 31, 2007.

Reports to security holders

We are not required to deliver an annual report to our stockholders but we intend to voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this prospectus and registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. We refer you to the cautionary statement regarding forward-looking statements included at the beginning of this prospectus and registration statement. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus and registration statement, particularly in the section entitled "Risk Factors" included in this prospectus and registration statement.

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with accounting principles generally accepted in the United States of America.

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties in the State of Arizona and in the State of Alaska. Claims in the State of Alaska “Alaska Claims” are held in the name of our wholly-owned subsidiary, Big Chunk Corp. Claims in the State of Arizona are held in the name of Liberty Star. The Company uses the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals.

We currently hold a 100% interest in 1,856 Federal lode mining claims covering approximately 61 square miles on the Colorado Plateau Province of Northern Arizona (the “North Pipes Super Project”). The 1,856 Federal lode mining claims include approximately 340 breccia pipe targets. We are in the process of staking additional mineral claims at the North Pipes Super Project. We have 90 days from staking to perfect the claims, which means to make the first year’s rental fee and complete the filing of the staked claims with the U.S. Bureau of Land Management. If the title to the staked claims is not perfected within 90 days and we do not re-stake the claims, then title to those claims reverts back to the federal government. Currently we have staked but not yet perfected title to 153 additional potential claims at the North Pipes Super Project. We plan to ascertain whether the North Pipes Super Project claims possess commercially viable deposits of uranium.

We also currently hold a 50% interest in 14 Federal lode mining claims covering 3 breccia pipe targets (“Elle Venture claims”) at the North Pipes Super Project location through the Elle Venture, a general partnership with Xstate Resources Limited (“Xstate”). Xstate has the right of first refusal to buy or joint venture in relation to the other pipes and claims later staked in the Elle Venture area. We plan to ascertain whether the Elle Venture claims possess commercially viable deposits of uranium.

We have begun field work at our North Pipes Super Project and at the Elle Venture claims, beginning with ground electrical geophysics surveys. The geophysics surveys have covered 22 line miles. We have analyzed initial results at the Rock SW project (a sub-project of our North Pipes Super Project) resulting in the decision to obtain permits for five drill holes at this site. We have analyzed geophysics survey results at the Elle Venture claims (a sub-project of our North Pipes Super Project) resulting in our decision to obtain permits for three drill holes at this site. We have established a field office in Fredonia, Arizona for the Company.

We also hold a 100% interest in 707 mineral claims covering approximately 177 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Super Project”). We also hold 56 mineral claims covering approximately 13.5 square miles in Southwestern Alaska approximately 40 miles northeast of the northern boundary of the Big Chunk claims (the “Bonanza Hills Claims”). We plan to ascertain whether the Big Chunk Super Project and Bonanza Hills claims possess commercially viable deposits of gold, copper, molybdenum, silver and zinc. To date, we have completed a detailed study, by airplane, of the magnetic fields found on our Big Chunk Super Project claims. One hundred eleven miles of induced polarization surveys have been completed over portions of our Big Chunk Super Project claims. We have also drilled 31 drill holes to an average depth of about 400 feet for a total of 12,277 feet of drilling on our Big Chunk Super Project claims. At present, only a small part of our Bonanza Hills claims have been sampled.

Our board of directors decided that we will perform only the minimum amount of exploration activity required to maintain our current Alaska claims in good standing as a result of difficulties that other companies in the Iliamna region have experienced trying to apply for drill permitting, mine permitting and obtaining approved road plans to build an access road to their potential mine site. The difficulties are likely connected to efforts by lobbying organizations that insist that mining operations in the region would pollute rivers and salmon fisheries draining into Bristol Bay lying to the west. It is our management’s estimate that it will take several years before these environmental issues are resolved and management believes that, in the mean time, our limited resources are better spent on exploration at the North Pipes Super Project.

PLAN OF OPERATIONS AND CASH REQUIREMENTS

Cash Requirements

Over the next twelve months we intend to continue our exploration program at the North Pipes Super Project in northern Arizona. We also plan to pay annual rental fees to maintain our claims at the Big Chunk Super Project and the Bonanza Hills claims in Alaska. We anticipate that we will incur expenses over the next twelve months for geological, geophysical, and geochemical studies and interpretation of that data. We also anticipate that we will incur expense over the next twelve months for the exploratory drilling program at the North Pipes Super Project.

Our anticipated cash requirement over the next twelve months is $4,000,000. We received approximately $4,000,000 from the sale of Unsecured Convertible Promissory Notes completed in May 2007. We will require additional funds to implement our growth strategy in exploration operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Our net cash provided by financing activities during the three months ended April 30, 2007 was $1,096,694.

Over the next twelve months we intend to use all available funds to expand on the exploration of our mineral properties, as follows:

Estimated Funding Required During the Next Twelve Months
Expense	Amount
Geological and geophysical exploration expenses	$ 2,931,000
Salaries and benefits	227,000
Accounting and auditing	180,000
Public relations	210,000
Legal fees	145,000

Estimated Funding Required During the Next Twelve Months
Expense	Amount
Office, general and administrative	282,000
Travel	25,000
Total	$ 4,000,000

The results that we expect to be able to accomplish with our current budgeted expenditures of approximately $4,000,000 will be limited. We will need additional funding to determine whether we have a commercially viable mineral resource.

There is no assurance that we will be able to raise additional funds in the amounts and at the times we will require them. Please refer to the section of this prospectus and registration statement entitled "Risk Factors" for a more detailed description of the risks that we will face, and the risks that any person investing in our company will face, that may arise as the result of our attempt to raise money for the continuation of our exploration program through the sale of equity in our company. Because of these risks and for other reasons, our auditors, in their report on the annual consolidated financial statements for the years ended January 31, 2007 and 2006, included an explanatory paragraph regarding their concerns about our ability to continue as a going concern.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present operations or for our projected operations over the next 12 months. We do not anticipate that we will sell any of our equipment over the next 12 months.

Personnel

As of April 30, 2007, we had ten full time employees and eight part-time employees. Currently we employ or have on contract four full time geologists, including President and CEO, James Briscoe, and one geologist Chelsea Wood and geologists David Boyer M.Sc. and Erik Murdock M.Sc. who also specialize in computer mapping. We have contracted with Dr. Karen Wenrich as a consultant on uranium exploration. We have further contracted with experienced field crewmembers and geochemical samplers for their services. In all, there will be up to 20 workers for the field season. These permanent and contracted personnel will work approximately year round in Arizona. Additionally, we have geoscience consultants specializing in exploration geology, geophysics, geochemistry, and geocomputer data applications, of whom our Technical Advisory Board is comprised. These individuals are contracted for 140 days of consulting services over the period January 1, 2007 through December 31, 2007.

Investment in Elle Venture

The Elle Venture is a general partnership with Xstate Resources Limited (“Xstate”) that was formed to explore, develop and, if warranted, mine certain Federal lode mining claims within the 22 square mile joint venture area. The Company holds a 50% interest in the Elle Venture. The Elle Venture commenced on December 15, 2006 when Xstate deposited $2,900,000 into the joint venture bank account. Liberty Star’s initial contribution to the Elle Venture consisted of 14 Federal lode mining claims. Xstate has the right of first refusal to buy or joint venture in relation to the other pipes and claims later staked in the Elle Venture area of mutual interest. After the initial $2,900,000 is expended each party agrees to contribute to the Elle Venture expenditures in proportion to their joint venture interests until the exploration operations are completed. If a partner is unable to make a proportional contribution then that party’s interest will be diluted. The Company does not anticipate that we will make any additional or proportional contributions to the Elle Venture in the next twelve months. This investment is accounted for under the equity method as effective control of the venture rests with Xstate.

Results of Operations for the Three Months Ended April 30, 2007

The following discussion and analysis of the results of operations and financial condition of our Company for the three months ended April 30, 2007 should be read in conjunction with the condensed consolidated financial statements and related notes included in this prospectus and registration statement, as well as our most recent annual report on Form 10-KSB for the fiscal year ended January 31, 2007 filed with the United States Securities and Exchange Commission.

We have had no revenues since August 20, 2001 (inception).

Our net cash provided by financing activities during the three months ended April 30, 2007 was $1,096,694. Our net cash used in financing activities during the three months ended April 30, 2006 was $(20,000). The increase in cash provided by financing activities during the three months ended April 30, 2007 resulted from the sales of stock to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement.

We had a net loss of $959,984 for the three months ended April 30, 2007 compared to a net loss of $1,104,680 for the three months ended April 30, 2006. Geological and geophysical costs for the three months ended April 30, 2007 were $613,495 compared to $822,006 for the three months ended April 30, 2006. The change in net loss was largely due to the reduction in geological and geophysical costs and an increase in salaries due to increase in staff. The reduction of geological and geophysical exploration costs was the result of two factors. First, in April 2006 we incurred approximately $600,000 of stock-based compensation expense related to stock options granted to geology consultants; however, in the three months ended April 30, 2007 we did not grant any stock options to geology consultants and therefore, recorded no expense for stock-based compensation. Second, we incurred more geological and geophysical exploration costs in the three months ended April 30, 2007 as a result of the mineral claim acquisition program and drilling program performed at the North Pipes Super Project. During the three months ended April 30, 2006 we performed minimal exploration activities because we were unable to advance funds from the Cornell Capital Partners Standby Equity Distribution Agreement until June 2006.

Liquidity and Capital Resources

We had cash and cash equivalents in the amount of $851,270 as of April 30, 2007. We had working capital of $664,079 as of April 30, 2007. Our total liabilities as of April 30, 2007 were $301,803 as compared to total liabilities of $196,865 as of January 31, 2007. The increase in liabilities was due to new long-term debt incurred for the purchase of field equipment.

In May 2007, the Company issued senior unsecured convertible two year promissory notes (“Unsecured Convertible Promissory Notes”) for gross proceeds of $4,400,000 in a private placement of its securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933. The net proceeds received after placement agent fee, due diligence fee and legal fees was $4,010,237. The Unsecured Convertible Promissory Notes bear interest at 8%. Repayment of the Unsecured Convertible Promissory Notes begins in November 2007 with sixteen monthly principal payments of $275,000 plus accrued unpaid interest. The Company may elect to make repayments in cash or by the issuance of common stock of the Company. The stock will be issued at the lesser of the fixed conversion price of $0.65 per share or 85% of the volume weighted average price for 10 days preceding the repayment date, but not less than $0.45 per share. Stock payment cannot be made if the amount of shares to be issued would exceed 33% of the aggregate daily trading volume for 7 trading days preceding the repayment date, unless waived by the holders of the Unsecured Convertible Promissory Notes. Stock payment cannot be made if the holders of the Unsecured Convertible Promissory Notes own more than 4.99% of the then outstanding common stock of the Company. The proceeds of the Unsecured Convertible Promissory Notes will be used for working capital, exploration and development of mineral properties and/or acquiring additional mineral properties.

On March 8, 2006, we entered into a Standby Equity Distribution Agreement entered into with Cornell Capital Partners, LP, As a condition to our May 2007 financing, we have agreed not to exercise any of our rights that would cause or allow Cornell to purchase any Common Stock or other equity of the Company unless approved in writing by each holder of the warrants issued through our May 2007 financing. The warrants expire on May 11, 2012.

The Standby Equity Distribution Agreement provides that we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of our common stock for a total purchase price of $10,000,000 until June 14, 2008.

Pursuant to the agreements related to our May 2007 financing, we could only issue further shares under the Standby Agreement if all of the Warrants issued in the May 2007 financing are exercised before June 14, 2008 or all of the holders of the Warrants issued in the May 2007 financing agree in writing that we issue further securities under the Standby Agreement. It is unlikely that either of these events will happen. We do not intend to issue any further shares under the Standby Agreement.

We registered 10,265,487 shares underlying the Standby Agreement, of which 256,637 shares were issued to Cornell Capital Partners, L.P. as a commitment fee. Also in connection with the Standby Agreement, we issued 8,850 shares to Newbridge Securities Corp. as a placement agent fee. Our registration statement that registered the 10,265,487 shares went effective on June 14, 2006. We issued 5,681,181 common shares under the Standby Agreement: 5,415,694 shares were sold to Cornell Capital Partners and 265,487 shares were issued as fees, as described above.

Although we do not intend to issue any further shares under the Standby Agreement, the following is a description of the material terms of that agreement:

  Pursuant to the Standby Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our capital needs. The periodic sale of shares is known as an advance.

  The amount of each advance is subject to a maximum advance amount of $300,000

  For each advance, Cornell Capital Partners would pay us 96% of, or a 4% discount to, the lowest volume weighted average price of the common stock during the five (5) consecutive trading days immediately following the notice date. In addition, 5% of each advance would be paid to Cornell Capital Partners as a commitment fee, for a total effective discount of approximately 9%.

  With each advance, we would also pay $500 to Yorkville Advisors, LLC an affiliate of Cornell Capital Partners, as a structuring fee.

For more information about the Standby Equity Distribution Agreement, please see the Standby Equity Distribution Agreement, which is attached as an exhibit to the registration statement on Form SB-2 that we filed with the SEC on March 23, 2006.

In May 2007, the Company issued 6,769,228 common stock purchase warrants to the holders of the Unsecured Convertible Promissory Notes. The warrants have an exercise price of $0.75 per share and are exercisable for 5 years.

In May 2007, the Company issued 338,461 common stock purchase warrants to Hunter Wise Securities, LLC pursuant to their role as placement agent for the Unsecured Convertible Promissory Notes. The warrants have an exercise price of $0.75 per share and are exercisable for 5 years.

Results of Operations for the year ended January 31, 2007

As of January 31, 2007, we had $146,340 in current liabilities. We had a net loss of ($3,267,948) for the twelve month period ended January 31, 2007 compared to a net loss of ($4,627,965) for the twelve-month period ended January 31, 2006. The decrease in net loss is mostly due to the reduction in costs expended on exploration activities in Alaska this year as our focus shifted to claim acquisition and initial exploration at the North Pipes Super Project. Our total liabilities and stockholders’ equity as of January 31, 2007 were $1,099,746 as compared to total liabilities and stockholders’ equity of $1,179,566 as of January 31, 2006. The decrease in total liabilities and stockholders’ equity was due to loss incurred in excess of capital and debt financings. We incurred expenses in the amount of $3,382,208for the year ended January 31, 2007 compared to $4,694,610 for the year ended January 31, 2006. The change in expenses was primarily due to reduction of exploration costs on our Alaska claims. During the twelve month period ended January 31, 2007 we spent $1,960,999 on exploration of our mineral properties compared to $3,577,964 for the year ended January 31, 2006.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Presentation of Financial Information

Our audited consolidated financial statements for the period ended January 31, 2007 reflect financial information for the twelve month period ended January 31, 2007, as well as from inception through January 31, 2007 and for the twelve month period ended January 31, 2006. Since we have not generated any revenue, reference to our ability to continue as a going concern has been included in our audited consolidated financial statements for the years ended January 31, 2007 and 2006. Our accumulated stockholders’ equity at January 31, 2007, was $902,881 and the net loss for the twelve-month period ended January 31, 2007 was ($3,267,948). All of our exploration costs are expensed as incurred.

Our condensed consolidated financial statements for the period ended April 30, 2007 reflect financial information for the three months ended April 30, 2007, as well as from inception through April 30, 2007 and for the three months ended April 30, 2006.

These consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the consolidated financial statements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Critical Accounting Policies

The consolidated financial statements of Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.) have been prepared in conformity with accounting principles generally accepted in the United States of America. Our significant accounting policies are described in Note 2 to the consolidated financial statements beginning on page 55 of this prospectus. The critical accounting policies adopted by our company are as follows:

Mineral claim costs

Mineral claim costs of carrying, retaining and developing properties are charged to expense in the period incurred in our geological and geophysical costs.

Investment in Elle Venture

Investment in Elle Venture, a general partnership in which the Company is a 50% partner, is accounted for by the equity method as effective control of the venture rests with Xstate Resources Limited our joint venture partner.

Property and Equipment

Property and equipment is stated at cost. The Company capitalizes all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. Property and equipment consists of office furniture and equipment, leasehold improvements, vehicles, computer equipment and field equipment.

The estimated useful lives range from 2 to 7 years. At April 30, 2007 and January 31, 2007 accumulated depreciation was $127,534 and $100,310, respectively.

Accounting for the impairment of long-lived assets and long-lived assets to be disposed of

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Accounting for lease obligations

The Company records rent expense from non-cancelable operating leases on the straight-line basis over the life of the lease. The Company records an asset and a related capital lease obligation for property and equipment acquired by capital lease. The asset is amortized and amortization expense is included in depreciation.

Stock-based compensation

The Company’s stock-based compensation arrangements are designed to attract and retain employees and non-employee consultants. The amount, frequency, and terms of stock-based awards may vary based on competitive practices, company operating results, and government regulations. The Company may grant non-qualified and incentive stock options to employees and non-qualified stock options to non-employee consultants. New shares are issued upon option exercises. On February 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) requiring the measurement and recognition of all stock-based compensation under the fair value method. The Company charges stock-based compensation expense for options granted to employees to earnings using the straight-line method over the option’s requisite service period. The Company implemented SFAS 123R using the modified prospective transition method. Prior to February 2006 the Company accounted for stock options granted to employees under Accounting Principles Board Opinion 25 (“APB 25”) intrinsic value method. Under APB 25, there was generally no charge to earnings for employee stock option awards because the options granted had an exercise price at least equal to the market value of the underlying common stock on the grant date. The fair value of options granted to employees prior to February 2006 had been determined to be $0, based on the Black-Scholes Valuation method. The Company determines the measurement date for stock options granted to non-employee consultants using EITF 96-18. Prior period consolidated financial statements have not been adjusted to reflect fair value stock-based compensation expense under SFAS 123R for options issued to employees.

As a result of adopting SFAS 123R on February 1, 2006, the Company’s loss before income taxes and net loss for the three months ended April 30, 2007 is $54,728 greater than if it had continued to account for stock-based compensation under APB 25. Basic and diluted loss per share for the three months ended April 30, 2007 would not have changed if the Company had not adopted SFAS 123R.

Income taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The calculation of basic loss per share gives retroactive effect to an eight for one stock split which resulted in 20,000,000 common shares outstanding prior to the merger. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. At April 30, 2007 and January 31, 2007, there were 5,029,342 and 5,684,342 potentially dilutive instruments outstanding, respectively, that were not included in the determination of diluted loss per share as their effect was anti-dilutive.

New Accounting Pronouncements

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. A not-for-profit organization shall report unrealized gains and losses in its statement of activities or similar statement. The fair value measurement may be applied instrument by instrument and is irrevocable. Financial assets and liabilities are eligible for the fair value measurement option established by this statement except: financial assets and liabilities recognized under leases as defined in FASB Statement No. 13; deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions; financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity; investments that are required to be consolidated; employers’ and plans’ obligations, postemployment benefits, employee stock options and stock purchase plans, and other forms of deferred compensation. This statement also permits fair value measurement for firm commitments that would otherwise not be recognized at inception and that involve only financial instruments, nonfinancial insurance contract and warranties that the insurer can settle by paying a third party to provide those goods or services, and host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument. This statement is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. Earlier application is permitted as of the beginning of a fiscal year that beings on or before November 15, 2007. The Company does not believe that the adoption of SFAS No. 159 will have a material effect on its results of operations or financial position.

Going Concern

Since we have not generated any revenue since inception on August 20, 2001, a reference to our ability to continue as a going concern is included in our audited consolidated financial statements for the years ended January 31, 2007 and 2006. We have also included a reference to our ability to continue as a going concern in Note 1 to our unaudited consolidated financial statements for the period ended April 30, 2007. Our total stockholders’ equity at January 31, 2007 was $902,881. Our total stockholders’ equity at April 30, 2007 was $1,072,042.

Our audited and unaudited consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, our audited and unaudited consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

DESCRIPTION OF PROPERTY

Our offices

We rent the premises for our principal office that consists of approximately 2,857 square feet of office space located at 3024 East Fort Lowell Road, Tucson, Arizona 85716. We rent these premises for $3,571 per month plus a pro rata share of taxes and maintenance. We rent 1,800 square feet of warehouse storage space located at 2766 N Country Club Road., Tucson, Arizona 85716. We rent these premises for $1,500 per month plus a pro rata share of utilities and maintenance.

We believe that our existing office facilities are adequate for our needs through the end of the year ended January 31, 2008. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Our mineral claims

We currently hold a 100% interest in 707 mineral claims covering approximately 177 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Super Project”) We also hold 56 mineral claims covering approximately 13.5 square miles in Southwestern Alaska approximately 40 miles northeast of the northern boundary of the Big Chunk claims (the “Bonanza Hills Claims”). We plan to ascertain whether the Big Chunk Super Project and Bonanza Hills claims possess commercially viable deposits of gold, copper, molybdenum, silver and zinc. To date, we have completed a detailed study, by airplane, of the magnetic fields found on our Big Chunk Super Project claims. One hundred eleven miles of induced polarization surveys have been completed over portions of our Big Chunk Super Project claims. We have also drilled 31 drill holes to an average depth of about 400 feet for a total of 12,277 feet of drilling on our Big Chunk Super Project claims. At present, only a small part of our Bonanza Hills claims have been sampled.

Our board of directors decided that we will perform only the minimum amount of exploration activity required to maintain our current Alaska claims in good standing as a result of difficulties that other companies in the Iliamna region have experienced trying to apply for drill permitting, mine permitting and obtaining approved road plans to build an access road to their potential mine site. The difficulties are likely connected to efforts by lobbying organizations that insist that mining operations in the region would pollute rivers and salmon fisheries draining into Bristol Bay lying to the west and disturb a large amount of forest land. It is our management’s estimate that it will take several years before these environmental issues are resolved and management believes that, in the mean time, our limited resources are better spent on exploration at the North Pipes Super Project.

We also hold a 100% interest in 1,856 Federal lode mining claims covering approximately 61 square miles on the Colorado Plateau Province of Northern Arizona (the “North Pipes Super Project”). The 1,856 Federal lode mining claims include approximately 340 breccia pipe targets (“Pipes”). We are in the process of staking additional mineral claims at the North Pipes Super Project. We have 90 days following the staking to perfect the claims, which means to make the first year’s rental fee and complete the filing of the staked claims with the U.S. Bureau of Land Management. If the title to the staked claims is not perfected within 90 days and we do not re-stake the claims, the title to each of the claims will revert back to the federal government. Currently the Company has staked, but not yet perfected, title to 400 additional potential claims at the North Pipes Super Project. We plan to ascertain whether the North Pipes Super Project claims possess commercially viable deposits of uranium.

We also hold a 50% interest in 14 Federal lode mining claims (“Elle Venture claims”) at the North Pipes Super Project location through the Elle Venture, a general partnership with Xstate Resources Limited (“Xstate”). Xstate has the right of first refusal to buy or joint venture in relation to the other pipes and claims later staked in the Elle Venture. We plan to ascertain whether the Elle Venture claims possess commercially viable deposits of uranium.

We have not found any mineral resources on any of our claims.

Our claims in the State of Alaska

The following is a map showing our mineral claims in Alaska:

Big Chunk and Bonanza Hills, Southwestern Alaska
Alaska State Lode Mining Claims held by Liberty Star Uranium & Metals Corp.
Bonanza Hills Claims
54 AK Lode Mining Claims
13.5 Square Miles
Big Chunk Claims
707 AK Lode Mining Claims
176.75 Square Miles
Nondalton
Iliamna
Newhalen
Pedro Bay
Lake Iliamna
Kokhanok
Alaska
Map Extent
Explanation
Villages
Liberty Star Uranium & Metals Corp Claims
Northern Dynasty Pebble East & West Mineral Deposits
Northern Dynasty Claims
WGS 1984 Zone 5N Datum
Map Created 1/31/07 by CJS
Modified 4/19/07 at 14:33 by CLW
0 5 10 20 Miles
0 10 20 40 Kilometers
310000
340000
370000
400000
430000
6750000
6720000
6690000
6660000
6630000
6600000
6570000

Our claims in the State of Alaska consist of 763 State mining claims, spanning approximately 190 square miles in the Iliamna Mining District of southwestern Alaska, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage, Alaska. The properties lie about 20 to 60 miles north of Lake Iliamna, and 15 to 60 miles northwest of the village of the same name. The only access to our Alaska Claims and the general area is by snowmobile in the winter, helicopter during any time of the year, or by foot.

Our claims in the State of Alaska are Alaska State mining claims on State of Alaska owned (surface and mineral) land. State mining claims in Alaska may be kept in good standing by incurring annual assessment work or by paying cash in lieu of assessment work in the amount of $400 per 160 acre quarter section claims or $100 per 40 acre quarter-quarter section mineral claims per year and by paying annual escalating state rentals. To keep our existing property in good standing, the annual assessment work or cash in lieu obligations total approximately $298,600. Sufficient work has been done to cover all requirements for 2004 through 2008. The annual state rentals are $100 for 160-acre quarter section claims and $25 for 40-acre quarter-quarter section claims. The rental period begins at noon on September 1st through the following September 1st and annual rental payments are due on November 30th of each year. State rentals for the rental period ending September 1, 2007 totaled approximately $72,300 and have been paid. Alaska State production royalty is three percent of net proceeds (income). State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

Our Alaska Claims are owned 100% by Big Chunk Corp., an Alaska corporation that in turn is owned 100% by us. The only royalties, payments or other encumbrances on the property are those owed to the State of Alaska as mentioned above. Federal taxes will be owed on profits made from mining on the property.

Environmental / Permits

Within our Alaska claims, aside from the foreseeable displacement of fish and wildlife resources within the immediate mine and related structures and increased human access by a mine development project, we are not aware of any specific environmental impact that affect the mineral claims. In August 2004, Liberty Star contracted Lynx Enterprises to obtain permits for drilling. The following table summarizes the permits required for drilling and the day those permits were issued. Some of these permits are multi-year permits, and others will have to be renewed each year.

Alaska Permits	Date Issued
DNR Temporary Water Use Authorization TWUP F2004-24	September 17, 2004
US Army Corps of Engineers authorization under Nationwide Permit #6, Survey Activities POA-2004-1317-D	September 7, 2004
DNR Miscellaneous Land Use Permit for Hardrock Exploration and Reclamation	September 17, 2004
DNR Fish Habitat Permit FH-04-II-0267	September 20, 2004
Annual Reclamation APMA A042793	December 1, 2004
DNR Miscellaneous Land Use Permit # A052793	May 11,2005
DNR 2005 AMENDMENT #1 Miscellaneous Land Use Permit	June 8, 2005
DNR Annual Placer Mining Permit A052793	May 11, 2005
DNR Fish Habitat Permit FH-05-II-0142	May 11, 2005
DNR 2005 AMENDMENT #2 Miscellaneous Land Use Permit	August 2, 2005
Annual Reclamation APMA A052793	November 10, 2005

All of our Alaska Claims are large enough to host open pit mines, with sufficient areas for facility sites, waste and tailing storage and all other spatial requirements. Water is found at surface to supply mining and mineral recovery operations as well as other water demands. Power is not available on the properties and will have to be developed or brought in prior to mining and mineral recovery operations.

Drilling

2004

Quest Drilling completed four holes on the Alaskan properties in late 2004. The holes were drilled with a LF70 helicopter portable diamond core rig, taking a 2.35 inch in diameter core sample and a total footage of 1,329 feet in samples. We contracted Connors Drilling to carry out the drilling in 2005. A helicopter portable diamond core drill was used. A total of 10,948 feet was completed. Both 3.77 inch and 2.35 inch core was drilled. Permits for both programs were filed, accepted and subsequent to drilling closeout work and reclamation reports were filed after completion.

2005

Conners Drilling completed 10,948 feet or 333.6 meters of drilling including 3.77 inch (HQ) and 2.35 inch (NQ) diamond drill core in 27 drill holes.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Our claims in the State of Alaska lie within the Nushagak-Big River Hills, an area of rolling hills and low mountains separated by wide shallow valleys blanketed with glacial deposits and numerous streams and small, shallow lakes. Elevations range from 525 feet above sea level (asl) to 1,584 feet asl.

Access to the project from Anchorage is via fixed wing aircraft to the Village of Iliamna, a distance of 265 miles. Iliamna has a state-operated airport with a 5,000 foot paved runway. It is serviced by several passenger and cargo flights daily from Anchorage, using Platus PC12, Fairchild Metroliner III, Hercules and DC-6 aircraft, as well as smaller charter aircraft. Current access from Iliamna to the property is by helicopter, a flying distance of 25 miles. Bulk fuel and heavy freight can also be barged in the summer months to Lake Iliamna via the Kvichak River. There is no extensive road network in the Iliamna district, with only limited local roads in and around the villages of Newhalen, Iliamna and Nondalton. The communities of Iliamna, Newhalen and Nondalton have a combined population of approximately 700 people. Iliamna and surrounding communities have very limited commercial business infrastructure, except for that which services a seasonal sports fishing and hunting industry. A small hydroelectric installation provides power for the three communities.

The climate of the Iliamna area is similar to that of Anchorage. The mean daily maximum temperature in July is 62ºF and the mean daily minimum temperature in January is 8ºF. Average annual precipitation is 27 inches with most occurring as rainfall from June through August. The climate, while periodically harsh, is sufficiently moderate to allow mining to be conducted year-round. Tundra plant communities, mixtures of shrub and herbaceous plants, occupy the barren ground of the project area. Willow is commonly found only along streams and sparse patches of dense alder are confined to better-drained areas where coarse soils have developed. Poorly drained regions underlain by fine soils support only dwarf birch and grasses. Vast areas of undeveloped land exist for facility sighting and other developments to support a large open mining operation.

The property is large enough to host numerous open pit mines, with sufficient areas for facility sites, waste and tailing storage and all other spatial requirements. Water is found at surface to supply mining and mineral recovery operations as well as other water demands. Power is not available on the property and will have to be developed or brought in prior to mining and mineral recovery operations.

Present condition of our claims

Our Alaskan claims are undeveloped. There are no open-pit or underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. There is no road access to our Alaskan properties.

Claim status

In Arizona, during the month of August 2005 we filed with the Bureau of Land Management the Notice of Intent to Hold and Certification of Payment of Rental and Maintenance Fee Affidavits for the initial group of 313 federal unpatented lode mining claims. In December 2005 an additional 95 federal unpatented lode mining claims were filed with the Bureau of Land Management. In February and March of 2006 we filed an additional 139 federal unpatented lode mining claims with the Bureau of Land Management. In April 2006, we staked an additional 104 claims and filed them with the Bureau of Land Management. During the period from May 2006 to January 31, 2007 we staked 748 additional claims and filed them with the Bureau of Land Management. During the period from February 1, 2006 to April 18, 2007 we staked 457 additional claims and filed them with the Bureau of Land Management. The combined 1,856 mining claims have had all applicable fees paid, and are in good standing as of July 30, 2007.

Exploration History

Prior History

Except as indicated below, we are unaware of any previous claim ownership anywhere on our Alaska claims, nor any exploration, other then minor surface sampling. No evidence of development work has been found on the properties. No historical mineral resources or reserves are in the published literature.

Our Alaska claims

Our Alaska claims are located in a remote area of Southwestern Alaska where limited exploration and development activity has occurred. The area is largely covered by glacial debris, soil, and tundra. Little geologic, geochemical or geophysical data is available, and that which is available is of a general nature and of low quality.

Our Big Chunk Super Project claims

We are unaware of any previous claim ownership anywhere on our Big Chunk claims in Alaska. No historical mineral resources or reserves are in the published literature concerning the property. Other than minor exploration that was conducted by Cominco Alaska, Anaconda and the United States Geological Survey, we are not aware of any prior exploration that was conducted on our Big Chunk claims in Alaska prior to January 10, 2004, when our aerial survey of the magnetic fields began.

Our Bonanza Hills claims

Anaconda and Cominco Alaska also conducted some minor tests on our Bonanza Hills claims in the past. The work they conducted consisted of surface sampling and a small geophysical survey. We are not aware of any other exploration that occurred there before we began our exploration there.

Recent Exploration of the Alaska Claims in 2004 and 2005

Work Summary 2004

We have carried out exploration work on our Alaska claims in an effort to ascertain whether they possess commercially viable deposits of gold, copper and molybdenum and by-product silver. We have undertaken an aeromagnetic geophysical survey, started January 10, 2004 and completed June 6, 2004, over the claims and a significant surrounding area. This survey covers 1,408 square miles, was flown at a constant elevation above the surface of 297 feet with lines every 825 feet with a magnetic measurement every 18 feet. The magnetic contours are reduced to the pole and color contoured. This map is the most detailed existing for the area. This map is the foundation that will be used to help interpret sub surface geology and alteration related to rock types, faults and vein and alteration zones. It will also help us interpret the results of other studies done or to be done, such as geochemical sampling and electrical ground geophysics known as Induced Polarization or IP. The next step in our exploration program was the collection of geochemical samples consisting of twigs of specific plants, known as biogeochemical samples; soil samples taken from shallow excavations about six inches deep known as soil sampling; sediments from running streams known as stream sediment sampling; and water samples from still water simply known as water sampling. These samples were taken along lines 3,279 feet apart with samples every 660 feet along each line except for the stream sediment samples and water samples that were taken along waterways where sample material was available. Each sample was located with a Hewlett-Packard Pocket PC (IPAC) equipped with Global Positioning Satellite (GPS) receiver software and color map display. All detailed information about the sample was collected using software written for the purpose. This information was automatically down loaded each night by each sampler, and transmitted to an archival computer at base camp. Each sample was analyzed for 37 elements including gold, silver, copper and molybdenum by an accredited analytical geochemical laboratory. Numerous blanks and repeat samples were submitted at the same time to assure quality assurance/quality control (QA/QC) as a standard procedure. Nine thousand three hundred and three samples were collected and greater than 325,000 determinations made on these samples. Appropriate computer programs were used to plot these results for each element on computer maps that are accurate in scale. The computer software is known as Geographic Information Systems (GIS) and is standard for the industry. The next step was to do ground electrical geophysics known as Induced Polarization or IP. This method involves putting an electrical current into the ground, shutting off the current and measuring the time it takes for the electricity to come back out. Where there is mineralization, the metallic particles act as micro storage units (capacitors) showing the metallic mineral content. This method is standard for the industry having been in use for more than 40 years. Zonge Engineering and Research Organization Inc. of Tucson, Arizona did the work. There was only one month of available survey time and not all the ground could be tested.

One area of unusually high geochemical values (an anomaly) was emphasized. Strong IP response was obtained indicating metallic minerals co-incident with the geochemical anomalies. This area was declared an interesting target and was named White Sox – for the small biting insect with white feet that lives there. When a diamond drill rig was available in late October, we drilled four scout drill holes spaced about one kilometre apart and drilled to penetrate below the surface to get a preliminary idea of what was beneath glacial soil-tundra (till) cover. Porphyry style alteration and mineralization was encountered. The two westerly holes encountered strong pyrite (iron sulphide) and high arsenic but little copper and molybdenum values. The easterly holes showed lower pyrite content, no significant arsenic but higher copper and molybdenum values. These results are classical porphyry deposit metal zoning patterns. They tell us a porphyry mineral center is probably located to the north and east perhaps about 3,000 feet. Additional interpretative work is ongoing. The cost of these above described studies was approximately $2 million. Additional IP geophysics, geochemistry sampling and drilling will be performed with the objective of defining a resource at White Sox and more scout diamond drilling on other geophysical and geochemical anomalies that may define other mineral centers.

Work Summary 2005

The Big Chunk Super Project has had a productive summer field season though low drill production occurred during the first month of drilling due to mechanic breakdowns. To date, we have completed 10,948 feet or 333.6 meters of drilling in 27 drill holes. We have completed 69.2 miles or 111.4 kilometres of IP. We have completed 109.5 miles or 176.2 kilometres of line surveying and clearing. We have collected 1175 vegetation samples, 146 miles or 235 km of sampling.

Drilling has encountered numerous copper (chalcopyrite) bearing intervals, typically in diorites and country-rock greywacke. Copper bearing intervals typically have chlorite-epidotic alteration, with fracture controlled, vein hosted and disseminated pyrite plus or minus Pyrrhotite. A few potassium feldspar (Kspar) flooded intervals have been encountered, and some of these are associated with chalcopyrite mineralization. Overall these mineralized intervals are similar to porphyry style mineralization seen at Pebble and at other porphyry deposits. Chalcopyrite mineralization is seen up to 0.5% (approximately 650 ppm Cu). A few intervals of molybdenite are seen in intervals of up to 0.1% (approximately 75 ppm Mo).

An exploration model for the district has become apparent. Pebble, the nearby occurrences and all of our most interesting IP anomalies and rocks in core have been found on the shoulders of magnetic highs in areas of moderate to high magnetics. This seems to fit the genetic model of the Pebble deposit. Pebble developed through magmatic evolution from mafic (and magnetic) intrusives, through time to increasingly more felsic intrusives. The porphyry development occurred during the youngest most felsic phases of intrusion. All known occurrences have a spatial and undoubtedly a genetic relationship to mafic intrusives.

The largest magnetic anomaly at Pebble is a pyroxenite, and the lesser magnetic anomalies on the property are diorites. The exposed and drill tested magnetic anomalies on the Big Chunk property are magnetite and pyrrhotite bearing diorites. One-felsic porphyry with chalcopyrite and molybdenite has been encountered in a drill hole on the Baltusrol prospect. Other chalcopyrite and molybdenite mineralization on the property is associated with quartz veining in greywacke country rock and equacrystalline to porphyritic diorites.

Results to date suggest that we should focus on the larger magnetic anomalies, and specifically on the shoulders of magnetic anomalies. IP has been consistently useful in defining sulfide bearing rocks and should be continued as the main drill targeting method.

Geology of the Alaska Claims

Basement or pre-intrusive rocks in the area of our Alaska claims include Triassic to Cretaceous sediments ranging from limestone to shales, sandstone and conglomerate as well as volcaniclastic units. These sedimentary units have been intruded by a variety of igneous (molten rock arising from below the surface of the earth which intrude – thus intrusives – solid surface rocks) rocks ranging in age from Upper Cretaceous to Tertiary. Included are quartz monzonite, granodiorite, quartz diorite and porphyritic granodiorite intrusive types. These rocks are thought by the U.S. Geological Survey and company geologists to shortly precede or be contemporaneous with metallic mineral emplacement and alteration. Pyroclastic welded rhyolite tuff (volcanic rock fragments of granite – quartz monzonite- granodiorite composition blown out of a caldera in a hot glowing state so when they fall to earth they stick -weld- back together) from the caldera that is part of the genetic origin of the mineral deposits in the region. Gold anomalies in the welded tuffs in the western part of the Company claims may be indicators of gold mineralization like the gold ore body at Round Mountain, Nevada in the same type of tuffs in the same caldera environment. Post mineral cover rocks include Tertiary volcanics of basaltic and andesitic composition. These post mineral cover rocks include flows and flow breccias. Thin alluvium and glacial detritus or till of various types cover low areas.

Mineralization is expected to be disseminated in intrusive rocks in typical porphyry copper manner. Porphyry copper deposits are the largest source of the world supply of copper. They are generally mined by open pit methods but are sometimes mined by underground methods using a bulk mining technique called block caving. In strict definition they are disseminated copper minerals in a large body of porphyry intrusive igneous rock. In the commercial sense the term is not restricted to ore in porphyry but is applied to deposits characterized by huge size (particularly with respect to horizontal dimension), uniform dissemination and low average per ton copper content. They typically and generally contain molybdenum, gold, silver, zinc and lead which can be important by or co-products of the mineral deposit. Higher-grade skarn replacements in limestones as well as in hornfelsed clastic rocks may also be present. These types of mineral occurrences happen when the mineral bearing intrusive porphyry comes in contact with limestone or sandy shale sediments. Chemical reaction with these rocks tends to form an alteration product known as skarn or hornfels and richer grade mineralization is concentrated in these areas. Large breccia features, perhaps pipes, have been described in the area and may provide loci for high-grade mineralization. Breccia pipes are typical of porphyry copper deposits and form as a result of rock movement (faulting) or the action of hot, high pressure moving water vapor (hydrothermal fluid) where in some cases high grade copper or other metallic minerals are concentrated. Gold mineralization and deposits are frequently found at a distance (distal) from porphyries as seen at Round Mountain, Nevada and at Bingham Canyon, Utah at the Mercur gold deposit and elsewhere.

Mineralization of the Alaska Claims

Mineralization consists principally of pyrite, chalcopyrite, and molybdenite as fracture fillings and disseminations in intrusive and sedimentary host rocks, with some quartz-veinlet stockwork. Mineralization is strongest within and around the altered intrusive dikes and sills and is spatially associated with quartz veining and chlorite alteration. Drill hole BC1003 contains the strongest mineralization, with several zones of chalcopyrite and molybdenite. The table below summarizes the geochemistry of that hole. Trace amounts of chalcopyrite were noted in the other drill holes.

Summary of Drill Hole Geochemistry
HoleID	From(m)	To(m)	Length(m)	Ag(ppm)	Au(ppm)	Cu(ppm)	Mo(ppm)	Pb(ppm)	Zn(ppm)
BC1001	3.66	90.47	86.81	0.15	0.004	82	1	6	88
BC1002	9.14	34.44	25.3	0.1	0.001	192	13	4	65
BC1003	3.05	206.35	203.3	0.08	0.002	195	16	3	66
including	70.82	78.94	8.12	0.15	0.004	456	19	4	49
including	176.39	177.39	1	0.05	0.0005	300	289	2	97
BC1004	42	73.76	31.76	0.14	0.011	93	1	9	92

Exploration of the Alaska Claims

Liberty Star staked the property in December 2003. An aeromag survey was flown over the property in the months of January, February, March, and April with the final product submitted in the first week of June 2004. Fieldwork including surface sampling, induced polarization (IP) geophysics and drilling were conducted from June through October 2004.

McPhar Geophysics flew the aeromag survey during January, February, March and April of 2004 with the use of a fixed wing aircraft. The survey covers approximately 1,407 square miles. It was flown at an optimum elevation of 395 feet draped above the ground surface, and flight lines spacing was 820 feet. Flight line profiles grids were computer generated into a three-dimensional surface 295 feet above the ground. The plane was controlled primarily by autopilot flying the computer surface controlled by GPS, radar, altimeter, barometers altimeter, and pilotage. The dense flight line spacing and low elevation flight lines provide a high level of detail in the data, which is helpful in mapping out rock types and structures accurately.

A majority of the 2004 fieldwork was surface geochem sampling. The table below summarizes the number of samples collected during this work.

Summary of Surface Samples Collected in 2004
Sample Type	Number of Samples
Vegetation Samples	4,274
Soil Samples	3,366
Water	993
Stream Sediment	610
Rock	60
Total	9,303

Surface sampling methods followed industry standards for collecting a representative sample from its location and minimizing contamination. Vegetation and soil samples were collected on a grid, with approximate 656 feet station spacing and 0.621 mile line spacing. Infill lines were sampled on anomalous areas. Stream sediment, water, and rock, samples were collected approximately every 2,625 feet on most drainages. Rock samples were collected wherever premineral alteration or mineralization was noted.

Surface samples were shipped to MEG Labs in Carson City, Nevada for lab preparation and analyzed at Acme Labs, a certified lab in Vancouver, British Columbia, Canada using ICP, mass spectrometer analytical methods.

Surface sampling analysis indicates the White Sox area as a primary target for copper and molybdenum mineralization. Vegetation sampling analysis indicates several other targets on the property have porphyry copper geochemical signatures and further work is needed.

Induced Polarization (IP) surveys were conducted by Zonge Engineering, Tucson, Arizona. Dipole lengths were 492 feet. The Reconnaissance IP (RIP) surveys used 1,640 feet receiver wires, spread in an L shape at each station. The White Sox area has an IP response indicating the presence of metallic mineralization with readings similar to a copper porphyry deposit within the district and elsewhere in the world. Two small responses in the RIP survey indicate potential for small metallic deposits in those areas.

Shea Clark Smith (MEG Labs) and Michael Schaefer (Geo-Information Solutions) conducted a study of the vegetation geochemistry and concluded that data is reliable and useful for interpretation of the property. They wrote a report summarizing their findings with recommendations to follow up many different multi-element anomalies. Thirty days of IP was conducted from August 15 through September 15, 2004. Both dipole-dipole and reconnaissance IP (RIP) was conducted. The table below summarizes the work that was completed. It was a very productive crew and the results are encouraging. A few small areas of IP response was detected with the RIP survey. But, more significantly a sizeable and significant IP response was measured on all four lines at White Sox. These profiles indicate the presence of disseminated metallic material, similar in quantity to many copper porphyries around the world.

Summary of Induced Polarization Surveys
IP Method	Line-Miles or Area Covered
9 Dipole-Dipole lines	26.1 miles
30 RIP Stations	~13.5 sq miles

Drilling of the Alaska Claims

Four drill holes totalling 1,329 feet were completed in the White Sox area. The drilling was accomplished by Quest Drilling, Vancouver, British Columbia, Canada, with the use of a helicopter portable LF70 hydraulic drill.

The core was not "oriented", so the true thickness and orientation of mineralized zones is unknown. Assay results show that the eastern-most hole has the most copper and molybdenum, and future drilling should continue testing to the east.

The drill results are encouraging, visible copper mineralization was noted in two holes and visible molybdenite was noted in several places in one hole. This mineralization and the associated alteration are indicative of a copper porphyry system, and maybe peripheral to a large disseminated deposit.

Sampling Method and Approach of the Alaska Claims

The holes are all 2 1/8 inch in diameter. The core was photographed prior to logging and again after splitting. The core was logged after the first pass of photography; lithology, alteration and mineralization were entered into an Access database form. Sample intervals were then assigned, with new sample intervals at every lithology break, and also at the strongest alteration and mineralization boundaries. Samples of 6.56 feet were the standard sample length between these breaks. After logging, the core was split with a diamond saw, half the core went back in the core boxes for permanent storage and half the core was put into clear polyethylene bags. The sample numbers from each batch were then randomized and the samples were gathered in that randomized order for shipment to the prep lab. The samples were then sent to ALS Chemex Labs in Fairbanks, Alaska for crushing and pulverization (lab preparation) into pulps. The pulps were then sent from there to ALS Chemex Labs (a certified laboratory) in Vancouver, British Columbia, Canada for assay.

As this was just the earliest exploration drilling, a chain of custody for the samples was not implemented. A QA/QC program was implemented. The samples within each sample batch were randomized within the submittal form and a standard or blank was inserted every tenth sample. The samples were submitted to be processed at the prep lab and at the assay lab in the randomized order. Visual inspection of the assay results of the QA/QC samples indicates that there were no down-hole smearing or other analytical problems.

No sampling, or recovery issues or any other factors have been identified that could have lead to any reliability issues of the drill results. Visual estimates of the drill core were in the 100 to 200 ppm copper range (1 to 2% chalcopyrite) and the assays confirm those estimates. There was no significant core loss, or significant zones of low recovery. The diamond saw was new, with regular blade cleaning and no other processes that would lead to contamination. The samples were continuous downhole, and there are no issues regarding the quality of the samples. Grades were relatively uniform, so there are no issues regarding compositing of low-grade material with higher-grade material.

Sample Preparation, Analyses and Security

Industry standard treatment of core was implemented. The samples were handled, photographed, logged and split in a facility that had constant traffic of employees and contractors with no periods of time where salting, or other altering of the sample quality could have taken place without notice by several employees or contractors. An officer of the company supervised all aspects of the core handling, photography, logging, splitting and sampling. This officer performed none of the sampling or splitting or any other core handling that could have reduced the validity of the sampling.

Data Verification

ALS Chemex Labs is ISO 9000:2001 certified, and a world-renowned laboratory, well respected in the industry for quality control and quality assurance. Liberty Star conducted its own QA/QC checks, which could be checked against ALS Chemex QA/QC records. We believe the integrity of the sampling, sample preparation, security and analytical procedures are of the best industry standards. We also believe that the QA/QC work verifies this integrity and that there are no other problems regarding the sample results.

Mineral Processing and Metallurgical Testing

No metallurgical testing has been accomplished on our property. However, a mineralization is thought to be typical of the porphyry copper type that can be recovered by standard techniques of crushing, grinding concentration by froth flotation and smelting of such concentrates.

Mineral Resource and Mineral Reserve Estimates

No resource estimation has been accomplished on our property. However, mineralization is thought to be typical of the porphyry copper type that can be recovered by standard metallurgical of crushing, grinding concentration by froth flotation and smelting of such concentrates.

Mineral Resource and Mineral Reserve Estimates

No resource estimation has been accomplished on our property.

Recommendations

Our property is in various stages of exploration. The White Sox area has received the most work and is a little more advanced then other portions of the property. A mineralized center has been identified with drilling. Additional drilling on and near the IP response was recommended during the next field season. The IP response at White Sox should be fully delineated with additional IP to the north, east and south of the current survey. Concurrently additional geochemical sampling should be done on more closely spaced intervals. Drilling should continue to evaluate those areas with the appropriate geochemical and IP response (>40 mRad). Once ore-grade mineralization is encountered, a grid-drilling program should be initiated to delineate resources. 320 ft by 320 ft drill spacing is sufficient to delineate inferred resources.

Dipole-dipole Induced Polarization (IP) and Reconnaissance IP (RIP) should be conducted on the remainder of the property. The higher quality geochemical anomalies should be evaluated with dipole-dipole IP. Any significant sized dipole-dipole IP responses over 40 mRad should be drill tested.

Lower quality geochemical anomalies should be evaluated with RIP. Any RIP anomalies should be detailed with dipole-dipole IP. Any significant sized dipole-dipole IP responses over 40 mRad should be drill tested.

Since 2005, we have chosen to focus our efforts and limited resources on our Arizona exploration and have not as yet followed the recommendation for additional drilling on our Alaska claims.

Work Plan for the Alaskan Claims

Our board of directors decided that we will perform only the minimum amount of exploration activity required to maintain our current Alaska claims in good standing as a result of difficulties that other companies in the Iliamna region have experienced trying to apply for drill permitting, mine permitting and obtaining approved road plans to build an access road to their potential mine site. The difficulties are likely connected to efforts by lobbying organizations that insist that mining operations in the region would pollute rivers and trout and salmon fisheries draining into Bristol Bay lying to the west and disturb a large amount of forest land. It is our management’s estimate that it will take several years before these environmental issues are resolved and management believes that, in the mean time, our limited resources are better spent on exploration at the North Pipes Super Project.

Our Arizona Claims

The following map shows our Arizona breccia pipe targets:

North Pipes Super Project, Mohave and Coconino Counties, Arizona
Pipes owned by Liberty Star Uranium & Metals Corp.
Kaibab Indian Reservation
Mohave County
Coconino County
Pigeon Mine
Hermit Mine
Kanab N Mine
Hack Mines
Kaibab National Forest
Arizona 1 Mine
Pinenut Mine
Map Extent
Arizona
Pipe Collapse Feature or Breccia Pipe Target
Existing Mine
Elle Joint Venture Boundary
There are 343 identified collapse features located on current Liberty Star Uranium & Metals Corp. claims. The features have been identified through aerial photo interpretation, geophysical modeling, and field mapping.
Prepared 2/28/2007 by EDM
Updated 4/18/2007 at 10:02 by CLW
WGS 1984 12N
1:250,000
0 1 2 4 6 8 10 Miles

Our Arizona Claims

Our plan for exploring and developing commercially exploitable resources of uranium began in the spring of 2004 when we determined that the world supply of uranium was insufficient to keep the world’s existing nuclear power plants operating. Our program began with research to determine whether the State of Arizona, an important uranium producer in the 1960s, 1970s and 1980s, still had potential for additional uranium production. This lead to the recognition that the poorly known breccia pipe district around the Grand Canyon drainage on the Colorado Plateau geologic province had produced the highest grade uranium in the United States of America and second highest grade uranium in the world from eight mines discovered in the late 1950’s and 1970’s which produced uranium until the early 1990s – the last producing mines in the United States of America. Once we realized this, the Company assembled employees and consultants and began an exploration program to identify and acquire, by staking Federal lode mining claims, breccia pipe targets (Pipes). We intend to explore these Pipes one after the other.

Our Arizona claims comprising the North Pipes Super Project (“NPSP”)

Our Arizona claims consist of 1,856 Federal mining claims, covering approximately 61 square miles and Arizona State Mineral Exploration Permits (“MEP’s”) covering two adjoining parcels totalling approximately 480 acres in Northwestern Arizona, located on the north side of the Colorado River, approximately 120 miles northeast of the city of Las Vegas, Nevada. The properties lie about 12 to 35 miles south of the southern Utah border. Access to these Arizona Claims and the general area is by paved highway, dirt roads or by foot. We own 100% of these claims.

Our Arizona claims also consist of 14 Federal lode mining claims in Northwestern Arizona located on the north side of the Colorado River, approximately 120 miles northeast of the city of Las Vegas, Nevada that we own 50% through the Elle Venture, a general partnership with Xstate.

Our Arizona claims are on U.S. Federal Lands and are administered by the Department of Interior, Bureau of Land Management (surface and mineral) land. Our claims may be kept in good standing by paying an advance annual maintenance and rental fee before noon, September the 1st, in the amount of $125 per mining claim. To keep our existing property in good standing, the annual maintenance and rental fees total $232,000. The State Mineral Exploration Permits are administered by the Arizona State Land Department located in Phoenix, Arizona. No fees are due on this land in the calendar year 2007.

The only royalties, payments or other encumbrances on the property are those owed to the Bureau of Land Management as mentioned above. No production royalties are due on mineral production. Federal taxes will be owed on profits made from mining on the properties. A small royalty of about 3% of net mineral production after deducting mining and processing of ore is payable on the State land parcels.

Within our Arizona claims, aside from the foreseeable displacement of wildlife resources within the small area of immediate mine and related structures and increased human access by a mine development project during the underground mining operation, we are not aware of any specific environmental impact that affect the mineral claims. We expect these disturbances will be less than 10 acres. The underground access will probably be by a decline ramp and no headframe will be at the surface. The surface operations will be surrounded by a low hill constructed with a spiral entrance to a hollow center so surface infrastructure will not be visible from surface vantage points. Immediate revegetation of the hill with natural vegetation will further enhance its natural appearance. Buildings will be painted a color matched to the earth tones and the one or two buildings will be camouflaged with military style netting so there will be little detection possible from the air. The water table is fully 1,000 feet below the lowest expected ore intercepts so no pollution of the water table is possible. As production progresses, dewatered crushed rock with uranium and other valuable metals removed by the mill will be pumped back into the underground openings from where they came and at completion the mine workings will be backfilled with removed material, soil will be replaced and the surface replanted with natural vegetation. The surface will be in its natural state and there will be no evidence the mine ever existed.

The following table summarizes the permits required for geophysics or drilling that we have applied for or expect to apply for over the next 12 months:

Arizona Permit/Filing (Per 2001 43CFR3809)	Date
Notice of Intent (< five acres of disturbance - includes Archaeological Survey ) AZA-33693 AZA 33819	October 12, 2006 January 10, 2007
Plan of Operations (> five acres of disturbance)	N/A
Bond Reclamation Arizona Statewide Bond/BLM Bond No. AZB000193 ($100,000 total)	January 22, 2007 ($50,000) March 5, 2007 ($50,000)

Arizona Permit/Filing (Per 2001 43CFR3809)	Date
Environmental Assessment for Plan of Ops	N/A
State of Arizona Water Resources Drilling Permit File No. B(37-7)3 000 File No. B(38-7)34 000 File No. B(37-5)14 000	February 07, 2007 February 07, 2007 March 09, 2007

Our Arizona properties are from 13 to 38 miles from the towns of Fredonia, Arizona or Kanab, Utah. The Federal lands within this area, encompass about 2.8 million acres (4,375 square miles) of public land located in the northwest corner of Arizona and is known as the “Arizona Strip” or (“The Strip”). Isolated from the rest of Arizona by the deep canyons of the Colorado River, this area is closely linked geographically, culturally and economically with southern Utah. The town of Kanab about 10 miles north of Fredonia, Coconino County, Arizona is the primary supply depot. The town of St. George, the largest in southern Utah lies about 150 miles by two lane paved highway west of Kanab. The area is vegetated with sage and juniper, with incised arroyos and canyons. The Strip encompasses the northern portion of Mohave and Coconino Counties. There are no inhabited communities in the interior of the Strip and the human population is low to absent.

The only paved highways, three of them, cross the northern tier of the Arizona Strip. No paved roads extend into the interior, but over 4,400 miles of unpaved roads and truck trails criss-cross the area. Most of the development in the interior of the Arizona Strip is related to ranching operations and includes waters, fences and diverse other types of rangeland improvements. The few ranch houses (line cabins) scattered across the Strip are not permanent residences but only occasionally used by ranch hands.

The principal industries in the Arizona Strip are ranching and minerals exploration and development. Grazing of livestock has been a major use of the public lands since the 1860's and continues to be to this day. Active uranium exploration and development operations have occurred over the past three decades. Eight mines were operated on the Strip. Three were mined out and the sites rehabilitated. The other five have been shut down due to low uranium prices.

Elle Venture with XState Resources Ltd (“Xstate”)(previously OCR Limited)

In June of 2006 the Company entered into a letter agreement with XState for them to provide funding for exploration of three breccia pipe targets (Pipes) and a right of first refusal on seventeen additional Pipes within a twenty two square mile Area of Mutual Interest (AMI). A non-refundable deposit was made by XState on July 17, 2006. In October 2006, the Company entered into the joint venture agreement with Xstate, thus, forming the Elle Venture. The entire required funding of an additional $2,900,000 was deposited to the Elle Venture account in Tucson, Arizona and the Elle Venture commenced on December 15, 2006. The deposit of this money earned Xstate a 50% interest in the 14 Federal lode mining claims overlying three Pipes. The three Pipes are named Hada, Elle and Hermina.

Exploration Activities during calendar year 2006

We carried out various exploration activities on our Arizon claims in 2006 and we also staked additional claims. Our exploration activities included the planning and budgeting of geologic, geophysical, geochemical, archaeological and biological surveys (for permits for access and drilling) and negotiating with various contractors to provide the services. Beginning on about June 15, we contracted Zonge Engineering and Research Organization (Zonge) to run ground-based geophysics known as CS/NS AMT (Controlled Source/Natural Source Audiorange Magneto Tellurics) on certain of our Arizona claims. Twenty two line miles of this geophysics was run over seven targets including the three pipe targets connected to our Elle Venture and others on land exclusively owned by us. After the field work phase was completed in late August, another 30 to 45 days was required for computer reduction and analysis of the massive amounts of data required by this methodology. The data was submitted to us by Zonge about mid-October.

Present condition of our claims

Our Arizona claims are undeveloped. There are no open-pit or underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. There is abundant road access to the Arizona properties.

Claim status

In Arizona, during the month of August 2005 we filed with the Bureau of Land Management the Notice of Intent to Hold and Certification of Payment of Rental and Maintenance Fee Affidavits for the initial group of 313 federal unpatented lode mining claims. In December 2005 an additional 95 federal unpatented lode mining claims were filed with the Bureau of Land Management. In February and March of 2006 we filed an additional 139 federal unpatented lode mining claims with the Bureau of Land Management. In April 2006, we staked an additional 104 claims and filed them with the Bureau of Land Management. During the period from May 2006 to January 31, 2007 we staked 748 additional claims and filed them with the Bureau of Land Management. During the period from February 1, 2006 to April 18, 2007 we staked 457 additional claims and filed them with the Bureau of Land Management. The combined 1,856 mining claims have had all applicable fees paid, and are in good standing as of June 20, 2007.

Exploration History

Prior History

Except as indicated below, with respect to our Arizona claims we are unaware of any previous claim ownership anywhere on the properties, nor any exploration, other then minor surface sampling. No evidence of development work has been found on the properties. No historical mineral resources or reserves are in the published literature.

Our North Pipes Super Project claims

The Arizona Strip was an active exploration district in the 1960’s, 1970’s and 1980’s with multiple producing uranium mines and huge tracts of claims held by companies including International Uranium Corp., Energy Fuels Nuclear, Pathfinder as well as others. The work accomplished by these companies included geophysics, geochemistry and drilling. Little to none of this information is available to the public, though many of the drill holes are marked and still visible. No evidence of actual development work has been found on any of our properties. No historical mineral resources or reserves are in the published literature.

Technical Studies and Drilling on the North Pipes Super Project in 2006 to the Current Time.

Geophysics

Geophysical surveys consisting of 22 line miles over 7 Pipes was completed by our geophysical contractor Zonge Engineering and Research Organization Inc. from mid-June to mid October 2006.

In January 2007, on behalf of the Elle Venture, we conducted a 200 line kilometre air survey in the form of an X over the Elle Venture Pipes. The flight took a day and a half. Four VTEM anomalies were detected. The data from these geophysical surveys is still being reduced by computer programs and interpreted along with other geologic data. Until all data from all surveys of all types is completely analyzed, conclusions cannot confidently be drawn.

Stereoscopic geologic color air photo interpretation (photo-geology)

During the summer, fall and winter months, we conducted stereoscopic geologic interpretation of 1:24,000 (1 inch = 2,000 feet) high resolution vertical color air photographs of the area containing our Arizona claims. This completes the air photo interpretation of about 15,000 square miles that we began in 2005.

Geologic field mapping on the surface

We conducted field geologic mapping on several of the Pipes during the summer and fall months.

Geochemical sampling

Baseline geochemical sampling of soil using both traditional sampling techniques analyzed for 37 elements by Certified Assay Lab, Acme Analytical Laboratories of Vancouver, British Columbia, Canada as well as sampling for 28 elements using the Company’s Niton x-ray fluorescence analyzer. It was found that the Niton did not have a sufficiently low detection limit to be particularly useful in this type of survey. The soil sampling with Certified Assay Lab analysis appears particularly successful though studies are still underway on these results. Ten Pipes were surveyed using cross lines in an X pattern over the center of the circular collapse which defines the Pipe. All of these elements - uranium, copper, molybdenum, barium, gold, arsenic, cobalt, nickel, bismuth, chromium, mercury and potassium appear to be anomalous and form useful pathfinders. A grid survey was done over the Loreto Pipe in the southeast corner of the Elle Venture AMI. Significant anomalies over what is interpreted to be a slightly covered breccia feature also showing leached capping after sulphide material. Preliminary thinking suggest that these anomalies may pinpoint the actual breccia center of the pipe complex and it may be possible to get a sense of which Pipes will carry ore grade mineralization at depth. These studies will continue to refine their usefulness. It is likely that such geochemical profiles will be run over all of the Company Pipes in order to prioritize and pinpoint drilling targets. At some point vegetation sampling, which was very successful in Alaska and has met with similar success in desert terrains, may be evaluated.

Drilling

On behalf of the Elle Venture, we contracted for the drilling of three holes to a depth of 1,500 feet. The holes were to be drilled with 8 inch tools using a Barber drill, or dual rotary rig, using air circulation with tri-cone bit or down-the-hole hammer tool and button bits. Only rock cuttings are retrieved from this type of drilling, not rock core which can only be obtained by using a diamond core drill. The Barber drill is capable of simultaneously drilling a hole and drilling in 8 inch casing. The hole was not to deviate more than 5 degrees from vertical. The Barber drill successfully drilled vertical holes within 2 degrees from vertical. However, the results were unsatisfactory, we did not complete the testing because preliminary results were indicating that the method we were using was unable to differentiate between normal sediments and altered and mineralized breccia material. This methodology will be discarded for use on deep seated breccia pipes. The information gained was important. But disappointing as no test was made of the breccia zone targets.

2007 Work Program in Arizona

We intend to conduct surface geologic field mapping in 2007. We expect that this mapping will be in conjunction with geochemical sampling and will make use of both rectified color photo base maps and GPS equipped pocket PCs (Hewlet-Packard iPacs) using mapping software Tierra Mapper and Company proprietary software. We intend to plot rock type and color, leached capping, alteration, mineralization and geologic structure. We also intend to collect rock samples and take photographs. We also expect that we will take radiometric readings using a scintillometer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Certain Relationships And Related Transactions

Transactions with related persons, promoters and certain control persons.

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average our total assets at year-end for the last three completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Board and Committee Meetings

The board of directors of our company held four formal meetings in the year ended January 31, 2007 and one formal meeting in the year ended January 31, 2006. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

For the year ended January 31, 2007 our only standing committee of the board of directors was our audit committee.

Director Independence

For the year ended January 31, 2007 our only standing committee of the board of directors was our audit committee.

Audit Committee

Currently our audit committee consists of our entire board of directors. We do not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.

There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

During fiscal years ended January 31, 2007 and January 31, 2006, there were no special meetings held by this committee. The business of the Audit Committee was conducted by resolutions consented to in writing by all the members of the board and filed with the minutes of the proceedings of the board.

Audit Committee Financial Expert

Our Board has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our Board are collectively capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues to date.

Identification of the Audit Committee

Currently our audit committee consists of our entire Board. The function of the audit committee is to meet with our independent auditors at least annually to review, upon completion of the annual audit, financial results for the year, as reported in our consolidated financial statements; recommend to the Board the independent auditors to be retained; review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore; assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner; and review and approve all professional services provided to us by the independent auditors and considers the possible effect of such services on the independence of the auditors.

During fiscal 2007, there were no meetings held by the audit committee. The business of the audit committee was conducted by resolutions consented to in writing by all the members and filed with the minutes of the proceedings of the audit committee.

Other Committees

We currently do not have nominating or compensation committees, or committees performing similar functions. We will create one or more of these committees at such time as the Board determines it would not be overly costly or burdensome to do so, and is warranted given our then stage of development.

Independent Directors

We currently act with 4 directors, consisting of James Briscoe, Gary Musil, Jon Young and John Guilbert. We have determined that John Guilbert qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock was listed and commenced trading on the OTC Bulletin Board on July 15, 2003 when our corporate name was Titanium Intelligence Inc. On February 3, 2004, we merged with our subsidiary and changed our name to Liberty Star Gold Corp. and traded under the symbol "LBTS.OB". On April 16, 2007 we again changed our name to Liberty Star Uranium & Metals Corp. and our stock changed its trading symbol to “LBSU.OB”. Since July 15, 2003, trading in our common stock has been limited and sporadic. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock on the OTC Bulletin Board.

OTC Bulletin Board (1)
Quarter Ended	High	Low
July 31, 2007	$0.58	$0.35
April 30, 2007	$0.99	$0.53
January 31, 2007	$1.06	$0.50
October 31, 2006	$1.27	$0.35
July 31, 2006	$1.47	$0.70
April 30, 2006	$1.55	$0.86
January 31, 2006	$1.52	$1.07
October 31, 2005	$2.27	$1.21
July 31, 2005	$1.67	$1.03
April 30, 2005	$1.97	$1.10

(1)

These prices were taken from Yahoo! Finance. Such over-the-counter market quotations reflect inter- dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

Our common stock is issued in registered form. The Nevada Agency and Trust Company, of Suite 880 Bank of America, 50 West Liberty Street, Reno, Nevada 89501 USA (telephone: 775.322.0626; facsimile 775.322.5632) is the registrar and transfer agent for our common stock.

On August 30, 2007, the shareholders' list for our common stock showed 68 registered stockholders and 42,931,868 shares issued and outstanding. The closing sale price for our common stock on August 30, 2007, as reported on the OTC Bulletin Board, was $0.37.

EXECUTIVE COMPENSATION

Following are the particulars of all compensation paid or accruing to our named executive officers for the last two fiscal years ended.

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)(7)	Nonequity Incentive Plan Compensation (US$)	Non-qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(1)	Total (US$)
James Briscoe Principal Executive Officer, President, CEO, Chairman and Director	2007 2006	120,000 98,750	14,173 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$134,173 $98,750
Jon Young Principal Financial Officer, CFO, Director, and Treasurer	2007 2006	36,000 36,000	Nil Nil	Nil Nil	138,300(2) Nil	Nil Nil	Nil Nil	Nil Nil	$174,300 $36,000
Philip St. George Former Vice President of Exploration and Former Director	2007 2006	Nil Nil	Nil Nil	Nil Nil	246,400(3) Nil	Nil Nil	Nil Nil	7,012(6) 110,560(6)	$253,412 $110,560
David Boyer Geologist and GIS Specialist	2007 2006	65,004 16,154	Nil Nil	Nil Nil	143,660(4) Nil	Nil Nil	Nil Nil	Nil Nil	$208,664 $16,154
Erik Murdock Geologist and GIS Specialist	2007 2006	38,333 Nil	Nil Nil	Nil Nil	115,500(5) Nil	Nil Nil	Nil Nil	Nil Nil	$153,833 $0

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(2)

Mr. Young was awarded 75,000 incentive stock options on April 6, 2006 with a grant date fair value of $0.64 per share and another 215,000 options on December 8, 2006 with a grant date fair value of $0.42 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(3)

Mr. St. George was awarded 385,000 incentive stock options on April 6, 2006 with a grant date fair value of $0.64 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(4)

Mr. Boyer was awarded 44,000 incentive stock options on April 6, 2006 with a grant date fair value of $0.64 per share and another 275,000 options on December 8, 2006 with a grant date fair value of $0.42 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(5)

Mr. Murdock was awarded 275,000 incentive stock options on December 8, 2006 with a grant date fair value of $0.42 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(6)	We contracted with Mr. St. George as a full time consultant during our Alaska exploration activities. The other compensation represents amounts paid to Mr. St. George as a consultant.

(7)

The Company granted options on April 6, 2006 that are exercisable at a price of $1.11 per share until April 6, 2016, and vest on the basis of 25% of the options on each of the 6 month anniversaries from the date of granting. The Company also granted options on December 8, 2006, and are exercisable at a price of $0.72 per share until December 8, 2016, and vest on the basis of 25% of the options on each of the 6 month anniversaries from the date of granting.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards : Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
James Briscoe	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jon Young	120,000	Nil	Nil	$1.678	12/27/2014	Nil	Nil	Nil	Nil
Jon Young	18,750	Nil	56,250(1)	$1.11	4/6/2016	Nil	Nil	Nil	Nil
Jon Young	Nil	Nil	215,000(2)	$0.72	12/8/2016	Nil	Nil	Nil	Nil
Philip St. George	270,000	Nil	Nil	$1.678	12/27/2014	Nil	Nil	Nil	Nil
Philip St. George	96,250	Nil	288,750(1)	$1.11	4/6/2016	Nil	Nil	Nil	Nil
David Boyer	11,000	Nil	33,000(1)	$1.11	4/6/2016	Nil	Nil	Nil	Nil
David Boyer	Nil	Nil	275,000(2)	$0.72	12/8/2016	Nil	Nil	Nil	Nil
Erik Murdock	Nil	Nil	275,000(2)	$0.72	12/8/2016	Nil	Nil	Nil	Nil

(1)

Options vest 25% on each six month anniversary from the grant date of April 6, 2006. The vesting dates are as follows: 25% on October 6, 2006; 25% on April 6, 2007; 25% on October 6, 2007; and 25% on April 6, 2008.

(2)

Options vest 25% on each six month anniversary from the grant date of December 8, 2006. The vesting dates are as follows: 25% on June 8, 2007; 25% on December 8, 2007; 25% on June 8, 2008; and 25% on December 8, 2008.

COMPENSATION PLANS

As of January 31, 2007, we had one compensation plan in place, entitled "2004 Stock Option Plan." This plan has not been approved by our stockholders. On April 5, 2006 we granted 950,000 non-qualified stock options to non-employee consultants and 644,000 incentive stock options to employees exercisable at the price of $1.11 per share for a term of ten years. On December 8, 2006 we granted 160,000 non-qualified stock options to non-employee consultants and 1,430,000 incentive stock options to employees exercisable at the price of $0.72 per share for a term of ten years. The grant of stock options was made under the terms of the Company’s 2004 Stock Option Plan. During fiscal year ended January 31, 2007 the Company granted 65% of the total stock options to employees.

Number of securities authorized	Number of securities to be issued upon exercise of outstanding options as at January 31, 2007	Weighted-average exercise price of outstanding options as at January 31, 2007	Number of securities remaining available for further issuance as at January 31, 2007
3,850,000	3,740,000	$1.01	110,000

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Employment Contracts

We have not entered into any employment agreements or compensation arrangements with any of our named executive officers.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

The following table sets forth for each director, unless such director is also a named executive officer, the particulars of all compensation paid or accruing for the last fiscal year ended.

Name	Fees Earned or Paid in Cash (US$)	Stock Awards (US$)	Option Awards (US$)	Nonequity Incentive Plan Compensation (US$)	Non-qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(1)	Total (US$)
Gary Musil	Nil	Nil	13,440(1)	Nil	Nil	Nil	$13,440
John Guilbert	Nil	Nil	19,200(2)	Nil	Nil	900(3)	$20,100

(1)

Mr. Musil was awarded 21,000 options on April 6, 2006 with a grant date fair value of $0.64 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements included in this prospectus.

(2)

Mr. Guilbert was awarded 30,000 options on April 6, 2006 with a grant date fair value of $0.64 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements included in this prospectus.

(3)	Mr. Guilbert was compensated for consulting services provided as a member of the Company’s Technical Advisory Board.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF UNSECURED CONVERTIBLE PROMISSORY NOTES

On May 11, 2007, we issued Unsecured Convertible Promissory Notes to the Selling Shareholders for gross proceeds of $4,400,000. The total dollar value of the 8,123,077 shares of our common stock underlying the Unsecured Convertible Promissory Notes that are being registered in the registration statement of which this prospectus forms a part is $4,061,538.50. The total dollar value was determined using $0.50 per share which was the closing bid price for our common stock on May 11, 2007, the date of the sale of the Unsecured Convertible Promissory Notes.

The Unsecured Convertible Promissory Notes call for fixed principal payments plus all accrued unpaid interest to be made monthly, beginning on February 11, 2008 through May 11, 2009.

The proceeds to us from the sale of the Unsecured Convertible Promissory Notes, net after legal fees and broker fees were deducted, was $4,010,237. If the registration statement is declared effective by September 28, 2007 and there are events of default, the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of the Unsecured Convertible Promissory Notes, including potential default interest payments, liquidated damages and buy-in payments could be as high as $1,641,390.

The following table shows the dollar amount of each payment (including the value of any payments to be made in common stock) in connection with the transaction that we have made or may be required to make to any selling shareholder, any affiliate of a selling shareholder or any person with whom any selling shareholder has a contractual relationship regarding the transaction (including interest payments, liquidated damages, payments made to “finders” or “placement agents” and any other payments or potential payments.) The terms of each such payment are described in the footnotes below the table.

Name of Selling Security Holder and Position, Office or Material Relationship with Liberty Star	Interest Payments To Be Paid (1) ($)	Broker Fee Paid(2) ($)	Due Diligence Fee Paid (3) ($)	Potential Default Interest Payments(4) ($)	Potential Liquidated Damages(5) ($)	Potential Buy-In Payments (6) ($)
Alpha Capital Anstalt	$71,500	-	-	$28,438	$11,100	$55,500
Harborview Master Fund LP	55,000	-	-	21,875	8,538	42,692
Platinum Partners Long Term Growth VI	82,500	-	-	32,813	12,808	64,038
Chestnut Ridge Partners LP	27,500	-	-	10,938	4,269	21,346
Bridgepointe Master Fund, Ltd.	99,000	-	-	39,375	15,369	76,846
Brio Capital LP	16,500	-	-	6,563	2,562	12,808
Double U Master Fund LP	22,000	-	-	8,750	3,415	17,077
Iroquois Master Fund Ltd.	27,500	-	-	10,938	4,269	21,346
Enable Growth Partners LP	70,125	-	-	27,891	10,887	54,433
Enable Opportunity Partners LP	12,375	-	-	4,922	1,921	9,606
Hunter Wise Securities LLC	-	$308,000	-	-	-	-
Libra Finance S.A.	-	-	$66,000	-	-	-

Total	$484,000	$308,000	$66,000	$192,503	$75,138	$375,692

(1)

Interest payments calculated at an interest rate of 8% per annum accruing from the date of the Unsecured Convertible Promissory Notes and paid monthly beginning February 11, 2008 through May 11, 2009 with fixed principal payments of one-sixteenth of the outstanding principal balance.

(2)

Broker’s cash fee of 7% of the total purchase price of the Unsecured Convertible Promissory Notes. The Broker’s cash fee was paid out of the gross proceeds received from the Unsecured Convertible Promissory Notes. The broker was also issued warrants at a rate of 5 Class A whole share purchase warrants for each 100 Class A whole share purchase warrants issued in connection with the Unsecured Convertible Promissory Notes. The purchase warrants have an exercise price of $0.75 per share and are exercisable until May 11, 2012.

(3)	The due diligence fee was paid out of the gross proceeds received from the Unsecured Convertible Promissory Notes.

(4)

Following the occurrence of an event of default that is not cured within 20 days, the Unsecured Convertible Promissory Notes will bear an interest rate of 15% per annum beginning from the date of such occurrence through the maturity date. Calculation of potential default interest payments assumes that an event of default occurs on the first repayment date and the amount reported represents the amount that would be paid in addition to the regular interest payments reported in this table.

(5)

In the event that a delay in delivery of conversion shares occurs, as defined in the subscription agreement and Unsecured Convertible Promissory Note, the Company agrees to pay liquidated damages of $100 per business day for each $10,000 of purchase price of shares subject to the delivery default. Calculation of potential liquidated damages assumes that delivery of shares will be delayed 1 business day on each repayment date and shares will be issued at a fixed conversion price of $0.65 per share.

(6)

In the event that the Company fails to deliver shares issuable under the Unsecured Convertible Promissory Notes within 7 business dates of the Delivery Date and the selling security holder purchases shares of common stock of the Company in an open market, then the Company shall pay in cash to the selling security holder the amount by which the selling security holders’ total purchase price including brokers commissions exceeds the aggregate purchase price of the shares issuable together with interest at 15% per annum. Calculation of potential buy-in payments assumes that the selling security holders purchase their total shares in the market for $0.05 per share more than the conversion price.

The following table shows details relating to the securities underlying the Unsecured Convertible Promissory Notes.

Name of Selling Security Holder and Position, Office or Material Relationship with Liberty Star	Market Price Per Share May 11, 2007	Conversion Price Per Share May 11, 2007(1)	Total Possible Shares Underlying the Convertible Note(2)	Combined Market Price of the Total Possible Shares Underlying the Convertible Note	Combined Conversion Price of the Total Possible Shares Underlying the Convertible Note	Total Possible Discount to the Market Price on the Date of Sale of the Convertible Note
Alpha Capital Anstalt	$0.50	$0.45	1,444,444	$722,222	$650,000	$72,222
Harborview Master Fund LP	$0.50	$0.45	1,111,111	555,556	500,000	55,556
Platinum Partners Long Term Growth VI	$0.50	$0.45	1,666,667	833,333	750,000	83,333
Chestnut Ridge Partners LP	$0.50	$0.45	555,556	277,778	250,000	27,778
Bridgepointe Master Fund, Ltd.	$0.50	$0.45	2,000,000	1,000,000	900,000	100,000
Brio Capital LP	$0.50	$0.45	333,333	166,667	150,000	16,667
Double U	$0.50	$0.45	444,444	222,222	200,000	22,222
Master Fund LP Iroquois Master Fund Ltd.	$0.50	$0.45	555,556	277,778	250,000	27,778
Enable Growth Partners LP	$0.50	$0.45	1,416,667	708,333	637,500	70,833
Enable Opportunity Partners LP	$0.50	$0.45	250,000	125,000	112,500	12,500

Total			9,777,778	$4,888,889	$4,400,000	$488,889

(1)

The conversion price per share is the lessor of the fixed price of $0.65 per share or a variable price of 85% of the volume weighted average price (VWAP) as quoted by Bloomberg LP for the 10 trading dates prior to the repayment date, but cannot be less than $0.45 per share. The VWAP for the 10 trading dates prior to May 11, 2006 was $0.5338. The conversion price of $0.45 per share was utilized in this calculation.

(2)	Total possible shares underlying the convertible note assumes no interest payments and complete conversion through the term of the note and a conversion price of $0.45 per share.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Liberty Star, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Liberty Star. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The following unaudited consolidated financial statements are filed as part of this prospectus and registration statement:

-Condensed Consolidated Balance Sheets as of April 30, 2007 and 2006
-Condensed Consolidated Statements of Operations for the three month period ended April 30, 2007, the three month period ended April 30, 2006 and the period from inception (August 20, 2001) to April 30, 2007
-Condensed Consolidated Statements of Stockholders' Equity for the period from inception (August 20, 2001) to April 30, 2007
-Condensed Consolidated Statements of Cash Flows for the three month period ended April 30, 2007, the three month period ended April 30, 2006 and for the period from inception (August 20, 2001) to April 30, 2007
-Notes to the Condensed Consolidated Financial Statements

The following audited consolidated financial statements are filed as part of this prospectus and registration statement:

-Report of Independent Registered Public Accounting Firm
-Consolidated Balance Sheets as of January 31, 2007 and 2006
-Consolidated Statements of Operations for the twelve month period ended January 31, 2007, the twelve month period ended January 31, 2006 and the period from inception (August 20, 2001) to January 31, 2007
-Consolidated Statements of Stockholders' Equity for the period from inception (August 20, 2001) to January 31, 2007
-Consolidated Statements of Cash Flows for the twelve month period ended January 31, 2007, the twelve month period ended January 31, 2006 and for the period from inception (August 20, 2001) to January 31, 2007
-Notes to the Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	April 30, 2007	January 31, 2007
	(Unaudited)	(Audited)
Current:
Cash and cash equivalents	$851,270	$676,309
Prepaid expenses	23,166	16,591
Other current assets	7,875	14,105
Due from related parties	7,396	37,513
Deposits	5,707	5,707
Total current assets	895,414	750,225

Property and equipment, net	462,431	346,521
Certificates of deposit	6,000	3,000
Deposits	10,000	-
Investment in Elle Venture	-	-

Total assets	$1,373,845	$1,099,746

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current:
Current portion of long-term debt	$13,738	$8,143
Current portion of capital lease obligation	24,479	26,882
Accounts payable and accrued liabilities	193,118	111,315
Total current liabilities	231,335	146,340

Long-term debt, net of current portion	70,468	47,742
Capital lease obligation, net of current portion	-	2,783

Total liabilities	301,803	196,865

Stockholders’ equity
Common stock - $.001 par value; 200,000,000 shares
authorized; 42,819,868 and 41,101,069 issued and
outstanding	42,820	41,101
Additional paid-in capital	17,209,745	16,082,319
Deficit accumulated during the exploration stage	(16,180,523)	(15,220,539)
Total stockholders’ equity	1,072,042	902,881

Total liabilities and stockholders’ equity	$1,373,845	$1,099,746

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

			Cumulative from date
			of inception
	For the three	For the three	(August 20, 2001)
	months ended	months ended	to
	April 30, 2007	April 30, 2006	April 30, 2007
Revenues	$-	$-	$-

Expenses:
Geological and geophysical costs	613,495	822,006	8,027,097
Salaries and benefits	134,035	77,121	994,557
Accounting and auditing	53,476	82,749	554,568
Public relations	6,817	1,143	398,711
Depreciation	27,224	12,620	130,969
Legal	40,887	30,159	379,110
Professional services	-	-	143,992
Office	86,911	74,188	928,720
Travel	400	9,098	113,479
Impairment loss	-	-	15,907,500
Net operating expenses	963,245	1,109,084	27,578,703

Loss from operations	(963,245)	(1,109,084)	(27,578,703)

Other income:
Interest income	5,626	4,404	95,104
Interest expense	(2,365)	-	(4,389)
Gain (loss) on disposal of assets	-	-	(406)
Other income	-	-	100,000
Income from Elle Venture	-	-	-
Foreign exchange gain	-	-	505
Gain on settlement of debt to related party	-	-	7,366
Total other income	3,261	4,404	198,180

Loss before income taxes	(959,984)	(1,104,680)	(27,380,523)

Income tax expense	-	-	-

Net loss	$(959,984)	$(1,104,680)	$(27,380,523)

Basic and diluted net loss per share of common
stock	$(0.02)	$(0.03)	$(0.91)

Basic and diluted weighted average number of
shares of common stock outstanding	41,879,521	37,146,786	30,224,332

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited)

				Deficit
				accumulated	Total
			Additional	during the	stockholders’
	Common stock		paid-in	exploration	equity
	Shares	Amount	capital	stage	(deficit)
Balance, August 20, 2001	-	$-	$-	$-	$-
(Date of inception)
Common stock issued for cash	20,000,000	20,000	80,000	-	100,000

Net loss for the period from inception
to December 31, 2001	-	-	-	(5,061)	(5,061)
Balance, December 31, 2001	20,000,000	20,000	80,000	(5,061)	94,939
Net loss for the twelve month period
ended December 31, 2002	-	-	-	(65,611)	(65,611)
Balance, December 31, 2002	20,000,000	20,000	80,000	(70,672)	29,328
Net loss for the twelve month period
ended December 31, 2003	-	-	-	(58,425)	(58,425)
Balance, December 31, 2003	20,000,000	20,000	80,000	(129,097)	(29,097)
Net loss for the one month transition
period ended January 31, 2004	-	-	-	(3,505)	(3,505)
Balance, January 31, 2004	20,000,000	20,000	80,000	(132,602)	(32,602)
Acquisition, February 3, 2004	17,500,000	17,500	15,907,500	-	15,925,000
Issuance of common stock private placement	1,000,000	1,000	999,000	-	1,000,000

Issuance of common stock and warrants
private placement	1,600,000	1,600	1,998,400	-	2,000,000
Options issued for services	-	-	94,350	-	94,350
Return of shares	(7,000,000)	(7,000)	(11,193,000)	11,200,000	-
Net loss for the twelve month period
ended January 31, 2005	-	-	-	(18,392,024)	(18,392,024)
Balance, January 31, 2005	33,100,000	33,100	7,886,250	(7,324,626)	594,724
Issuance of common stock and warrants
private placement	3,886,717	3,887	5,048,845	-	5,052,732
Issuance of common stock and warrants
private placement	1,970	2	(2)	-	-
Net loss for the twelve month period
ended January 31, 2006	-	-	-	(4,627,965)	(4,627,965)
Balance, January 31, 2006	36,988,687	36,989	12,935,093	(11,952,591)	1,019,491
Issuance of common stock private placement	256,637	256	289,744	-	290,000
Issuance of common stock private placement	8,850	9	9,991	-	10,000
Issuance of common stock	3,696,895	3,697	2,242,298		2,245,995
Issuance of common stock for services	150,000	150	92,850		93,000
Expenses of common stock issuance	-	-	(320,000)	-	(320,000)
Options granted to consultants	-	-	610,560	-	610,560
Options granted to employees	-	-	221,783	-	221,783
Net loss for the twelve month period ended
January 31 2007	-	-	-	(3,267,948)	(3,267,948)
Balance, January 31, 2007	41,101,069	41,101	16,082,319	(15,220,539)	902,881
Issuance of common stock	1,718,799	1,719	1,072,698	-	1,074,417
Options granted to employees	-	-	54,728	-	54,728
Net loss for the three month period ended
April 30, 2007	-	-	-	(959,984)	(959,984)
Balance, April 30, 2007	42,819,868	$42,820	$17,209,745	$(16,180,523)	$1,072,042

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

			Cumulative from
			date of inception
	For the three	For the three	(August 20, 2001)
	months ended	months ended	to
	April 30, 2007	April 30, 2006	April 30, 2007
Cash flows from operating activities
Net loss	$(959,984)	$(1,104,680)	$(27,380,523)
Adjustments to reconcile net loss to net cash from
operating activities:
Depreciation expense	27,224	12,620	130,969
Mineral claim costs	-	-	343,085
Impairment loss	-	-	15,907,500
Loss on disposal of fixed asset	-	-	406
Share based compensation	54,728	625,173	980,072
Changes in assets and liabilities:
Prepaid expenses	(6,575)	(4,379)	64,684
Other current assets	6,230	-	(7,875)
Deposits	(10,000)	-	(15,707)
Certificate of deposit	(3,000)	-	(6,000)
Accounts payable and accrued expenses	81,803	17,728	187,103
Net cash used in operating activities	(809,574)	(453,538)	(9,796,286)

Cash flows from investing activities
Proceeds from the sale of fixed asset	-	-	8,005
Purchase of equipment	(112,159)	(15,659)	(472,985)
Net cash used in investing activities	(112,159)	(15,659)	(464,980)

Cash flows from financing activities
Proceeds from the issuance of common stock	1,074,417	-	11,160,073
Expenses of common stock issuance	-	(20,000)	(20,000)
Principal activity on notes payable	(2,654)	-	(5,322)
Principal activity on capital lease obligation	(5,186)	-	(14,819)
Net (advances) repayments from related parties	30,117	-	(7,396)
Net cash provided by (used in) financing activities	1,096,694	(20,000)	11,112,536

Net increase (decrease) in cash and cash equivalents
for period	174,961	(489,197)	851,270

Cash and cash equivalents, beginning of period	676,309	933,102	-

Cash and cash equivalents, end of period	$851,270	$443,905	$851,270

Interest paid during the period	$2,365	$-	$4,389

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company” or “We”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. Until Titanium entered into the transaction to purchase Liberty Star Gold Corp. (“Liberty Star Nevada”), its focus consisted primarily of developing an Internet textile trade centre website to facilitate the trade of textile products manufactured in China. Following a review and evaluation of the textile trade centre website business in December 2003, Titanium’s board of directors determined to discontinue the website operations and change the focus of the Company’s business operations to become an exploration stage company engaged in the acquisition and exploration of mineral properties. Titanium was considered to be a development stage company in the Internet textile trade business as it had not generated any revenue from internet textile trade operations. In April 2007, the Company changed its name to Liberty Star Uranium & Metals Corp. to reflect the Company’s current concentrated efforts on uranium exploration.

On January 19, 2004, we entered into an Agreement and Plan of Merger with Alaska Star Minerals LLC, James Briscoe and Paul Matysek (then the beneficial owners of Alaska Star Minerals LLC), Liberty Star Gold Corp. (then a private Nevada company wholly owned by Alaska Star Minerals LLC) and Liberty Star Acquisition Corp. (then our wholly owned Nevada subsidiary). The Agreement and Plan of Merger provided for the acquisition of Liberty Star Gold Corp. by Liberty Star Acquisition Corp. The acquisition was completed effective February 3, 2004 and Big Chunk Corp. (“Big Chunk”) (then a subsidiary of Liberty Star Gold Corp.) became the wholly owned subsidiary of Liberty Star Acquisition Corp. We acquired 100% of the issued and outstanding shares of Liberty Star Gold Corp. in exchange for the issuance of 17,500,000 shares of the Company’s common stock to Alaska Star Minerals LLC. The acquisition of Liberty Star Gold Corp. has been accounted for as an asset purchase reported at the fair value of our common shares issued based on the average market closing price of our common shares over the 3 trading dates prior to the completion of the asset purchase. Upon completion of the acquisition, we issued 17,500,000 shares of our common stock to Alaska Star Minerals LLC. As a result of this issuance, the number of outstanding shares of our common stock was increased from 20,000,000 shares to 37,500,000 shares, of which approximately 46.7% were owned by Alaska Star Minerals LLC.

On February 5, 2004, Liberty Star Acquisition was merged into the Company through a parent/subsidiary merger completed pursuant to Nevada Revised Statute 92A.180. Also on February 5, 2004, the Company’s name was changed from Titanium Intelligence, Inc. to “Liberty Star Gold Corp.” Big Chunk Corp. is now our wholly-owned subsidiary.

On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business following completion of the above transactions pursuant to which the Company indirectly acquired 981 mineral claims, spanning 237 square miles in the Iliamna region of southwestern Alaska. The Company is considered to be an exploration stage company, as it has not generated any revenues from operations.

The acquisition of Liberty Star Gold Corp. has been accounted for as an asset purchase reported at the fair value of our common shares issued based on the average market closing price of our common shares over the 3 trading dates prior to the completion of the asset purchase. Titanium Intelligence, Inc. acquired mineral claims, assumed liabilities of $313,895 and issued 17,500,000 shares valued at $15,925,000. The Company conducted a fair value assessment of the asset acquisition following the transaction date and determined the fair value of the mineral claims received was less than the value paid. The fair value was determined by an independent appraisal of the mineral claims. As a result, the Company recorded an impairment loss of $15,907,500 in the same quarter as the asset acquisition.

In December 2006, the Company entered into a joint venture agreement (“Elle Venture”) with Xstate Resources Limited (“Xstate”). The Company holds a 50% interest in the Elle Venture, a general partnership with Xstate that was formed to explore and, if warranted, develop certain US Federal lode mining claims within the 22 square mile joint venture area.

These condensed consolidated financial statements include the results of operations and cash flows of Big Chunk from the date of acquisition. All significant intercompany accounts and transactions were eliminated upon consolidation.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 1 – Organization - continued

These condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The operations of the Company have primarily been funded by the issuance of common stock and amounts due to related parties. Continued operations of the Company are dependent on the Company’s ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

NOTE 2 – Interim financial statement disclosure

The condensed consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-KSB for the year ended January 31, 2007 as filed with the SEC under the Securities and Exchange Act of 1934. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures, which are made are adequate to make the information presented not misleading. The condensed consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at April 30, 2007 and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operation for the three months ended April 30, 2007 are not necessarily indicative of the results to be expected for the full year.

NOTE 3 - Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's condensed consolidated financial statements. Such condensed consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP") in all material respects, and have been consistently applied in preparing the accompanying condensed consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation and the determination of useful lives of depreciable assets are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Big Chunk, from the date of acquisition, February 5, 2004. All significant intercompany accounts and transactions have been eliminated upon consolidation.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 3 - Summary of significant accounting policies - continued

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At April 30, 2007 and January 31, 2007, the amount of cash in bank deposit accounts that exceeded federally insured limits was approximately $798,000 and $681,000, respectively.

Mineral claim costs

Mineral claim costs of carrying, retaining and developing properties are charged to expense in the period incurred in our geological and geophysical costs.

Investment in Elle Venture

Investment in Elle Venture, a general partnership in which the Company is a 50% partner, is accounted for by the equity method as effective control of the venture rests with Xstate Resources Limited our joint venture partner.

Property and equipment

Property and equipment is stated at cost. The Company capitalizes all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. Property and equipment consists of office furniture and equipment, leasehold improvements, vehicles, computer equipment and field equipment.

The estimated useful lives range from 2 to 7 years. At April 30, 2007 and January 31, 2007 accumulated depreciation was $127,534 and $100,310, respectively.

Accounting for the impairment of long-lived assets and long-lived assets to be disposed of

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Accounting for lease obligations

The Company records rent expense from non-cancelable operating leases on the straight-line basis over the life of the lease. The Company records an asset and a related capital lease obligation for property and equipment acquired by capital lease. The asset is amortized and amortization expense is included in depreciation.

Environmental expenditures

The operations of the Company have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon the Company are not predictable. The Company will provide for any reclamation costs in accordance with Financial

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 3 - Summary of significant accounting policies – continued

Environmental expenditures – continued

Accounting Standard No. 143 “Accounting for Asset Retirement Obligations”. It is management’s opinion that the Company is not currently exposed to significant environmental and reclamation liabilities and has recorded no reserve for environmental and reclamation expenditures at April 30, 2007 and January 31, 2007.

Stock-based compensation

The Company’s stock-based compensation arrangements are designed to attract and retain employees and non-employee consultants. The amount, frequency, and terms of stock-based awards may vary based on competitive practices, company operating results, and government regulations. The Company may grant non-qualified and incentive stock options to employees and non-qualified stock options to non-employee consultants. New shares are issued upon option exercises. On February 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) requiring the measurement and recognition of all stock-based compensation under the fair value method. The Company charges stock-based compensation expense for options granted to employees to earnings using the straight-line method over the option’s requisite service period. The Company implemented SFAS 123R using the modified prospective transition method. Prior to February 1, 2006 the Company accounted for stock options granted to employees under Accounting Principles Board Opinion 25 (“APB 25”) intrinsic value method. Under APB 25, there was generally no charge to earnings for employee stock option awards because the options granted had an exercise price at least equal to the market value of the underlying common stock on the grant date. The fair value of options granted to employees prior to February 1, 2006 had been determined to be $0, based on the Black-Scholes Valuation method. The Company determines the measurement date for stock options granted to non-employee consultants using EITF 96-18. Prior period consolidated financial statements have not been adjusted to reflect fair value stock-based compensation expense under SFAS 123R for options issued to employees.

Income taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The calculation of basic loss per share gives retroactive effect to an eight for one stock split which resulted in 20,000,000 common shares outstanding prior to the merger. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. At April 30, 2007 and January 31, 2007, there were 5,029,342 and 5,684,342 potentially dilutive instruments outstanding, respectively, that were not included in the determination of diluted loss per share as their effect was anti-dilutive.

Recently issued accounting standards

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. A not-for-profit organization shall report unrealized gains and losses in its statement of activities or similar statement. The fair

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 3 - Summary of significant accounting policies – continued

Recently issued accounting standards – continued

value measurement may be applied instrument by instrument and is irrevocable. Financial assets and liabilities are eligible for the fair value measurement option established by this statement except: financial assets and liabilities recognized under leases as defined in FASB Statement No. 13; deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions; financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity; investments that are required to be consolidated; employers’ and plans’ obligations, postemployment benefits, employee stock options and stock purchase plans, and other forms of deferred compensation. This statement also permits fair value measurement for firm commitments that would otherwise not be recognized at inception and that involve only financial instruments, nonfinancial insurance contract and warranties that the insurer can settle by paying a third party to provide those goods or services, and host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument. This statement is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. Earlier application is permitted as of the beginning of a fiscal year that beings on or before November 15, 2007. The Company does not believe that the adoption of SFAS No. 159 will have a material effect on its results of operations or financial position.

NOTE 4 – Mineral claims

On April 30, 2007 the Company held a 100% interest in 707 Alaska State mining claims spanning approximately 177 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 200 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Claims”). On April 30, 2007 the Company held a 100% interest in 56 Alaska State mining claims spanning approximately 13.5 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet approximately 60 miles north of Lake Iliamna (the “Bonanza Hills Claims”).

On April 30, 2007 the Company also held a 100% interest in 1,856 standard Federal lode mining claims spanning approximately 60 square miles on the Colorado Plateau Province of Northern Arizona (the “North Pipes Claims”).

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. The Company has investigated title to all its mineral properties and, to the best of its knowledge, title to all properties are in good standing as of April 30, 2007.

On April 30, 2007 the Company had staked but not yet perfected title to 90 potential standard Federal lode mining claims spanning approximately 3 square miles on the Colorado Plateau Province of Northern Arizona (“claims in progress”). The Company has 90 days from staking to make the first year’s rental payment and filing fees of approximately $170 per claim, $15,300 for all 90 claims, and complete the filing of the claims in progress with the U.S. Bureau of Land Management. If the claims in progress are not perfected within 90 days the Company may re-stake the claims otherwise title reverts back to the federal government.

NOTE 5 – Investment in Elle Venture

The Company holds a 50% interest in Elle Venture, a general partnership with Xstate Resources Limited (“Xstate”) that was formed to explore and, if warranted, develop certain US Federal lode mining claims within the 22 square mile joint venture area. At April 30, 2007 the Elle Venture held a 100% interest in 14 standard Federal lode mining claims located on the Colorado Plateau Province of Northern Arizona (“Elle Venture Claims”). The Elle Venture commenced on December 15, 2006 and Xstate earned a 50% interest in the joint venture when Xstate deposited $2,900,000 into the joint venture bank account. Xstate has the right of first refusal to buy or joint venture in relation to the other pipes and claims later staked in the Elle Venture area. After the initial $2,900,000 is expended each party agrees to contribute to the Elle Venture expenditures in proportion to their joint venture interests until the exploration operations are completed. If a partner is unable to make a proportional contribution then that party’s interest will be diluted.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 5 – Investment in Elle Venture - continued

At April 30, 2007 the Company made no capital contributions to the Elle Venture and was not at risk for any of the Elle Venture losses. The investment in Elle Venture at April 30, 2007 is $0. The Elle Venture recongnized no revenues from inception through April 30, 2007.

Summary financial information of Elle Venture at:

	April 30, 2007	January 31, 2007
Current assets	$2,194,000	$2,768,292
Other assets	50,000	50,000

Total assets	$2,244,000	$2,818,292

Current liabilities	$8,499	$46,192

Total liabilities	8,499	46,192

Partners’ capital	2,235,501	2,772,100

Total liabilities and partners’ capital	$2,244,000	$2,818,292

Net loss from inception (December 15, 2006) to the period ended	$(664,498)	$(127,899)

NOTE 6 – Long-term debt

Note payable to Chase Bank payable in monthly instalments of $471 including interest at a fixed rate of 10% through maturity in April 2011, secured by a lien on a vehicle. Principal balance at April 30, 2007 and January 31, 2007 is $18,472 and $19,407, respectively. Carrying amount of vehicle that serves as collateral is $17,292 and $18,396 at April 30, 2007 and January 31, 2007, respectively.

Note payable to Chase Bank payable in monthly instalments of $658 including interest at a fixed rate of 8.9% through maturity in February 2013, secured by a lien on a vehicle. Principal balance at April 30, 2007 and January 31, 2007 is $35,461 and $36,478, respectively. Carrying amount of vehicle that serves as collateral is $36,846 and $38,820 at April 30, 2007 and January 31, 2007, respectively.

Note payable to Chase Bank payable in monthly instalments of $644 including interest at a fixed rate of 8.9% through maturity in February 2012, secured by a lien on a vehicle. Principal balance at April 30, 2007 and January 31, 2007 is $30,273 and $0, respectively. Carrying amount of vehicle that serves as collateral is $30,376 and $0 at April 30, 2007 and January 31, 2007, respectively.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 6 – Long-term debt - continued

The following is a summary of the principal maturities of long-term debt during the next five years:

For the twelve months ended April 30,
2008	$13,738
2009	15,487
2010	16,976
2011	18,481
2012	13,177
Thereafter	6,347

84,206
Less current maturities	(13,738)

$70,468

NOTE 7– Capital lease obligation

In November 2006, the Company entered into a noncancelable capital lease with Thermo Fisher Financial Services, Inc. for a Niton XLp 532 Industrial Analyzer. The lease calls for an initial down payment of $2,894 payable at lease signing in November 2006, a $7,000 one-time payment in January 2007 and 11 monthly payments of $2,794 beginning in April 2007. The Company has recorded an asset of $39,298 related to this lease. At April 30, 2007 and January 31, 2007 amortization expense of $1,403 and $0, respectively and accumulated amortization of $1,403 and $0, respectively has been recorded in relation to this lease.

The future minimum lease payments related to this lease are as follows:
For the twelve months ended April 30, 2008	$24,917

Less amount representing interest	(438)

Capital lease obligation	24,479
Less current portion	(24,479)

Capital lease obligation, net of current portion	$-

NOTE 8 – Common stock

As of April 30, 2007, there were 3,888,687 one-half share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 2.89 years and exercise price of $1.50 per whole warrant for one common share.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 8– Common stock – continued

Whole share purchase warrants outstanding at April 30, 2007 are as follows:

	Number of whole	Weighted average
	share purchase	exercise price per
	warrants	share
Outstanding, January 31, 2006	2,744,342	$1.57

Forfeited or expired	(800,000)	1.75

Outstanding, January 31, 2007	1,944,342	$1.50

Issued	-	-
Forfeited or expired	-	-
Exercised	-	-

Outstanding, April 30, 2007	1,944,342	$1.50
Exercisable, April 30, 2007	1,944,342	$1.50

On January 17, 2007 the Company issued 150,000 shares to Equititrend Advisors LLC upon the execution of an agreement to perform public and investor relations services as an independent contractor for a period of 12 months commencing on January 9, 2007. The shares were issued to an accredited investor pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act. The transaction was reported at fair value. Fair value of the shares issued was determined by a review of the Company’s stock trading price for the period from January 9, 2007 to January 17, 2007 and was determined to be $0.62 per share. The Company recognized compensation expense of $93,000 during the year ended January 31, 2007 related to this agreement.

On March 8, 2006, the Company entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000 for a period of up to two years. The periodic sale of shares is known as an advance. For each share of our common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 96%, or a 4% discount of the lowest volume weighted average per share purchase price of our common stock on our principal trading market for the 5 days following our request for an advance. If the volume weighted average price of the common stock on any day during such five (5) day period is less than 90% of the closing bid price on the trading day immediately preceding the notice date, then, the volume weighted average price on such date is excluded from the calculation and the number of shares sold and the amount of the advance are reduced by 20%. We may waive this price protection by providing Cornell Capital Partners with notice of the waiver prior to the relevant advance notice date. In addition, 5% of each cash advance will be paid to Cornell Capital Partners as a commitment fee and $500 per advance will be paid to Yorkville Advisors, LLC an affiliate of Cornell Capital Partners as a structuring fee. The amount of each advance is subject to a maximum amount of $300,000, and we may not submit a request for an advance within five trading days of a prior advance. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. A registration statement was filed with the SEC on March 23, 2006 and declared effective by the SEC on June 14, 2006. On March 8, 2006 Cornell Capital Partners received an initial commitment fee of $290,000, which was paid by the issuance of 256,637 shares of common stock. The transaction was recorded at fair value. The fair value was determined using the closing trading price on March 6, 2006 ($1.13 per share). Yorkville Advisors, LLC an affiliate of Cornell Capital Partners, received a one time structuring fee and due diligence fee totalling $20,000. Proceeds received under the Standby Equity Distribution Agreement will be used for exploration activities and working capital.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 8– Common stock – continued

On March 8, 2006, the Company engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise it in connection with the Standby Equity Distribution Agreement. Newbridge was paid a placement agent fee of $10,000 by the issuance of 8,850 shares of common stock. The transaction was recorded at fair value. Fair value was determined using the closing trading price on March 6, 2006 ($1.13 per share).

During the year ended January 31, 2007, the Company issued 3,696,895 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $2,245,995, net of fees of $126,105.

On February 27, 2007, we issued 386,648 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On March 15, 2007, we issued 452,080 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On March 28, 2007, we issued 279,100 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $164,416 net of fees of $6,500.

On April 2, 2007, we issued 516,351 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On April 20, 2007, we issued 84,620 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $56,500 net of fees of $3,500.

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

NOTE 9– Stock-based compensation

The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 3,850,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed two years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. Options remaining available for grant under the 2004 Stock Option Plan at April 30, 2007 and January 31, 2007, are 765,000 and 110,000, respectively.

On April 6, 2006, the Company granted 950,000 non-qualified stock options to non-employee consultants and 644,000 incentive stock options to employees in accordance with the 2004 Stock Option Plan. The options have an exercise price of $1.11 per share and a term of ten years from the date of grant. The options vest 25% on each six month anniversary of the grant date.

On December 8, 2006, the Company granted 160,000 non-qualified stock options to non-employee consultants and 1,430,000 incentive stock options to employees in accordance with the 2004 Stock Option Plan. The options have an exercise price of $0.72 per share and a term of ten years from the date of grant. The options vest 25% on each six month anniversary of the grant date.

The following tables summarize the Company’s stock option activity under the 2004 Stock Option Plan during the period ended April 30, 2007.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 9– Stock-based compensation – continued

Incentive stock options to employees outstanding at April 30, 2007 are as follows:

			Weighted
		Weighted	average
	Number of	average	remaining	Aggregate
	options	exercise price	life (years)	intrinsic value
Outstanding, January 31, 2007	2,581,000	$1.005

Granted	-	-
Forfeited	(288,750)	1.110
Expired	(366,250)	1.529

Outstanding, April 30, 2007	1,926,000	$0.890	9.29	$-

Exercisable, at April 30, 2007	366,500	$1.477	8.12	$-

Non-qualified stock options to non-employee consultants outstanding at April 30, 2007 are as follows:

			Weighted
		Weighted	average
	Number of	average	remaining	Aggregate
	options	exercise price	life (years)	intrinsic value
Outstanding, January 31, 2007	1,159,000	$1.138

Granted	-	-
Forfeited	-	-
Cancelled	-	-

Outstanding, April 30, 2007	1,159,000	$1.138	8.85	$-

Exercisable, at April 30, 2007	584,500	$1.265	8.59	$-

The aggregate intrinsic value is calculated based on the April 30, 2007 stock price of $0.57 per share.

A summary of the status of the Company’s nonvested shares as of April 30, 2007 and changes during the three month period ended April 30, 2007 is presented below:

Incentive stock options granted to employees:

		Weighted average
	Number of options	grant date fair value
Nonvested at January 31, 2007	1,913,000	$0.476
Forfeited	(288,750)	0.640
Vested	(64,750)	0.640

Nonvested at April 30, 2007	1,559,500	$0.438

Vested during the period ended April 30, 2007	64,750	$0.640

Total fair value of options vested during the period
ended April 30, 2007		$41,440

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 9– Stock-based compensation – continued

Non-qualified stock options granted to non-employee consultants:

		Weighted average
	Number of options	grant date fair value
Nonvested at January 31, 2007	786,750	$0.598
Vested	(212,250)	0.640

Nonvested at April 30, 2007	574,500	$0.583

Vested during the period ended April 30, 2007	212,250	0.640

Total fair value of options vested during the period
ended April 30, 2007		$135,840

The Company estimates the fair value of option awards on the grant date using the Black-Scholes valuation model. The Company uses historical volatility as its method to estimate expected volatility. To estimate the fair value of the April 6, 2006 stock option grant, the Company used the following assumptions: 64% expected volatility; 0% expected dividend yield; 5 years expected term; and 4.84% risk-free interest rate. To estimate the fair value of the December 8, 2006 stock option grant, the Company used the following assumptions: 65% expected volatility; 0% expected dividend yield; 5 years expected term; and 4.53% risk-free interest rate.

The weighted average grant date fair value of the options granted during the twelve month period ended January 31, 2007 was $0.53 per option. There were no options granted during the three month period ended April 30, 2007. There were no options exercised during the three month period ended April 30, 2007 and the twelve month period ended January 31, 2007 and the period from inception (August 20, 2001) to April 30, 2007. We recognized share-based compensation expense of $54,728 during the three months ended April 30, 2007, $625,173 during the three months ended April 30, 2006 and $981,421 for the period from inception (August 20, 2001) to April 30, 2007. Unrecognized share-based compensation for all share-based awards outstanding as of April 30, 2007 totalled $489,848 and is expected to be recognized over a weighted average remaining period of 1.51 years using the straight-line method.

Share-based compensation expense is reported in our statement of operations as follows:

	Three months	Three months	Period from
	ended	ended	Inception to
	April 30, 2007	April 30, 2006	April 30, 2007
Geological and geophysical costs	$-	$608,000	$704,910
Salaries and benefits	54,728	17,173	276,511

	$54,728	$625,173	$981,421

NOTE 10 – Related party transactions

The Company entered into the following transactions with related parties during the period ended April 30, 2007:

Paid or accrued $1,498 in rent. We rented an office from an officer on a month-to-month basis for $499 per month.

The Company advanced funds to Xstate Resources Arizona, Inc., a corporation in which our president James Briscoe is a board member. The advance is unsecured, non-interest bearing and due on demand. Balance at April 30, 2007 is $100.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 10 – Related party transactions - continued

The Company has a receivable balance due from Elle Venture, a general partnership in which the Company is a 50% partner, for subcontracting costs incurred by the Company in April 2007. The receivable is unsecured, non-interest bearing and is due on demand. Balance at April 30, 2007 is $7,296.

NOTE 11 – Commitments

The Company is required to perform annual assessment work in order to maintain the Big Chunk and Bonanza Hills Alaska State mining claims. Completion of annual assessment work in the amount of $400 per ¼ section (160 acre) claim or $100 per ¼ -¼ section (40 acre) claim extends the claims for a two-year period from the staking of claims. The Company estimates that the required annual assessments to maintain the claims will be approximately $298,600.

The annual state rentals for the Big Chunk and Bonanza Hills Alaska State mining claims are $100 for each ¼ section (160 acres) claim and $25 for each ¼ -¼ section (40 acres) claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. Annual rent is due in full within 45 days of staking a new claim and covers the period from staking until the next September 1st. Claims that are staked in accordance with AS 38.05.195(b)(1) meridian, township, range, section and claim system location “MTRSC” receive a onetime only credit of 50% of the second year’s rent payment. Our Alaska claims are all MTRSC claims eligible for the 50% rental credit in the second rental year. Rentals for the period from September 1, 2006 through September 1, 2007 total $72,300 and have been paid during the fiscal year ended January 31, 2007. The estimated state rentals due by November 30, 2007 for the period from September 1, 2007 through September 1, 2008 are $72,300. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

The Company is required to pay annual rentals for its Federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental for the period from September 1, 2005 through September 1, 2007 is $125 per claim. Additional fees of $45 per claim for the period from September 1, 2005 through September 1, 2007 are due in the first year of filing a Federal lode mining claim along with the first year’s rent. Rentals for the period from September 1, 2006 through September 1, 2007 are $284,485, of which $206,795 was paid during the fiscal year ended January 31, 2007 and $77,690 was paid during the three months ended April 30, 2007. The estimated rentals due by September 1, 2007 for the period from September 1, 2007 through September 1, 2008 are $234,000.

The Company rents a warehouse on a month-to-month basis for $1,500 per month. For the three months ended April 30, 2007 the Company recognized rent expense of $4,500 related to this lease.

In November 2006, the Company began renting its current office space. The lease requires monthly payments of $3,571 for twelve months and then monthly payments of $3,697 for twelve months. The Company has the option to renew the lease for an additional two year term at an increase of 3.5% in rent per year. During the three months ended April 30, 2007 the Company recognized rent expense of $10,713 related to this lease. Future minimum lease payments under this noncancellable lease are as follows:

Future minimum lease payments for the twelve months ended April 30,
2008	$43,482
2009	25,879
$69,361

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 11 – Commitments - continued

The Company entered into a vehicle lease in October 2005. The lease requires a down payment of $5,458 and monthly payments of $392 through March 2009. For the three months ended April 30, 2007 the Company recognized rent expense of $1,175 related to this lease.

Future minimum lease payments for the twelve months ended April 30,
2008	$4,700
2009	4,700
$9,400
.

The Company entered into a lease for lodging with Coral Cliffs Townhomes in Kanab, Utah in order to supply temporary housing for certain field personnel of the North Pipes project. The lease requires monthly payments of $1,750 from May 15, 2006 through May 31, 2007 with the option to extend the lease to May 31, 2008 and a refundable deposit of $1,000. For the three months ended April 30, 2007 the Company recognized rent expense of $5,250 related to this lease. Future minimum lease payments for the twelve months ended April 30, 2008 are $1,750.

In October 2006, the Company entered into a Subcontracting Agreement with Xstate to perform the duties as the Manager of the Elle Venture including maintaining the joint venture bank account, pay joint venture expenses, perform the duties necessary to execute the approved work program for the joint venture claims, and prepare quarterly reports to the Elle Venture Management Committee. The Company will be compensated at agreed upon rates by the Elle Venture for the use of the Company’s personnel and resources in performing its duties under the Subcontracting Agreement.

In February 2007 the Company entered into a consulting contract with Hunter Wise Financial Group, LLC (“Hunter Wise”) to provide services to the Company in the areas of corporate development, financing, and consulting for a period of twelve months. Hunter Wise will receive compensation ranging from 3% to 8% of aggregate consideration for any sale, merger, acquisition, joint venture, strategic alliance, technology partnership, licensing agreement or similar agreement. For any debt investment or secured debt financing placed for the Company Hunter Wise shall receive a success fee equal to 6% of the gross proceeds received by the Company payable in cash, plus a success fee payable in Company stock equal to 3% of the gross proceeds received by the Company divided by the closing bid price of the common stock of the Company as of the date the Company receives the funds, plus purchase warrants in the Company, with a cashless exercise provision equal to 6% of the gross proceeds received by the Company exercisable at any time within 2 years from issuance at a strike price equal to 100% of the closing bid price of the common stock for the Company as of the date the Company received the funds. For any cash equity investment into the Company Hunter Wise shall receive a success fee payable in cash equal to 8% of the gross proceeds disbursed to the Company, plus a success fee payable in Company stock equal to 2% of the gross proceeds disbursed to the Company divided by the closing bid price of the common stock for the Company as of the date the Company receives the funds, plus purchase warrants in the Company with a cashless exercise provision equal to 5% of the gross proceeds disbursed to the Company divided by the lower of the price per share of the common stock of the Company as valued by the finance source for the purposes of the investment, or the closing bid price of the common stock on the date the Company received the funds exercisable at any time within 2 years from issuance at a strike rice equal to the lower of 100% of the price of the common stock of the Company as valued by the finance source for the purposes of the investment or the closing bid price of the common stock on the date the Company receives the funds.

NOTE 12 – Supplemental disclosures with respect to cash flows

The significant non-cash investing and financing transactions for the three month period ended April 30, 2007 were as follows:

Purchased a vehicle in exchange for long-term financing of $30,975 and cash of $1,000.

Stock option compensation recorded at $54,728 for options issued to employees.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 13 – Segment information

The Company's operations were conducted in one reportable segment, being the acquisition and exploration of mineral claims, in the United States of America.

NOTE 14 – Financial instruments

The Company's financial instruments consist of cash and cash equivalents, certificates of deposit, accounts payable, accrued liabilities, notes payable and a capital lease obligation. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

NOTE 15 – Subsequent events

In May 2007, the Company entered into a lease for lodging in Fredonia, Arizona in order to supply temporary housing for certain field personnel of the North Pipes project. The lease requires monthly payments of $800 from May 2007 through June 2007 and monthly payments of $1,800 from July 2007 through June 2008.

In May 2007 the Company granted 10,000 incentive stock options to an employee under the 2004 Stock Option Plan. The options have an exercise price of $1.11 per share and an expiration date of April 6, 2016. The options are 50% vested on the grant date and vest 25% on October 6, 2007 and April 6, 2008.

In May 2007, the Company issued senior unsecured convertible two year promissory notes (“Unsecured Convertible Promissory Notes”) for gross proceeds of $4,400,000 in a private placement of its securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933. The net proceeds received after placement agent fee, due diligence fee and legal fees was $4,010,237. The Unsecured Convertible Promissory Notes bear interest at 8%. Repayment of the Unsecured Convertible Promissory Notes begins in November 2007 with sixteen monthly principal payments of $275,000 plus accrued unpaid interest. The Company may elect to make repayments in cash or by the issuance of common stock of the Company. The stock will be issued at the lesser of the fixed conversion price of $0.65 per share or 85% of the volume weighted average price for 10 days preceding the repayment date, but not less than $0.45 per share. Stock payment cannot be made if the amount of shares to be issued would exceed 33% of the aggregate daily trading volume for 7 trading days preceding the repayment date, unless waived by the holders of the Unsecured Convertible Promissory Notes. Stock payment cannot be made if the holders of the Unsecured Convertible Promissory Notes own more than 4.99% of the then outstanding common stock of the Company. As a condition to the financing of the Unsecured Convertible Promissory Notes, the Company cannot exercise any of its rights under the Standby Equity Distribution Agreement entered into with Cornell Capital Partner, LP on March 8, 2006, unless approved in writing by each of the convertible note holders. The proceeds of the private placement will be used for working capital, the exploration of mineral properties and/or acquiring additional mineral properties.

In May 2007, the Company issued 6,769,228 common stock purchase warrants to the holders of the Unsecured Convertible Promissory Notes. The warrants have an exercise price of $0.75 per share and are exercisable for 5 years.

In May 2007, the Company issued 338,461 common stock purchase warrants to Hunter Wise Securities, LLC pursuant to their role as placement agent for the Unsecured Convertible Promissory Notes. The warrants have an exercise price of $0.75 per share and are exercisable for 5 years.

In May 2007, the Company staked discovery posts on an additional 63 potential federal lode mining claims at the North Pipes Super Project. The Company has 90 days from the date of staking to pay the first year’s rental fee and initial filing fees in order to perfect these claims or title will revert back to the federal government. Rental fees and filing fees to perfect these claims is approximately $10,700.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 16 – Going concern

The Company is in the exploration stage, has incurred losses from operations, and requires additional funds for further exploratory activity prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, the Company's auditors have expressed an uncertainty about the Company's ability to continue as a going concern in their opinion attached to our audited financial statements for the fiscal year ended January 31, 2007.

Management has secured approximately $4,400,000 in financing from the Unsecured Convertible Promissory Notes to fund further exploration activity, however, we may need additional funds to achieve our objectives. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

Liberty Star Uranium & Metals Corp.

We have audited the accompanying consolidated balance sheets of Liberty Star Uranium & Metals Corp. an exploration stage company (formerly Liberty Star Gold Corp.) as of January 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended and for the cumulative period from inception (August 20, 2001) through January 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2007 and 2006, and the results of its operations, changes in stockholders’ equity, and its cash flows for the years then ended, and for the cumulative period from inception (August 20, 2001) through January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Company is in the exploration stage, has suffered recurring losses from operations, and requires additional funds for further exploratory activity prior to attaining a revenue generating status. In addition, the Company may not find sufficient ore reserves to be commercially mined. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Semple, Marchal & Cooper, LLP
Phoenix, Arizona
April 23, 2007

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

ASSETS

	January 31, 2007	January 31, 2006
Current:
Cash and cash equivalents	$676,309	$933,102
Prepaid expenses	16,591	15,007
Other current assets	14,105	7,875
Due from related parties	37,513	-
Deposits	5,707	12,582
Total current assets	750,225	968,566

Property and equipment, net	346,521	211,000
Certificate of deposit	3,000	-
Investment in Elle Venture	-	-

Total assets	$1,099,746	$1,179,566

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current:
Current portion of long-term debt	$8,143	$-
Current portion of capital lease obligation	26,882	-
Accounts payable and accrued liabilities	111,315	160,075
Total current liabilities	146,340	160,075

Long-term debt, net of current portion	47,742	-
Capital lease obligation, net of current portion	2,783	-

Total liabilities	196,865	160,075

Stockholders’ equity
Common stock - $.001 par value; 200,000,000 shares authorized;
41,101,069 and 36,988,687 shares issued and outstanding	41,101	36,989
Additional paid-in capital	16,082,319	12,935,093
Deficit accumulated during the exploration stage	(15,220,539)	(11,952,591)
Total stockholders’ equity	902,881	1,019,491

Total liabilities and stockholders’ equity	$1,099,746	$1,179,566

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			Cumulative from
			date of inception
	For the twelve	For the twelve	(August 20, 2001)
	months ended	months ended	to
	January 31, 2007	January 31, 2006	January 31, 2007
Revenues	$-	$-	$-

Expenses
Geological and geophysical costs	1,960,999	3,577,964	7,413,602
Salaries and benefits	474,624	232,794	860,522
Accounting and auditing	206,512	204,162	501,092
Public relations	246,101	72,767	391,894
Depreciation	59,144	27,185	103,745
Legal	124,441	162,164	338,223
Professional services	-	-	143,992
Office	281,812	359,312	841,809
Travel	28,575	58,262	113,079
Impairment loss	-	-	15,907,500
Net operating expenses	3,382,208	4,694,610	26,615,458

Loss from operations	(3,382,208)	(4,694,610)	(26,615,458)

Other income (expense)
Interest income	16,520	66,815	89,478
Interest expense	(1,830)	(194)	(2,024)
Gain (loss) on disposal of assets	(430)	24	(406)
Other income	100,000	-	100,000
Income from Elle Venture	-	-	-
Foreign exchange gain	-	-	505
Gain on settlement of debt to
related party	-	-	7,366
Total other income	114,260	66,645	194,919

Loss before income taxes	(3,267,948)	(4,627,965)	(26,420,539)

Income tax expense	-	-	-

Net loss	$(3,267,948)	$(4,627,965)	$(26,420,539)

Basic and diluted net loss per share of
common stock	$(0.08)	$(0.13)	$(0.89)

Basic and diluted weighted average number of
shares of common stock outstanding	38,525,724	36,455,672	29,703,070

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

				Deficit
				accumulated	Total
			Additional	during the	stockholders’
	Common stock		paid-in	exploration	equity
	Shares	Amount	capital	stage	(deficit)
Balance, August 20, 2001	-	$-	$-	$-	$-
(Date of inception)
Common stock issued for cash,
November 30, 2001	20,000,000	20,000	80,000	-	100,000
Net loss for the period from inception
to December 31, 2001	-	-	-	(5,061)	(5,061)
Balance, December 31, 2001	20,000,000	20,000	80,000	(5,061)	94,939
Net loss for the twelve month period
ended December 31, 2002	-	-	-	(65,611)	(65,611)
Balance, December 31, 2002	20,000,000	20,000	80,000	(70,672)	29,328
Net loss for the twelve month period
ended December 31, 2003	-	-	-	(58,425)	(58,425)
Balance, December 31, 2003	20,000,000	20,000	80,000	(129,097)	(29,097)
Net loss for the one month transition
period ended January 31, 2004	-	-	-	(3,505)	(3,505)
Balance, January 31, 2004	20,000,000	20,000	80,000	(132,602)	(32,602)
Acquisition, February 3, 2004	17,500,000	17,500	15,907,500	-	15,925,000
Issuance of common stock
private placement	1,000,000	1,000	999,000	-	1,000,000
Issuance of common stock and warrants
private placement	1,600,000	1,600	1,998,400	-	2,000,000
Options issued for services	-	-	94,350	-	94,350
Return of shares	(7,000,000)	(7,000)	(11,193,000)	11,200,000	-
Net loss for the twelve month period
ended January 31, 2005	-	-	-	(18,392,024)	(18,392,024)
Balance, January 31, 2005	33,100,000	33,100	7,886,250	(7,324,626)	594,724
Issuance of common stock and warrants
private placement	3,886,717	3,887	5,048,845	-	5,052,732
Issuance of common stock and warrants
private placement	1,970	2	(2)	-	-
Net loss for the twelve month period
ended January 31, 2006	-	-	-	(4,627,965)	(4,627,965)
Balance, January 31, 2006	36,988,687	36,989	12,935,093	(11,952,591)	1,019,491
Issuance of common stock private
placement	256,637	256	289,744	-	290,000
Issuance of common stock private
placement	8,850	9	9,991	-	10,000
Issuance of common stock	3,696,895	3,697	2,242,298	-	2,245,995
Issuance of common stock for services	150,000	150	92,850	-	93,000
Expenses of common stock issuance	-	-	(320,000)	-	(320,000)
Options granted to consultants	-	-	610,560	-	610,560
Options granted to employees	-	-	221,783	-	221,783
Net loss for the twelve month period
ended January 31, 2007	-	-	-	(3,267,948)	(3,267,948)
Balance, January 31, 2007	41,101,069	$41,101	$16,082,319	$(15,220,539)	$902,881

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Cumulative from
			date of inception
	For the twelve	For the twelve	(August 20, 2001)
	months ended	months ended	to
	January 31, 2007	January 31, 2006	January 31, 2007
Cash flows from operating activities
Net loss	$(3,267,948)	$(4,627,965)	$(26,420,539)
Adjustments to reconcile net loss
to net cash from operating activities:
Depreciation expense	59,144	27,185	103,745
Mineral claim costs	-	-	343,085
Impairment loss	-	-	15,907,500
Share-based compensation	925,343	-	925,343
Loss (gain) on disposal of assets	430	(24)	406
Changes in assets and liabilities:
Prepaid expenses	(1,584)	110,815	71,259
Other current assets	(6,230)	(7,875)	(14,105)
Deposits	6,875	(2,502)	(5,707)
Certificate of deposit	(3,000)	-	(3,000)
Accounts payable and accrued expenses	(48,760)	63,758	105,300
Net cash used in operating activities	(2,335,730)	(4,436,608)	(8,986,713)

Cash flows from investing activities
Proceeds from sale of fixed asset	6,229	1,774	8,005
Purchase of property and equipment	(103,473)	(215,840)	(360,826)
Net cash used in investing activities	(97,244)	(214,066)	(352,821)

Cash flows from financing activities
Proceeds from the issuance of common stock	2,245,995	5,052,732	10,085,657
Expenses of common stock issuance	(20,000)	-	(20,000)
Principal activity on notes payable	(2,668)	-	(2,668)
Principal activity on capital lease obligation	(9,633)	-	(9,633)
Advance to related parties	(37,513)	-	(37,513)
Net cash provided by financing activities	2,176,181	5,052,732	10,015,843

Net increase (decrease) in cash and cash equivalents
for period	(256,793)	402,058	676,309

Cash and cash equivalents, beginning of period	933,102	531,044	-

Cash and cash equivalents, end of period	$676,309	$933,102	$676,309

Interest paid during the period	$1,830	$194	$2,024

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company” or “We”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. Until Titanium entered into the transaction to purchase Liberty Star Gold Corp. (“Liberty Star Nevada”), its focus consisted primarily of developing an Internet textile trade centre website to facilitate the trade of textile products manufactured in China. Following a review and evaluation of the textile trade centre website business in December 2003, Titanium’s board of directors determined to discontinue the website operations and change the focus of the Company’s business operations to become an exploration stage company engaged in the acquisition and exploration of mineral properties. Titanium was considered to be a development stage company in the Internet textile trade business as it had not generated any revenue from internet textile trade operations. In April 2007, the Company changed its name to Liberty Star Uranium & Metals Corp. to reflect the Company’s current concentrated efforts on uranium exploration.

On January 19, 2004, we entered into an Agreement and Plan of Merger with Alaska Star Minerals LLC, James Briscoe and Paul Matysek (then the beneficial owners of Alaska Star Minerals LLC), Liberty Star Gold Corp. (then a private Nevada company wholly owned by Alaska Star Minerals LLC) and Liberty Star Acquisition Corp. (then our wholly owned Nevada subsidiary).

The Agreement and Plan of Merger provided for the acquisition of Liberty Star Gold Corp. by Liberty Star Acquisition Corp. The acquisition was completed effective February 3, 2004 and Big Chunk Corp. (“Big Chunk”) (then a subsidiary of Liberty Star Gold Corp.) became the wholly owned subsidiary of Liberty Star Acquisition Corp. We acquired 100% of the issued and outstanding shares of Liberty Star Gold Corp. in exchange for the issuance of 17,500,000 shares of the Company’s common stock to Alaska Star Minerals LLC. The acquisition of Liberty Star Gold Corp. has been accounted for as an asset purchase reported at the fair value of our common shares issued based on the average market closing price of our common shares over the 3 trading dates prior to the completion of the asset purchase. Upon completion of the acquisition, we issued 17,500,000 shares of our common stock to Alaska Star Minerals LLC. As a result of this issuance, the number of outstanding shares of our common stock was increased from 20,000,000 shares to 37,500,000 shares, of which approximately 46.7% were owned by Alaska Star Minerals LLC.

On February 5, 2004, Liberty Star Acquisition was merged into the Company through a parent/subsidiary merger completed pursuant to Nevada Revised Statute 92A.180. Also on February 5, 2004, the Company’s name was changed from Titanium Intelligence, Inc. to “Liberty Star Gold Corp.” Big Chunk Corp. is now our wholly-owned subsidiary.

On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business following completion of the above transactions pursuant to which the Company indirectly acquired 981 mineral claims, spanning 237 square miles in the Iliamna region of southwestern Alaska. The Company is considered to be an exploration stage company, as it has not generated any revenues from operations.

The acquisition of Liberty Star Gold Corp. has been accounted for as an asset purchase reported at the fair value of our common shares issued based on the average market closing price of our common shares over the 3 trading dates prior to the completion of the asset purchase. Titanium Intelligence, Inc. acquired mineral claims, assumed liabilities of $313,895 and issued 17,500,000 shares valued at $15,925,000. The Company conducted a fair value assessment of the asset acquisition following the transaction date and determined the fair value of the mineral claims received was less than the value paid. The fair value was determined by an independent appraisal of the mineral claims. As a result, the Company recorded an impairment loss of $15,907,500 in the same quarter as the asset acquisition.

In December 2006, the Company entered into a joint venture agreement (“Elle Venture”) with Xstate Resources Limited (“Xstate”). The Company holds a 50% interest in the Elle Venture, a general partnership with Xstate that was formed to explore, develop and, if warranted, mine certain US Federal lode mining claims within the 22 square mile joint venture area.

These consolidated financial statements include the results of operations and cash flows of Big Chunk from the date of acquisition. All significant intercompany accounts and transactions were eliminated upon consolidation.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 1 – Organization - continued

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The operations of the Company have primarily been funded by the issuance of common stock and amounts due to related parties. Continued operations of the Company are dependent on the Company’s ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

NOTE 2 - Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation is a significant estimate made by management. The determination of useful lives of depreciable assets is a significant estimate made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Big Chunk, from the date of acquisition, February 3, 2004. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At January 31, 2007 and January 31, 2006, the amount of cash in bank deposit accounts that exceeded federally insured limits was approximately $681,000 and $858,000, respectively.

Mineral claim costs

Mineral claim costs of carrying, retaining and developing properties are charged to expense in the period incurred in our geological and geophysical costs.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 - Summary of significant accounting policies – continued

Investment in Elle Venture

Investment in Elle Venture, a general partnership in which the Company is a 50% partner, is accounted for by the equity method as effective control of the venture rests with Xstate Resources Limited our joint venture partner.

Property and Equipment

Property and equipment is stated at cost. The Company capitalizes all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. Property and equipment consists of office furniture and equipment, leasehold improvements, vehicles, computer equipment and field equipment.

The estimated useful lives range from 3 to 7 years. At January 31, 2007 and January 31, 2006 accumulated depreciation was $100,310 and $44,601, respectively.

Accounting for the impairment of long-lived assets and long-lived assets to be disposed of

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Accounting for lease obligations

The Company records rent expense from noncancelable operating leases on the straight-line basis over the life of the lease. The Company records an asset and a related capital lease obligation for property and equipment acquired by capital lease. The asset is amortized and amortization expense is included in depreciation.

Environmental expenditures

The operations of the Company have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon the Company are not predictable. The Company will provide for any reclamation costs in accordance with Financial Accounting Standard No. 143 “Accounting for Asset Retirement Obligations”. It is management’s opinion that the Company is not currently exposed to significant environmental and reclamation liabilities and has recorded no reserve for environmental and reclamation expenditures at January 31, 2007.

Stock-based compensation

The Company’s stock-based compensation arrangements are designed to attract and retain employees and non-employee consultants. The amount, frequency, and terms of stock-based awards may vary based on competitive practices, company operating results, and government regulations. The Company may grant non-qualified and incentive stock options to employees and non-qualified stock options to non-employee consultants. New shares are issued upon option exercises. On February 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) requiring the measurement and recognition of all stock-based

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 - Summary of significant accounting policies – continued

Stock-based compensation – continued

compensation under the fair value method. The Company charges stock-based compensation expense for options granted to employees to earnings using the straight-line method over the option’s requisite service period. The Company implemented SFAS 123R using the modified prospective transition method. Prior to February 2006 the Company accounted for stock options granted to employees under Accounting Principles Board Opinion 25 (“APB 25”) intrinsic value method. Under APB 25, there was generally no charge to earnings for employee stock option awards because the options granted had an exercise price at least equal to the market value of the underlying common stock on the grant date. The fair value of options granted to employees prior to February 2006 had been determined to be $0, based on the Black-Scholes Valuation method. The Company determines the measurement date for stock options granted to non-employee consultants using EITF 96-18. Prior period consolidated financial statements have not been adjusted to reflect fair value stock-based compensation expense under SFAS 123R for options issued to employees.

As a result of adopting SFAS 123R on February 1, 2006, the Company’s loss before income taxes and net loss for the twelve months ended January 31, 2007 is $221,783 greater than if it had continued to account for stock-based compensation under APB 25. Basic and diluted loss per share for the twelve months ended January 31, 2007 would not have changed if the Company had not adopted SFAS 123R.

Income taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The calculation of basic loss per share gives retroactive effect to an eight for one stock split which resulted in 20,000,000 common shares outstanding prior to the merger. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. At January 31, 2007 and January 31, 2006, there were 5,684,342 and 3,420,342 potentially dilutive instruments outstanding, respectively, that were not included in the determination of diluted loss per share as their effect was anti-dilutive.

Recently issued accounting standards

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS No. 155”), an amendment to FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” and FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155 applies to hybrid financial instruments that contain an embedded derivative that otherwise would require bifurcation. The FASB stated that SFAS No. 155 improves financial reporting by eliminating the exemption from applying Statement No. 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS No. 155 also allows a preparer to elect fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 - Summary of significant accounting policies – continued

Recently issued accounting standards – continued

remeasurement (new basis) event, on an instrument-by-instrument basis, in cases in which a derivative would otherwise have to be bifurcated. SFAS No. 155 amends Statement No. 140 by eliminating the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. Any differences resulting from adoption of SFAS No. 155 should be recognized as a cumulative-effect adjustment to beginning retained earnings. Unless early adoption is elected, SFAS No. 155 is effective for fiscal years beginning after September 15, 2006. Early adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The Company does not believe that the adoption of SFAS No. 155 will have a material effect on its results of operations or financial position.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets” (“SFAS No. 156”), which provides the following: 1) revised guidance on when a servicing asset and servicing liability should be recognized; 2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; 3) permits an entity to elect to measure servicing assets and servicing liabilities at fair value each reporting date and report changes in fair value in earnings in the period in which the changes occur; 4) upon initial adoption, permits a onetime reclassification of available-for-sale securities to trading securities for securities which are identified as offsetting the entity’s exposure to changes in the fair value of servicing assets or liabilities that a servicer elects to subsequently measure at fair value; and 5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional footnote disclosures. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not believe that the adoption of SFAS No. 156 will have a material effect on its results of operations or financial position.

In June 2006, the FASB issued FASB Interpretation No. 48, “An Interpretation of FASB Statement No. 109,” (“FIN No. 48”) which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 reflects the benefit recognition approach, where a tax benefit is recognized when it is “more likely than not” to be sustained based on the technical merits of the position. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not believe that the adoption of FIN No. 48 will have a material effect on its results of operations or financial position.

In April 2006, the FASB issued FASB Staff Position (FSP) FIN No. 46(R)-6, “Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R)”, that will become effective beginning the third quarter of 2006. FSP FIN No. 46(R)-6 clarifies that the variability to be considered in applying FASB Interpretation 46(R) shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP did not have a material effect on the Company and its results of operations or financial position.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“SFAS No. 157”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, earlier adoption is encouraged. The Company does not believe that the adoption of SFAS No. 157 will have a material effect on its results of operations or financial position.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”) an amendment of FASB Statement No. 87 “Employers’ Accounting for Pensions”, FASB Statement No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits”, FASB Statement

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 - Summary of significant accounting policies – continued

Recently issued accounting standards - continued

No. 106 “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, and FASB Statement No. 132(R) “Employers’ Disclosures about Pensions and Other Postretirement Benefits”. This statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position with limited exceptions. Issuers of publicly traded equity securities are required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Earlier application of this statement is encouraged. The Company does not believe that the adoption of SFAS No. 158 will have a material effect on its results of operations or financial position.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. A not-for-profit organization shall report unrealized gains and losses in its statement of activities or similar statement. The fair value measurement may be applied instrument by instrument and is irrevocable. Financial assets and liabilities are eligible for the fair value measurement option established by this statement except: financial assets and liabilities recognized under leases as defined in FASB Statement No. 13; deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions; financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity; investments that are required to be consolidated; employers’ and plans’ obligations, post employment benefits, employee stock options and stock purchase plans, and other forms of deferred compensation. This statement also permits fair value measurement for firm commitments that would otherwise not be recognized at inception and that involve only financial instruments, nonfinancial insurance contract and warranties that the insurer can settle by paying a third party to provide those goods or services, and host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument. This statement is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. Earlier application is permitted as of the beginning of a fiscal year that beings on or before November 15, 2007. The Company does not believe that the adoption of SFAS No. 159 will have a material effect on its results of operations or financial position.

NOTE 3– Mineral claims

On January 31, 2007 the Company held a 100% interest in 707 Alaska State mining claims spanning approximately 177 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 200 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Claims”). On January 31, 2007 the Company held a 100% interest in 56 Alaska State mining claims spanning approximately 13.5 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet approximately 60 miles north of Lake Iliamna (the “Bonanza Hills Claims”).

On January 31, 2007 the Company also held a 100% interest in 1,399 standard Federal lode mining claims spanning approximately 47 square miles on the Colorado Plateau Province of Northern Arizona (the “North Pipes Claims”).

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 3– Mineral claims - continued

mineral properties. The Company has investigated title to all its mineral properties and, to the best of its knowledge, title to all properties are in good standing as of January 31, 2007.

On January 31, 2007 the Company had staked but not yet perfected title to 457 potential standard Federal lode mining claims spanning approximately 14 square miles on the Colorado Plateau Province of Northern Arizona (“claims in progress”). The Company has 90 days from staking to make the first year’s rental payment and filing fees of approximately $170 per claim and complete the filing of the claims in progress with the U.S. Bureau of Land Management. If the claims in progress are not perfected within 90 days the Company may re-stake the claims otherwise title reverts back to the federal government.

NOTE 4 – Investment in Elle Venture

The Company holds a 50% interest in Elle Venture, a general partnership with Xstate Resources Limited (“Xstate”) that was formed to explore, develop and, if warranted, mine certain US Federal lode mining claims within the 22 square mile joint venture area. At January 31, 2007 the Elle Venture held a 100% interest in 14 standard Federal lode mining claims located on the Colorado Plateau Province of Northern Arizona (“Elle Venture Claims”). The Elle Venture commenced on December 15, 2006 and Xstate earned a 50% interest in the joint venture when Xstate deposited $2,900,000 into the joint venture bank account. Xstate has the right of first refusal to buy or joint venture in relation to the other pipes and claims later staked in the Elle Venture area. After the initial $2,900,000 is expended each party agrees to contribute to the Elle Venture expenditures in proportion to their joint venture interests until the exploration operations are completed. If a partner is unable to make a proportional contribution then that party’s interest will be diluted.

At January 31, 2007 the Company made no capital contributions to the Elle Venture and was not at risk for any of the Elle Venture losses. The investment in Elle Venture at January 31, 2007 is $0.

Summary financial information of Elle Venture at:

	January 31, 2007	January 31, 2006
Current assets	$2,768,292	$-
Other assets	50,000	-
Total assets	$2,818,292	$-
Current liabilities	$46,192	$-
Total liabilities	46,192	-
Partners’ capital	2,772,100	-
Total liabilities and partners’ capital	$2,818,292	$-
Net loss from inception (December 15,
2006) to the period ended	$127,899	$-

NOTE 5 – Long-term debt

Note payable to Chase Bank payable in monthly instalments of $471 including interest at a fixed rate of 10% through maturity in April 2011, secured by a lien on a vehicle. Principal balance at January 31, 2007 and 2006 is

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 5 – Long-term debt - continued

$19,407 and $0, respectively. Carrying amount of vehicle that serves as collateral is $18,396 and $0 at January 31, 2007 and 2006, respectively.

Note payable to Chase Bank payable in monthly instalments of $658 including interest at a fixed rate of 8.9% through maturity in February 2013, secured by a lien on a vehicle. Principal balance at January 31, 2007 and 2006 is $36,478 and $0, respectively. Carrying amount of vehicle that serves as collateral is $38,820 and $0 at January 31, 2007 and 2006, respectively.

The following is a summary of the principal maturities of long-term debt during the next five years:

For the twelve months ended January 31,
2008	$8,143
2009	9,530
2010	10,465
2011	11,492
2012	8,102
Thereafter	8,153

55,885
Less current maturities	(8,143)

$47,742

NOTE 6– Capital lease obligation

In November 2006, the Company entered into a noncancelable capital lease with Thermo Fisher Financial Services, Inc. for a Niton XLp 532 Industrial Analyzer. The lease calls for an initial down payment of $2,894 payable at lease signing in November 2006, a $7,000 one-time payment in January 2007 and 11 monthly payments of $2,794 beginning in April 2007. The Company has recorded an asset of $39,298 related to this lease. At January 31, 2007 no amortization expense or accumulated amortization has been recorded in relation to this lease as the equipment was not yet placed in service. The future minimum lease payments related to this lease are as follows:

For the twelve months ended January 31,
2008	$27,943
2009	2,795

30,738
Less amount representing interest	(1,073)

Capital lease obligation	29,665
Less current portion	(26,882)

Capital lease obligation, net of current portion	$2,783

NOTE 7– Common stock

On March 22, 2005, the Company completed a private placement financing of $5,052,732 by the issuance of 3,886,717 units at a price of $1.30 per unit. Each unit consists of one share of common stock and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one share of common stock at

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 7– Common stock – continued

a price of $1.50 per share and is exercisable for a period of two years. The units were issued to three accredited investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act and twenty-one non-US persons in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. Finder’s fees were paid on portions of the investment from non-US persons in the amount of 3% to 3.5% in cash and 1% in units.

On May 20, 2005, we issued 1,970 units to two non-U.S. investors in an offshore private placement, pursuant to an exemption under Regulation S of the Securities Act of 1933, as amended. These units were issued as consultants fees in connection with consultant agreements with two non-U.S. investors and valued at par value ($0.001 per share). Each unit consists of one share of common stock and one-half share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one share of common stock at a price of $1.50 per share and is exercisable for a period of two years.

As of January 31, 2007, there were 3,888,687 one-half share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 0.14 years and exercise price of $1.50 per whole warrant for one common share.

Whole share purchase warrants outstanding at January 31, 2007 are as follows:

	Number of whole	Weighted average
	share purchase	exercise price per
	warrants	share
Outstanding, January 31, 2005	800,000	$1.75

Issued	1,944,342	1.50
Forfeited or expired	-	-
Exercised	-	-

Outstanding, January 31, 2006	2,744,342	$1.57

Issued	-	-
Forfeited or expired	(800,000)	1.75
Exercised	-	-

Outstanding, January 31, 2007	1,944,342	$1.50
Exercisable, January 31, 2007	1,944,342	$1.50

On March 8, 2006, the Company entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000 for a period of up to two years. The periodic sale of shares is known as an advance. For each share of our common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 96%, or a 4% discount of the lowest volume weighted average per share purchase price of our common stock on our principal trading market for the 5 days following our request for an advance. If the volume weighted average price of the common stock on any day during such five (5) day period is less than 90% of the closing bid price on the trading day immediately preceding the notice date, then, the volume weighted average price on such date is excluded from the calculation and the number of shares sold and the amount of the advance are reduced by 20%. We may waive this price protection by providing Cornell Capital Partners with notice of the waiver prior to the relevant advance notice date. In addition, 5% of each cash advance will be paid to Cornell Capital Partners as a commitment fee and $500 per advance will be paid to Yorkville Advisors, LLC an affiliate of Cornell Capital Partners as a structuring fee. The amount of each advance is subject to a maximum amount of $300,000, and we may not submit a request for an advance within five trading days of a prior

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 7– Common stock – continued

advance. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. A registration statement was filed with the SEC on March 23, 2006 and declared effective by the SEC on June 14, 2006. On March 8, 2006 Cornell Capital Partners received an initial commitment fee of $290,000, which was paid by the issuance of 256,637 shares of common stock. The transaction was recorded at fair value. The fair value was determined using the closing trading price on March 6, 2006 ($1.13 per share). Yorkville Advisors, LLC an affiliate of Cornell Capital Partners, received a one time structuring fee and due diligence fee totalling $20,000. Proceeds received under the Standby Equity Distribution Agreement will be used for exploration activities and working capital.

On March 8, 2006, the Company engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise it in connection with the Standby Equity Distribution Agreement. Newbridge was paid a placement agent fee of $10,000 by the issuance of 8,850 shares of common stock. The transaction was recorded at fair value. Fair value was determined using the closing trading price on March 6, 2006 ($1.13 per share).

On June 23, 2006, we issued 284,711 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500, net of fees of $15,500.

On July 7, 2006, we issued 53,333 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $43,200, net of fees of $2,800.

On July 25, 2006, we issued 87,233 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $67,330, net of fees of $4,070.

On August 1, 2006, we issued 154,903 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $108,750, net of fees of $6,250.

On August 9, 2006, we issued 593,589 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500, net of fees of $15,500.

On August 17, 2006, we issued 97,790 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $47,000, net of fees of $3,000.

On August 28, 2006, we issued 83,359 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $50,040, net of fees of $3,160.

On September 7, 2006, we issued 298,954 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $189,500, net of fees of $10,500.

On September 14, 2006, we issued 513,259 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500, net of fees of $15,500.

On October 13, 2006, we issued 218,527 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $75,025, net of fees of $4,475.

On October 27, 2006, we issued 204,490 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $150,075, net of fees of $8,425.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 7– Common stock – continued

On November 3, 2006, we issued 178,632 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $150,075, net of fees of $8,425.

On November 17, 2006, we issued 396,891 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $227,500, net of fees of $12,500.

On December 29, 2006, we issued 167,588 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $94,500 net of fees of $5,500.

On January 12, 2007, we issued 363,636 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $189,500 net of fees of $10,500.

On January 17, 2007 the Company issued 150,000 shares to Equititrend Advisors LLC upon the execution of an agreement to perform public and investor relations services as an independent contractor for a period of 12 months commencing on January 9, 2007. The shares were issued to an accredited investor pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act. The transaction was reported at fair value. Fair value of the shares issued was determined by a review of the Company’s stock trading price for the period from January 9, 2007 to January 17, 2007 and was determined to be $0.62 per share. The Company recognized compensation expense of $93,000 during the year ended January 31, 2007 related to this agreement.

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

NOTE 8– Stock-based compensation

The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 3,850,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed two years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. At January 31, 2007, 110,000 options remain available for grant under the 2004 Stock Option Plan.

On April 6, 2006, the Company granted 950,000 non-qualified stock options to non-employee consultants and 644,000 incentive stock options to employees in accordance with the 2004 Stock Option Plan. The options have an exercise price of $1.11 per share and a term of ten years from the date of grant. The options vest 25% on each six month anniversary of the grant date.

On December 8, 2006, the Company granted 160,000 non-qualified stock options to non-employee consultants and 1,430,000 incentive stock options to employees in accordance with the 2004 Stock Option Plan. The options have an exercise price of $0.72 per share and a term of ten years from the date of grant. The options vest 25% on each six month anniversary of the grant date.

The following tables summarize the Company’s stock option activity under the 2004 Stock Option Plan during the period ended January 31, 2007.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8– Stock-based compensation – continued

Incentive stock options to employees outstanding at January 31, 2007 are as follows:

			Weighted
		Weighted	average
	Number of	average	remaining	Aggregate
	options	exercise price	life (years)	intrinsic value
Outstanding, January 31, 2006	516,000	$1.678

Granted	2,074,000	0.841
Forfeited	(3,000)	1.678
Expired	(6,000)	1.678

Outstanding, January 31, 2007	2,581,000	$1.005	9.31	$-

Exercisable, at January 31,
2007	668,000	$1.541	8.22	$-

Non-qualified stock options to non-employee consultants outstanding at January 31, 2007 are as follows:

			Weighted
		Weighted	average
	Number of	average	remaining	Aggregate
	options	exercise price	life (years)	intrinsic value
Outstanding, January 31, 2006	160,000	$1.678

Granted	1,110,000	1.051
Forfeited	(76,000)	1.110
Cancelled	(35,000)	0.999

Outstanding, January 31, 2007	1,159,000	$1.138	9.10	$-

Exercisable, at January 31,
2007	372,250	$1.354	8.64	$-

The aggregate intrinsic value is calculated based on the January 31, 2007 stock price of $0.54 per share.

A summary of the status of the Company’s nonvested shares as of January 31, 2007 and changes during the twelve month period ended January 31, 2007 is presented below:

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8– Stock-based compensation – continued

Incentive stock options granted to employees:

		Weighted average
	Number of options	grant date fair value
Nonvested at January 31, 2006	189,000	$-
Granted	2,074,000	0.488
Forfeited	(3,000)	-
Expired	(6,000)	0.640
Vested	(347,000)	0.300

Nonvested at January 31, 2007	1,913,000	$0.476

Vested during the period ended January 31, 2007	347,000	$0.300

Total fair value of options vested during the period
ended January 31, 2007		$103,040

Non-qualified stock options granted to non-employee consultants:

		Weighted average
	Number of options	grant date fair value
Nonvested at January 31, 2006	80,000	$0.513
Granted	1,110,000	0.608
Forfeited	(76,000)	0.640
Cancelled	(35,000)	0.577
Vested	(292,250)	0.605

Nonvested at January 31, 2007	786,750	$0.598

Vested during the period ended January 31, 2007	292,250	0.605

Total fair value of options vested during the period
ended January31, 2007		$176,880

The Company estimates the fair value of option awards on the grant date using the Black-Scholes valuation model. The Company uses historical volatility as its method to estimate expected volatility. To estimate the fair value of the April 6, 2006 stock option grant the Company used the following assumptions: 64% expected volatility; 0% expected dividend yield; 5 years expected term; and 4.84% risk-free interest rate. To estimate the fair value of the December 8, 2006 stock option grant the Company used the following assumptions: 65% expected volatility; 0% expected dividend yield; 5 years expected term; and 4.53% risk-free interest rate.

The weighted average grant date fair value of the options granted during the twelve month period ended January 31, 2007 was $0.53 per option. There were no options granted during the twelve month period ended January 31, 2006. There were no options exercised during the twelve month period ended January 31, 2007 and the twelve month period ended January 31, 2006 and the period from inception (August 20, 2001) to January 31, 2007. We recognized share-based compensation expense of $832,343 during the twelve months ended January 31, 2007, $0 during the twelve months ended January 31, 2006 and $926,693 for the period from inception (August 20, 2001) to January 31, 2007. Unrecognized share-based compensation for all share-based awards outstanding as of January 31, 2007 totalled $790,977 and is expected to be recognized over a weighted average remaining period of 1.52 years using the straight-line method.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8– Stock-based compensation - continued

Share-based compensation expense is reported in our statement of operations as follows:

	Twelve	Twelve	Period from
	months ended	months ended	Inception to
	January 31,	January 31,	January 31,
	2007	2006	2007
Geological and geophysical costs	$610,560	$-	$704,910
Salaries and benefits	221,783	-	221,783

	$832,343	$-	$926,693

NOTE 9 – Income taxes

As of January 31 the deferred tax asset is as follows:

	2007	2006
Net operating loss carryforwards	$4,272,200	$2,738,000
Temporary book and tax depreciation differences
	(26,600)	-
Temporary accrued expense differences
	3,400	-
Less valuation allowance	(4,249,000)	(2,738,000)
	$-	-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to the Company’s history of losses. When the Company demonstrates the ability to generate taxable income, management will re-evaluate the allowance. The change in the valuation allowance of $1,511,000 and $1,691,000 in the years ended January 31, 2007 and 2006 represents the benefit of the change in net operating loss carryforwards during the period.

At January 31, 2007 and 2006 the Company has a federal and state net operating loss carry-forward of approximately $11,060,000 and $7,100,000 that is available to offset future taxable income that expires at various dates through 2025 and through 2010, respectively.

A reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% for the years ended January 31, 2007 and 2006 is as follows:

	January 31, 2007	January 31, 2006

Income tax benefit at federal statutory rate	$(1,251,194)	$(1,463,362)
State income tax benefit, net of effect on federal taxes	(283,006)	(323,958)
Permanent differences and other (federal)	19,000	96,320
Permanent differences and other (state)	4,200
Increase in valuation allowance	1,511,000	1,691,000
Income tax expenses (benefit)	$-	$-

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 10 – Related party transactions

The Company entered into the following transactions with related parties during the period ended January 31, 2007:

Paid or accrued $4,740 in rent. We rented an office from an officer on a month-to-month basis for $395 per month.

The Company advanced funds to Xstate Resources Arizona, Inc., a corporation in which our president James Briscoe is a board member. The advance is unsecured, non-interest bearing and due on demand. Balance at January 31, 2007 is $100.

The Company has a receivable balance due from Elle Venture, a general partnership in which the Company is a 50% partner, for subcontracting costs incurred by the Company in January 2007. The receivable is unsecured, non-interest bearing and is due on demand. Balance at January 31, 2007 is $37,413.

The Company entered into the following transactions with related parties during the period ended January 31, 2006:

Paid or accrued $10,500 in rent. The Company rented these premises from JABA (US) Inc. Our president and chairman, Mr. James Briscoe, was the president of JABA (US) Inc. The Company rented the facility for $1,500 per month plus a pro rata share of utilities and maintenance from April 2004 through August 2005.

On May 23, 2005, a 1994 GMC long bed truck was purchased from an officer for $10,095.

On October 6, 2005, a 1994 Isuzu sport utility vehicle was purchased from an officer for $5,805.

Paid or accrued $3,359 in rent. We rented an office from an officer on a month to month basis for $197 per month from February 2005 through August 2005 and $395 per month from September 2005 through January 2006.

NOTE 11 – Commitments

The Company is required to perform annual assessment work in order to maintain the Big Chunk and Bonanza Hills Alaska State mining claims. Completion of annual assessment work in the amount of $400 per ¼ section (160 acre) claim or $100 per ¼ -¼ section (40 acre) claim extends the claims for a two-year period from the staking of claims. The Company estimates that the required annual assessments to maintain the claims will be approximately $298,600.

The annual state rentals for the Big Chunk and Bonanza Hills Alaska State mining claims are $100 for each ¼ section (160 acres) claim and $25 for each ¼ -¼ section (40 acres) claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. Annual rent is due in full within 45 days of staking a new claim and covers the period from staking until the next September 1st. Claims that are staked in accordance with AS 38.05.195(b)(1) meridian, township, range, section and claim system location “MTRSC” receive a one-time only credit of 50% of the second year’s rent payment. Our Alaska claims are all MTRSC claims eligible for the 50% rental credit in the second rental year. Rentals for the period from September 1, 2006 through September 1, 2007 total $72,300 and have been paid during the fiscal year ended January 31, 2007. The estimated state rentals due by November 30, 2007 for the period from September 1, 2007 through September 1, 2008 are $72,300. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

The Company is required to pay annual rentals for its Federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental for the period from September 1, 2005 through September 1, 2007 is $125 per claim. Additional fees of $45 per claim for the period from September 1, 2005 through

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 11 – Commitments - continued

September 1, 2007 are due in the first year of filing a Federal lode mining claim along with the first year’s rent. Rentals for the period from September 1, 2006 through September 1, 2007 are $206,795 and have been paid during the fiscal year ended January 31, 2007. The estimated rentals due by September 1, 2007 for the period from September 1, 2007 through September 1, 2008 are $175,000.

In September 2005, the Company began renting its office facility and warehouse on a month-to-month basis for $3,000 per month plus a pro rata share of utilities and maintenance. In October 2005, the rent increased to $3,150 per month. In October 2006, the rent increased to $3,650 per month. On December 1, 2006 the Company vacated the office facility and continues to rent the warehouse portion of the building on a month-to-month basis for $1,500 per month. For the year ended January 31, 2007 and 2006 the Company recognized rent expense of $35,500 and $15,600, respectively, related to this lease.

In November 2006, the Company began renting its current office space. The lease requires monthly payments of $3,571 for twelve months and then monthly payments of $3,697 for twelve months. The Company has the option to renew the lease for an additional two year term at an increase of 3.5% in rent per year. For the year ended January 31, 2007 the Company recognized rent expense of $7,142 related to this lease. Future minimum lease payments under this noncancellable lease are as follows:

Future minimum lease payments for the twelve months ended January 31,
2008	$43,104
2009	36,970
$80,074

The Company entered into a vehicle lease in October 2005. The lease requires a down payment of $5,458 and monthly payments of $392 through March 2009. For the year ended January 31, 2007 the Company recognized rent expense of $4,700 related to this lease.

Future minimum lease payments for the twelve months ended January 31,
2008	$4,700
2009	4,700
2010	1,175
$10,575

The Company entered into a lease for lodging with Coral Cliffs Townhomes in Kanab, Utah in order to supply temporary housing for certain field personnel of the North Pipes project. The lease requires monthly payments of $1,964 from October 2004 through May 2006 with the option to extend the lease to October 2006 and a deposit of one month’s rent. For the year ended January 31, 2007 the Company recognized rent expense of $5,892 related to this lease. The lease ended in May 2006 and was not renewed.

The Company entered into a lease for lodging with Coral Cliffs Townhomes in Kanab, Utah in order to supply temporary housing for certain field personnel of the North Pipes project. The lease requires monthly payments of $1,750 from May 15, 2006 through May 31, 2007 with the option to extend the lease to May 31, 2008 and a refundable deposit of $1,000. For the year ended January 31, 2007 the Company recognized rent expense of $14,275 related to this lease. Future minimum lease payments for the twelve months ended January 31, 2008 are $7,000.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 11 – Commitments – continued

In October 2006, the Company entered into a Subcontracting Agreement with Xstate to perform the duties as the Manager of the Elle Venture including maintaining the joint venture bank account, pay joint venture expenses, perform the duties necessary to execute the approved work program for the joint venture claims, and prepare quarterly reports to the Elle Venture Management Committee. The Company will be compensated at agreed upon rates by the Elle Venture for the use of the Company’s personnel and resources in performing its duties under the Subcontracting Agreement.

In January 2007, the Company entered into a twelve month contract with Equititrend Advisors, LLC in order to perform public and investor relations services. Equititrend Advisors, LLC is compensated for their services through the issuance of shares of the Company’s common stock. The Company issued 150,000 shares of common stock upon execution of the contract. The Company will issue 50,000 shares of common stock to Equititrend Advisors LLC upon the completion of the first, second and third quarter of the twelve month contract term. The contract may be cancelled by either party at anytime and any payment that has accrued will be made and any payment that has not yet accrued will not be required to be paid.

NOTE 12 – Supplemental disclosures with respect to cash flows

The significant non-cash investing and financing transactions for the twelve month period ended January 31, 2007 were as follows:

Purchased a vehicle in exchange for long-term financing of $36,478. Purchased a vehicle in exchange for long-term financing of $22,075. Purchased equipment in exchange for capital lease obligation of $39,298.

Issued 150,000 shares to Equititrend Advisors LLC for public and investor relation services valued at $93,000.

Issued 256,637 shares to Cornell Capital Partners LP for a commitment fee valued at $290,000.

Issued 8,850 shares to Newbridge Securities Corp for a placement agent fee valued at $10,000.

Stock option compensation recorded at $610,560 for options issued to consultants.

Stock option compensation recorded at $221,783 for options issued to employees.

There were no significant non-cash investing and financing transactions for the twelve month period ended January 31, 2006.

NOTE 13 – Segment information

The Company's operations were conducted in one reportable segment, being the acquisition and exploration of mineral claims, in the United States of America.

NOTE 14 – Financial instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, notes payable and a capital lease obligation. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 15 – Subsequent events

On February 27, 2007, we issued 386,648 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On March 15, 2007, we issued 452,080 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On March 28, 2007, we issued 279,100 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $164,416 net of fees of $6,500.

On April 2, 2007, we issued 516,351 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On March 21, 2007, we agreed to extend the term of the 3,886,717 one-half share purchase warrants issued in connection with a private placement financing on March 22, 2005. Each whole share purchase warrant entitles the holder to purchase one share of common stock at a price of $1.50 per share and is exercisable until March 22, 2010.

On February 10, 2007, we purchased a vehicle in exchange for long-term financing of $30,975 with Chase Bank. The note is payable in monthly instalments of $644 including interest at 8.9% through maturity in February 2012 and is secured by a lien on the vehicle.

In February and March 2007 we perfected title to 457 standard Federal lode mining claims at the North Pipes Super Project. These claims were in progress at January 31, 2007.

In February 2007 the Company entered into a consulting contract with Hunter Wise Financial Group, LLC (“Hunter Wise”) to provide services to the Company in the areas of corporate development, financing, and consulting for a period of twelve months. Hunter Wise will receive compensation ranging from 3% to 8% of aggregate consideration for any sale, merger, acquisition, joint venture, strategic alliance, technology partnership, licensing agreement or similar agreement. For any debt investment or secured debt financing placed for the Company Hunter Wise shall receive a success fee equal to 6% of the gross proceeds received by the Company payable in cash, plus a success fee payable in Company stock equal to 3% of the gross proceeds received by the Company divided by the closing bid price of the common stock of the Company as of the date the Company receives the funds, plus purchase warrants in the Company, with a cashless exercise provision equal to 6% of the gross proceeds received by the Company exercisable at any time within 2 years from issuance at a strike price equal to 100% of the closing bid price of the common stock for the Company as of the date the Company received the funds. For any cash equity investment into the Company Hunter Wise shall receive a success fee payable in cash equal to 8% of the gross proceeds disbursed to the Company, plus a success fee payable in Company stock equal to 2% of the gross proceeds disbursed to the Company divided by the closing bid price of the common stock for the Company as of the date the Company receives the funds, plus purchase warrants in the Company with a cashless exercise provision equal to 5% of the gross proceeds disbursed to the Company divided by the lower of the price per share of the common stock of the Company as valued by the finance source for the purposes of the investment, or the closing bid price of the common stock on the date the Company received the funds exercisable at any time within 2 years from issuance at a strike rice equal to the lower of 100% of the price of the common stock of the Company as valued by the finance source for the purposes of the investment or the closing bid price of the common stock on the date the Company receives the funds.

On April 16, 2007 the Company changed its name to Liberty Star Uranium & Metals Corp. to reflect the change in focus to uranium exploration. The Company’s stock symbol was also changed to LBSU on that date.

LIBERTY STAR URANIUM & METALS CORP.
(FORMERLY LIBERTY STAR GOLD CORP.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 16 – Going concern

The Company is in the exploration stage, has incurred losses from operations, and requires additional funds for further exploratory activity prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, the Company's auditors have expressed an uncertainty about the Company's ability to continue as a going concern in their opinion attached to our audited financial statements for the fiscal year ended January 31, 2007.

Management has secured approximately $6,500,000 in remaining financing under the Cornell Capital Partners Standby Equity Distribution Agreement to fund further exploration activity. The ability of the Company to request further advances under the Standby Equity Distribution Agreement may be limited as only 10,000,000 shares were registered in connection with the SEDA at an assumed offering price of $1.00 per share and the fluctuation of the Company’s stock price has resulted in several shares being issued to Cornell below the assumed offering price of $1.00 per share. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

(a)

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b)

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c)

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws Articles provide we must indemnify our directors to the extent allowable by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by our company for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholders. All of the amounts shown are estimates, except for the SEC registration fees.

SEC registration fees	$185
Printing and engraving expenses	$2,000(1)
Accounting fees and expenses	$5,000(1)
Legal fees and expenses	$25,000(1)
Transfer agent and registrar fees	$1,5001)
Fees and expenses for qualification under state securities laws	Nil
Miscellaneous	$2,500(1)
Total	$36,185

RECENT SALE OF UNREGISTERED SECURITIES

On May 11, 2007 we issued an 8% Unsecured Convertible Promissory Notes, to 10 investors, for gross proceeds of $4,400,000. In conjunction with this financing, we issued 6,769,228 common share purchase warrants exercisable for five years at an exercise price of $0.75. The 8% Unsecured Convertible Notes, which mature on May 11, 2009, are convertible by the Noteholders into common shares at a fixed conversion price of $0.65 per share. Should the Company repay the Notes and accrued interest by the conversion of the principal amount and interest into Common Stock, such conversion shall occur on a variable basis at the lower of 85% of the volume weighted average trading price for the 10 days prior to issuance of a notice of conversion by a holder of a Note, but subject to a minimum conversion price of $0.45 and a maximum conversion price of $0.65. The Unsecured Convertible Promissory Notes and Warrants were issued to the 10 investors pursuant to the exemption from registration under the United States Securities Act of 1933 provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D promulgated under the 1933 Act to the investors and brokers who are “accredited investors” within the respective meanings ascribed to that term in Rule 501(a) under the 1933 Act. No advertising or general solicitation was employed in offering the securities.

On May 11, 2007 in connection with a finder’s fee agreement related to the issuance of the Unsecured Convertible Promissory Notes we issued 338,461 common share purchase warrants exercisable for five years at an exercise price of $0.75 to Hunter Wise Securities LLC. The common share purchase warrants were issued pursuant to the exemption from registration under the United States Securities Act of 1933 provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D.

On March 8, 2006, the Company entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000 for a period of up to two years. For each share of our common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 96% of the lowest volume weighted average per share purchase price of our common stock on our principal trading market for the 5 days following our request for an advance. The price per share is subject to adjustment based on a formula set out in the agreement. Proceeds received under the Standby Equity Distribution Agreement were or will be used for exploration activities and working capital. All shares issued pursuant to the Standby Equity Distribution Agreement were or will be issued to an accredited investor pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933. On May 11, 2007, we agreed with investors in a private placement not to draw further advances on this Standby Equity Distribution Agreement.

On March 8, 2006, we issued 256,637 shares of common stock to Cornell Capital Partners, L.P. as a one time commitment fee under the Standby Equity Distribution Agreement. The units were issued to an accredited investor pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On March 8, 2006, we issued 8,850 shares of common stock to Newbridge Securities Corporation as a placement agent fee under the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

During the year ended January 31, 2007, the Company issued 3,696,895 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $2,245,995, net of fees of $126,105.

On February 27, 2007, we issued 386,648 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On March 15, 2007, we issued 452,080 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On March 28, 2007, we issued 279,100 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $164,416 net of fees of $6,500.

On April 2, 2007, we issued 516,351 shares to Cornell Capital Partners pursuant to the SEDA in exchange for proceeds of $284,500 net of fees of $15,500.

On January 17, 2007 the Company issued 150,000 shares to Equititrend Advisors LLC in exchange for the performance of public and investor relations services as an independent contractor for a period of 12 months commencing on January 9, 2007. The shares were issued to an accredited investor pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act. The transaction was reported at fair value. Fair value of the shares issued was determined by a review of the Company’s stock trading price for the period from January 9, 2007 to January 17, 2007 and was determined to be $0.62 per share resulting in a fair value of $93,000.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Change to Authorized Capital (2)
3.4	Articles of Merger (2)
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1	Form of Subscription Agreement for Canadian investors for March 2005 private placement (3)
10.2	Form of Subscription Agreement for US investors for March 2005 private placement (3)
10.3	Form of Subscription Agreement for Overseas investors for March 2005 private placement (3)
10.4	Form of Registration Rights Agreement for March 2005 private placement (3)
10.5	Registration Rights Agreement dated as of March 8, 2006, by and between Liberty Star and Cornell Capital Partners LP (4)
10.6	Standby Equity Distribution Agreement dated as of March 8, 2006, by and between Liberty Star and Cornell Capital Partners, LP (4)
10.7	Placement Agent Agreement dated as of March 8, 2006, by and between Liberty Star and Newbridge Securities Corporation (4)
10.8	Joint Venture Agreement dated October 6, 2006, by and between Liberty Star and Xstate Resources Limited (5)
10.9	Subcontracting Agreement dated October 24, 2006, by and between Liberty Star and Xstate Resources Limited (6)
10.10	Form of Securities Purchase Agreement for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)

Exhibit Number	Description of Exhibit
10.11	Form of Convertible Promissory Note for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)
10.12	Form of Common Stock Purchase Warrant for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)
10.13	List of Subscribers for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)
14.1	Code of Ethics (2)
21.1	Subsidiaries: Big Chunk Corp., an Alaskan corporation
23.1*	Consent of Semple, Marchal & Cooper LLP
23.2*	Consent of Clark Wilson LLP (8)

(1)	Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on May 14, 2002.

(2)	Filed as an exhibit to our Annual Report on Form 10-KSB, filed with the SEC on March 31, 2004.

(3)	Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on May 19, 2005.

(4)	Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on March 23, 2006.

(5)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on October 16, 2006.

(6)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on October 27, 2006.

(7)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 15, 2007.

(8)	Included in exhibit 5.1.

* Filed herewith.

UNDERTAKINGS

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)           file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)            any prospectus required by Section 10(a)(3) of the Securities Act;

(b)            reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and,

(c)            any additional or changed material information on the plan of distribution;

(2)            for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and,

(3)            remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tucson, State of Arizona, on August 31, 2007 .

LIBERTY STAR URANIUM & METALS CORP.

By: /s/ James Briscoe
James Briscoe
President, Chief Executive Officer, Chairman of the Board and Director
(Principal Executive Officer)

By: /s/ Jon Young
Jon Young
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints James Briscoe as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By: /s/ James Briscoe
James Briscoe
President, Chief Executive Officer,
Chairman of the Board and Director
(Principal Executive Officer)
Dated: August 31, 2007

By: /s/ Jon Young
Jon Young
Chief Financial Officer and Director
(Principal Financial Officer
and Principal Accounting Officer)
Dated: August 31, 2007

By: /s/ Gary Musil
Gary Musil
Secretary and Director
Dated: August 31, 2007

By: /s/ John Guilbert
Dr. John Guilbert
Director
Dated: August 31, 2007

Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Change to Authorized Capital (2)
3.4	Articles of Merger (2)
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1	Form of Subscription Agreement for Canadian investors for March 2005 private placement (3)
10.2	Form of Subscription Agreement for US investors for March 2005 private placement (3)

Exhibit Number	Description of Exhibit
10.3	Form of Subscription Agreement for Overseas investors for March 2005 private placement (3)
10.4	Form of Registration Rights Agreement for March 2005 private placement (3)
10.5	Registration Rights Agreement dated as of March 8, 2006, by and between Liberty Star and Cornell Capital Partners LP (4)
10.6	Standby Equity Distribution Agreement dated as of March 8, 2006, by and between Liberty Star and Cornell (4) Capital Partners, LP
10.7	Placement Agent Agreement dated as of March 8, 2006, by and between Liberty Star and Newbridge Securities Corporation (4)
10.8	Joint Venture Agreement dated October 6, 2006, by and between Liberty Star and Xstate Resources Limited (5)
10.9	Subcontracting Agreement dated October 24, 2006, by and between Liberty Star and Xstate Resources Limited (6)
10.10	Form of Securities Purchase Agreement for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)
10.11	Form of Convertible Promissory Note for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)
10.12	Form of Common Stock Purchase Warrant for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)
10.13	List of Subscribers for May 11, 2007 Senior Unsecured Convertible Promissory Notes (7)
14.1	Code of Ethics (2)
21.1	Subsidiaries: Big Chunk Corp., an Alaskan corporation
23.1*	Consent of Semple, Marchal & Cooper LLP
23.2*	Consent of Clark Wilson LLP (8)

(1)	Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on May 14, 2002.

(2)	Filed as an exhibit to our Annual Report on Form 10-KSB, filed with the SEC on March 31, 2004.

(3)	Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on May 19, 2005.

(4)	Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on March 23, 2006.

(5)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on October 16, 2006.

(6)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on October 27, 2006.

(7)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 15, 2007.

(8)	Included in exhibit 5.1.

* Filed herewith.